UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Soliciting Material under §240.14a-12

Rocket Companies, Inc.

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ROCKET Companies

NOTICE OF THE 2024 ANNUAL STOCKHOLDER MEETING AND PROXY STATEMENT

A FRONT DOOR IS NOT JUST AN ENTRY POINT – IT'S THE THRESHOLD TO HOMEOWNERSHIP.
FUELED BY AI TECHNOLOGY, ROCKET IS ON A MISSION TO **HELP EVERYONE HOME.**

APRIL 26, 2024
Dear Fellow Stockholders,
On behalf of the Board of Directors and the leadership team, we invite you to attend the 2024 annual meeting of stockholders, to be held at:
1:00 P.M., EASTERN DAYLIGHT TIME
TUESDAY, JUNE 18, 2024
WWW.VIRTUALSHAREHOLDERMEETING.COM/RKT2024
The 2024 annual meeting of stockholders will be held exclusively online. There will not be a physical location for the annual meeting and you will not be able to attend the meeting in person. We have designed the format of the annual meeting to provide stockholders substantially the same rights and opportunities to participate as they would have at an in-person meeting. We hope that you will be able to join and participate in the annual meeting.
In 2023, we charted the course for Rocket’s future. The leadership team came together, collectively, to write the next chapter of Rocket’s story, realigning the organization to our strategy of AI-fueled homeownership. With this strategic clarity, we are operating with greater focus, momentum, and a lean, competitive edge. 2023 also marked a year of strong execution by our team members in one of the most challenging years in mortgage origination in recent history.
Rocket is well positioned to transform the homebuying industry. Innovation and client obsession have always been ingrained in our culture. We have invested in technology for decades and have built a strong and growing foundation to leverage the power of AI. For example, we have 10 petabytes of data in our environments, and thousands of attributes on our clients, which gives us an accurate profile of who they are today and how we might help them achieve their dreams of tomorrow. We generate over 50 million call logs annually, which we use to gain insights to continuously improve our client service. We are harnessing the power of our data and artificial intelligence to simplify and automate our processes, unlock team member productivity and deliver best-in-class client experiences through speed, certainty and value.
Rocket’s market opportunity is vast. The more than $5 trillion homebuying total addressable market is massive, of which mortgage itself is sizeable at roughly $2 trillion. The mortgage market remains highly fragmented, with the top 10 mortgage lenders comprising just 39% of the total origination market share in 2023, according to Inside Mortgage Finance. Homebuying is one of the last frontiers, representing a category that is often associated with antiquated, manual processes that remain highly complex, inefficient and time consuming.
By leveraging AI, we will transform an industry that is ripe for innovation and establish Rocket as the premier choice for clients and partners, including local real estate agents, mortgage brokers, and financial institutions. We are committed to redefining the homebuying experience through AI, and delivering scaled growth in market share, revenue and profitability.
At the meeting, you will have a chance to vote on the matters set forth in the accompanying Notice of 2024 Annual Meeting of Stockholders and Proxy Statement, and we will share a report on our business and operations.
Your vote is important. Even if you plan to participate in the annual meeting, please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly. The instructions set forth in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card explain how to vote your shares.
On behalf of the Board of Directors, thank you for your ongoing support of Rocket Companies, Inc.
Sincerely,

DAN GILBERT Founder and Chairman of the Board

VARUN KRISHNA Chief Executive Officer and Member of the Board

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS
The accompanying proxy statement is provided in connection with the solicitation of proxies by the Board of Directors of Rocket Companies, Inc. for use at the 2024 annual meeting of stockholders.
The annual meeting is being held virtually by live webcast at: www.virtualshareholdermeeting.com/RKT2024 on Tuesday, June 18, 2024, at 1:00 p.m., Eastern Daylight Time, to conduct the following items of business:

To elect to our Board of Directors three Class I directors, named in the accompanying proxy statement, each to serve for a three-year term and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.
To approve an advisory vote on named executive officer compensation.
To approve the Amendment to Rocket’s Certificate of Incorporation to provide officer exculpation as permitted under Delaware law.

To transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting. We have not received notice of any other matters that may properly be presented at the annual meeting.

The accompanying proxy statement describes each of these items of business in detail. We will begin mailing a Notice of Internet Availability of Proxy Materials on or about May 1, 2024 to holders of record of shares of our Class A common stock and Class D common stock at the close of business on the record date, April 22, 2024. We further provided those stockholders with access to our online proxy materials and filed our proxy materials with the Securities and Exchange Commission. The Notice of Internet Availability of Proxy Materials contains information on how to access this notice, the proxy statement, the form of proxy and our 2023 Annual Report to stockholders over the internet, as well as instructions on how to request a paper copy of these materials.
Only stockholders of record at the close of business on April 22, 2024, the date established by our Board of Directors as the record date, are entitled to receive notice of, and vote at, the annual meeting. All such stockholders are invited to attend the live webcast of the annual meeting by visiting www.virtualshareholdermeeting.com/RKT2024. Stockholders will be able to listen to a live webcast, submit appropriate questions to our management and Board of Directors, and vote their shares during the annual meeting. To participate in and vote at the annual meeting, stockholders will need their unique 16-digit control number in the Notice of Internet Availability of Proxy Materials or proxy card. Additional information regarding the virtual meeting is included in the accompanying proxy statement.
Your vote is very important. Whether or not you plan to participate in the annual meeting, we urge you to vote as soon as possible by internet, telephone or mail as described in the accompanying proxy statement.
By Order of our Board of Directors,
TINA V. JOHN Executive Legal Counsel and Secretary
DETROIT, MICHIGAN • APRIL 26, 2024
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held June 18, 2024.
This notice, the proxy statement and the 2023 Annual Report to stockholders are available at www.proxyvote.com.

Rocket Key Terms And Abbreviations
Common Stock
Our authorized classes of common stock are as follows: Class A common stock, Class B common stock, Class C common stock and Class D common stock. As of April 22, 2024, only shares of Class A common stock and Class D common stock are outstanding. See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Person Transactions – Related Person Transactions – Exchange Agreement” for important information regarding the voting and economic rights of our classes of common stock, as well as securities of Rocket Companies, Inc. and Holdings that may be exchanged for shares of our classes of common stock
Company, We, Us, Our And Rocket
Rocket Companies, Inc., a Delaware corporation incorporated on February 26, 2020, is a holding company. Its primary material asset is the equity interest in Holdings that, through its direct and indirect subsidiaries, conducts a majority of the Company’s operations. Because Rocket Companies, Inc. is the managing member of Holdings, Rocket Companies, Inc. indirectly operates and controls all of the business affairs of Holdings and its subsidiaries
Holdings
RKT Holdings, LLC, a Michigan limited liability company formed on March 6, 2020, wholly owns the following entities as of December 31, 2023, with each entity’s subsidiaries identified in parentheses: Rocket Mortgage, LLC (formerly known as Quicken Loans, LLC), Amrock Holdings, LLC (Amrock and Nexsys Technologies LLC), Amrock Title Insurance Company, LMB HoldCo LLC (Core Digital Media), RCRA Holdings LLC (Rock Connections and Rocket Auto), Rocket Homes Real Estate LLC (Rocket Homes), RockLoans Holdings LLC (Rocket Loans and Rocket Solar), Rock Central LLC dba Rocket Central, Rocket Money, Inc., Rocket Worldwide Holdings, Inc. (EFB Holdings Inc. (Rocket Mortgage Canada)), Lendesk Canada Holdings
Inc. (Lendesk Technologies), Woodward Capital Management LLC, and Rocket Card, LLC
Holdings Units
The non-voting common interest units of Holdings
RHI
Rock Holdings Inc., our principal stockholder
RHI AFFILIATED ENTITIES
RHI and its affiliates other than the Company and its subsidiaries
RHI SECURITIES
The outstanding common stock or preferred stock beneficially owned by RHI or any entity disregarded as separate from RHI for U.S. federal income tax purposes
ROCKET MORTGAGE
Rocket Mortgage brand or platform, or the Rocket Mortgage business, as the context allows
TEAM MEMBERS
Employees of the Company
VOTING LIMITATION
A provision in our Amended and Restated Certificate of Incorporation that provides that, at any time when the aggregate voting power of the RHI Securities would be equal to or greater than 79% of the total voting power of our outstanding stock, the number of votes per share of each RHI Security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%

PROXY SUMMARY
This proxy summary highlights information regarding Rocket Companies, Inc. and certain information included elsewhere in this proxy statement. You should read the entire proxy statement before voting. You should also review our 2023 Annual Report to stockholders for detailed information regarding the 2023 financial and operating performance of Rocket Companies, Inc., including the audited financial statements and related notes included in the report.
2024 ANNUAL MEETING OF STOCKHOLDERS
MEETING DATE: Tuesday, June 18, 2024
TIME: 1:00 P.M., Eastern Daylight Time
LOCATION (VIRTUAL ONLY): www.VirtualShareholderMeeting.com/RKT2024
RECORD DATE: Monday, April 22, 2024
PLEASE VOTE TODAY
Your vote is important. Whether or not you plan to virtually attend the annual meeting, we urge you to vote promptly. Please carefully review the proxy materials and follow the instructions below to cast your vote on all of the proposals.
VOTING METHODS IN ADVANCE OF 2024 ANNUAL MEETING
Even if you plan to attend the annual meeting, please vote in advance. Make sure to have your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials and follow the instructions.
ONLINE: Go to www.ProxyVote.com: you can use the internet 24 hours a day to transmit your voting instructions.
BY PHONE: Call 1-800-690-6903: You can use any touch-tone telephone.

BY MAIL: If you receive a printed copy of the proxy materials, complete, sign and return your proxy card or voting instruction card in the enclosed envelope in accordance with the instructions provided in the proxy statement.

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PROPOSALS, BOARD RECOMMENDATIONS AND REQUIRED VOTE
PROPOSAL 1 – Election Of Class I Directors
Board Recommendation: FOR each nominee

Required Vote: Plurality of the votes cast

PROPOSAL 2 – Ratification Of Appointment Of Ernst & Young LLP As Our Independent Registered Public Accounting Firm For 2024
Board Recommendation: FOR

Required Vote: Majority of the voting power of shares of stock present or represented and entitled to vote

PROPOSAL 3 – Advisory Vote On Named Executive Officer Compensation
Board Recommendation: FOR

Required Vote: Majority of the voting power of shares of stock present or represented and entitled to vote

PROPOSAL 4 – Approval of the Amendment to Rocket’s Certificate of Incorporation to Provide Officer Exculpation as Permitted Under Delaware Law
Non-Management Board Member Recommendation: FOR

Required Vote: Affirmative vote of the holders of at least a majority of the voting power of our outstanding shares of capital stock entitled to vote generally in the election of directors

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING
Please see “Questions And Answers About The Proxy Materials And 2024 Annual Meeting” for important information about the annual meeting, virtual meeting format, proxy materials, voting, Company documents, communications, deadlines to submit stockholder proposals and director nominations, and other pertinent information.
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ABOUT ROCKET COMPANIES
WE ARE A DETROIT–BASED FINTECH COMPANY INCLUDING MORTGAGE, REAL ESTATE AND PERSONAL FINANCE BUSINESSES.
BUSINESS OVERVIEW
We are committed to delivering industry-best client experiences through our AI-fueled homeownership strategy. Our full suite of products empowers our clients across financial wellness, personal loans, home search, mortgage finance, title and closing. We believe our widely recognized “Rocket” brand is synonymous with simple, fast, and trusted digital experiences.
In 2023, the mortgage origination industry faced one of the most challenging markets in recent history. Amid that backdrop, our team members delivered consistent execution, with Rocket reporting solid full year 2023 financial results of $3.8 billion in adjusted revenue and $67 million in adjusted EBITDA.(1) Rocket again made strides in market share growth, gaining share on a year-over-year basis in both purchase and refinance. With clients facing extreme affordability and inventory constraints, we responded by launching innovative purchase products such as BUY+ and ONE+ for prospective homebuyers to give them the confidence to transact, and solutions such as home equity loans to homeowners to help them optimize their financial situation.
2023 also marked a year of transformation for Rocket. In July 2023, our Board of Directors (the “Board”) appointed Varun Krishna, formerly the Executive Vice President and General Manager, Consumer Group of Intuit, as Rocket’s Chief Executive Officer, subsequent to the retirement of Jay Farner. Most recently, based on a recommendation from the Nominating and Governance Committee, the Board appointed Varun and Alex Rampell as its newest members, bolstering its product and fintech expertise to complement the skills and experience of the existing Board.
Our leaders collectively reassessed our business and wrote the next chapter of Rocket’s story, devising the strategy of enabling AI-fueled homeownership. With a clear north star, we then took steps to simplify our organizational structure and we aligned our resources to our strategic priorities. As a result, the Company is operating with greater clarity, focus and velocity and entering 2024 with clear momentum. Operational efficiency is a strategic imperative. In 2023, we further streamlined our cost structure by nearly 20% in 2023, following a near 25% cost reduction in 2022 through technology-led productivity gains, prioritization efforts and organizational right-sizing.
We believe artificial intelligence is evolving rapidly and approaching a critical inflection point, where

(1)
Adjusted revenue and adjusted EBITDA, as referenced in this Business Overview section, are non-GAAP financial measures that exclude the impact of certain amounts. For their definitions, supplemental information and reconciliations to the most directly comparable GAAP financial measures, see our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024.

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knowledge engineering, machine learning, automation, and personalization will be at the center of how clients buy, sell and finance homes.
Rocket is uniquely positioned to lead the industry’s transformation with generative AI with our vast data and technology foundation. Innovation is ingrained in our culture, underscored by decades of substantial investment in technology. We have a vast data lake with 10 petabytes of data, thousands of attributes on millions of clients and access to more than 50 million call logs annually. AI and automation are being deployed across the Company to drive better client experiences at scale and concurrently drive higher operational efficiency. We excel in blending personalized service with cutting-edge AI technology, allowing technology to do what it does best, while allowing our team members to focus on what they do best – fostering relationships and connecting with our clients. By leveraging AI, we will transform an industry that is ripe for innovation, establishing Rocket as the premier choice for clients and partners, including local real estate agents, mortgage brokers, and financial institutions.
Our shares of Class A common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “RKT.”
RHI, OUR PRINCIPAL STOCKHOLDER
In addition to being our principal stockholder, RHI is the majority stockholder of several other businesses, including a technology services provider (Detroit Labs) and a fund dedicated to providing low income housing to combat homelessness (Rocket Community Fund). For more information on RHI, see “Certain Relationships and Related Person Transactions.”
Dan Gilbert is the majority stockholder of RHI and serves as the CEO and President of RHI and as the chairman of RHI’s board of directors. Dan is passionate about building great American cities and has invested billions of dollars into properties and community programming in Detroit and Cleveland. Dan is also the majority shareholder of the Cleveland Cavaliers of the National Basketball Association, the majority shareholder and founder of the real estate investment firm Bedrock Management Services LLC (“Bedrock”) and the largest shareholder and founder of the unicorn online startup StockX.

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2023 COMPANY PERFORMANCE HIGHLIGHTS
(1)
Total liquidity was approximately $9.0 billion, as of December 31, 2023, which includes $1.1 billion of cash on the balance sheet, and $2.5 billion of corporate cash used to self-fund loan originations, $3.4 billion of undrawn lines of credit, and $2 billion of undrawn MSR lines of credit.

(2)
Per Inside Mortgage Finance 12M2023 data.

(3)
We define “net client retention rate” as the number of clients that were active at the beginning of a period and which remain active at the end of the period, divided by the number of clients that were active at the beginning of the period. This metric excludes clients whose loans were sold during the period as well as clients to whom we did not actively market to due to contractual prohibitions or other business reasons. We define “active” as those clients who do not pay-off their mortgage with us and originate a new mortgage with another lender during the period.

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PROPOSAL NO. 1 – CLASS I DIRECTOR NOMINEES FOR THREE-YEAR TERMS
Upon the unanimous recommendation of our Nominating and Governance Committee, our Board has unanimously nominated and recommends a vote FOR each of the following nominees for election as Class I directors to serve for a three-year term and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

B I L L E M E R S O N
Age: 61
Director Since: February 2023
Independent: No
Committee(s): None
Primary Occupation: President and Chief Operating Officer of the Company
Current Service On Other Public Company Boards: None

J E N N I F E R G I L B E R T
Age: 55
Director Since: March 2020
Independent: No
Committee(s): Nominating and Governance
Primary Occupation: Founder and Creative Director of POPHOUSE
Current Service On Other Public Company Boards: None

J O N A T H A N M A R I N E R
Age: 69
Director Since: March 2020
Independent: Yes
Committee(s): Audit (Chair), Compensation
Primary Occupation: Founder and President of TaxDay
Current Service On Other Public Company Boards:
Five9, Inc. (Nasdaq: FIVN), Tyson Foods, Inc. (NYSE: TSN)

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A HIGHLY DIVERSE AND SKILLED BOARD
We believe that our diverse Board has an appropriate mix of skills, expertise and experience to oversee critical matters of the Company and to represent the interests of our stockholders.
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PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
Our Board is seeking stockholder support of our Audit Committee’s appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2024. Ernst & Young has served as the independent auditor of the Company or RHI and its subsidiaries since 1999. At the 2023 annual meeting of stockholders, stockholders voted more than 99% in favor of the proposal to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2023.
Our Audit Committee reappointed Ernst & Young as the Company’s independent registered public accounting firm for 2024 primarily based upon the factors set forth below.
•
Performance assessment by our Audit Committee and management

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Expertise and industry knowledge

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Independence, objectivity and professional skepticism

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External data on audit quality and performance

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Reasonableness of fees

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Efficiencies in performing services, including use of technology

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Quality of communications

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Significant institutional knowledge from long tenure

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PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
At the annual meeting, our Board is asking our stockholders to provide advisory (non-binding) approval of the compensation of our named executive officers (“NEOs”) in 2023, as disclosed in this proxy statement, commonly known as a “say-on-pay” proposal. See “Compensation Discussion And Analysis” for detailed information regarding our compensation philosophy, objectives and design, our compensation-setting process and our compensation program components, as well as the decisions made for NEOs for 2023. Our last say-on-pay proposal occurred at our 2021 annual meeting of stockholders regarding the compensation of NEOs in 2020 and received 99.5% approval from our stockholders.
EXECUTIVE COMPENSATION
Key elements of our 2023 compensation program for our NEOs are set forth below.
Compensation Element	Brief Description	Performance/Vesting Period	Objectives
Base Salary	Fixed cash compensation	One Year	Attract and retain executives
Annual Discretionary Cash Bonus	Earned based on an assessment of individual and Company performance	One Year	Retain and motivate executives. Reward for achievement of short-term objectives
Equity Awards	RSU grants	RSUs generally vest on each of the first three anniversaries of the grant date	Retain and motivate executives. Reward achievement of long-term strategic business objectives. Enhance alignment with stockholders
Certain key decisions related to the 2023 compensation of our NEOs are summarized below.

Base salaries increased in 2023 for promotions and new CEO, reflecting significant management transition	Payment of annual discretionary cash bonuses at 66.67% of target, and pro-rated target bonus and one-time signing bonus for new CEO	Awarded RSUs to executive officers serving in March 2023, except departing CEO
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COMPENSATION GOVERNANCE
Key elements of our compensation governance for our named executive officers are set forth below.
WHAT WE DO
Use of peer group and benchmarking in making compensation determinations, including annual programs and promotions

Active engagement from an independent compensation consultant

Robust stock ownership guidelines Compensation

Committee oversight to confirm no undue risk in compensation programs

Clawback Policy for financial restatements

Say-on-pay vote every three years, aligned with stockholder approval of frequency of say-on-pay vote in 2021

Reasonable cash severance and right to acceleration of equity awards upon death, disability, change in control and, for certain executives, upon termination without cause

WHAT WE DON’T DO
No guaranteed bonuses, equity awards or discounted stock options

No defined benefit, supplemental executive retirement or nonqualified deferred compensation plans

No significant perquisites (excluding new hire matters)

No repricing of stock options

No excise tax “gross-up” payments

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2024 COMPENSATION PROGRAM DESIGN
Following a few years of maturing as a public company since our 2020 initial public offering, our Compensation Committee determined it was appropriate to evolve the 2024 NEO compensation program to include objective performance-based components aligned with our business objectives and strategies. In particular, (i) the annual bonus program will be based on the achievement of certain Company-based performance metrics instead of our historical discretionary annual bonus program, and (ii) the long-term incentive program will include a grant comprised of 50% restricted stock units (“RSUs”) and 50% performance stock units (“PSUs”) based on the achievement of Company-based performance metrics and a 0% to 200% payout opportunity. Beginning in 2024, RSUs have semi-annual pro rata vesting over a three-year period. Earned PSUs will cliff vest on the third anniversary of the grant date.
CORPORATE GOVERNANCE HIGHLIGHTS – REASONABLE GOVERNANCE WITH A CONTROLLING STOCKHOLDER
Key elements of our governance are set forth below.
Regular executive sessions of non-management directors and at least an annual executive session of independent directors	Significant focus on executive officer succession planning, evidenced by many internal promotions following retirement of key executives
Annual Board and Board Committee self-evaluations	Director onboarding program and continuing director education
Strong Board diversity	Review of Board Committee charters and key governance policies
Detailed strategy and risk oversight by Board and Board Committees	Taking action to foster a diverse and inclusive workplace
No director overboarding	Focus on Company culture
Significant and frequent stockholder engagement	Focus on Environmental, Social and Governance impact on our business and community, supported by Board oversight and with transparency through public reports
Our Nominating and Governance Committee oversees the Company’s executive officer and director succession planning, and our Compensation Committee oversees establishing revised compensation structures in the event of a new or promoted executive officer. In 2023, our Nominating and Governance Committee and Board closely oversaw the transition considerations and process for our Chief Executive Officer as well as President and Chief Operating Officer.
On February 8, 2023, Jay Farner provided notice to our Board that he would retire as Chief Executive Officer, effective June 1, 2023, and as Vice Chairman and member of our Board, effective immediately. On February 9, 2023, our Board appointed Bill Emerson as the Company’s Interim Chief Executive Officer, effective on June 1, 2023. In addition, on February 9, 2023, upon recommendation of our Nominating and Governance Committee, our Board elected Bill as a Class I director, to fill the seat on our Board vacated by Jay and to serve for a term expiring at the Company’s annual meeting in 2024.
Following Mr. Farner’s retirement notice, our Board commenced a search for a permanent Chief Executive Officer and retained a leading executive search firm to support its evaluation of internal and external candidates. In particular, the Board advised the search firm to focus on external candidates with proven strategic leadership,
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financial and technology experience, alignment with Rocket’s culture, and a diverse viewpoint to bring to the Company. Following a thorough process led by the Nominating and Governance Committee and other members of the Board, on July 28, 2023, our Board appointed Varun Krishna as Chief Executive Officer, effective September 5, 2023. Bill then transitioned from Interim Chief Executive Officer to serve as the Company’s President and Chief Operating Officer, following the retirement of Bob Walters.
In December 2023, our Board expanded the Board from seven to eight directors and concurrently appointed Varun to our Board as a Class III director. In February 2024, our Board expanded the Board from eight to nine directors and concurrently appointed Alastair (Alex) Rampell to our Board as an independent Class II director. Alex has relevant expertise on the intersection of technology, finance and emerging trends, including the responsible use of artificial intelligence. Each of the Board appointments were recommended to our Board by our Nominating and Governance Committee. Neither of the directors currently serves on a Board Committee.
PROPOSAL NO. 4 – APPROVAL OF THE AMENDMENT TO ROCKET’S CERTIFICATE OF INCORPORATION TO PROVIDE OFFICER EXCULPATION AS PERMITTED UNDER DELAWARE LAW
Our Board is seeking stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to align the exculpation provision with current state law. Currently, Article VI of the Certificate of Incorporation limits the monetary liability of directors for certain fiduciary duty breaches as allowed under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Delaware updated Section 102(b)(7) in August 2022 to allow Delaware corporations to extend the exculpation provision to cover certain officers. For both directors and applicable officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit.
We are proposing to amend our Certificate of Incorporation to restate the exculpation provision to extend its coverage to certain officers to the extent permitted under amended Section 102(b)(7).
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Our For More Than Profit philosophy is one of our greatest assets. It recognizes that our Company and community are inextricably linked, and it’s the foundation for our community investment, team member development and business growth strategies. Our ESG Steering Committee, composed of senior leaders in the Company, meets on a quarterly basis and provides oversight of environmental, human capital, corporate social responsibility, corporate governance, sustainability and other public policy matters relevant to the Company, with periodic reporting to our Board. Our annual ESG report captures progress related to these efforts including a discussion of our culture of ethics and security, efforts to increase access to homeownership, the ability to meet our clients’ critical needs during times of hardship and our team members’ impact in the surrounding communities. We have published ESG reports in 2022 and 2023 and are committed to publishing our annual ESG report later this year.
HUMAN CAPITAL MANAGEMENT
Being All-In
Rocket Companies invests for the long term and places tremendous value in supporting our team members, clients and hometowns. Dan Gilbert, our founder and Chairman, purposefully created a strong cultural foundation
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of core principles, or “ISMs”, as a cultural operating system to guide decision making by all of our team members. These ISMs are our DNA, compass and foundation. At the heart of the ISMs is a simple, yet powerful, concept: “Love our team members. Love our clients.” Our team members put the ISMs into action every day. The result is an empowered and passionate team aligned in a common mission. In 2023, 86% of team members participated in our annual engagement survey.
•
In 2023, 93% of team members stated the work they do has an impact on the Company’s success

•
In 2023, 86% of team members shared they are proud to work for Rocket Companies

Team Member Support And Engagement
As part of our ‘ALL IN’ talent strategy, we provide tools and resources to our team members that enable them to reach their full potential, build their own career paths, enhance their well-being and support their financial goals. Our team members have access to training and mentorship opportunities, specialized leadership programs and a variety of educational programs. These programs include ROCK Academy, our tuition assistance program, LinkedIn Learning, as well as our internal mobility program, THRIVE. We also actively provide and promote opportunities for our team members to share their voice and engage with our community.
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In 2023, approximately 90% of our team members feel good about various ways the Company contributes to the community

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In 2023, 65% of our team members participated in community volunteering or giving events

Diversity, Equity And Inclusion – DEI In Our DNA
Our Diversity, Equity and Inclusion (“DEI”) mission is weaving DEI into our DNA with an intentional commitment to fostering an inclusive environment built on open doors, open minds and an open culture rooted in trust. DEI is at the heart of our values and sustainability. We demonstrate our commitment to foster a diverse and inclusive workplace by proactively recruiting for and hiring diverse talent across a wide range of candidates to achieve the highest performing teams. The Company strongly encourages collaboration, connection, and inclusion through participation in our Team Member Resource Networks. Approximately 28% of our team members are engaged with our 11 networks.
•
Rocket Companies ranked #11 on Fortune Magazine’s list of 100 Best Companies to Work For in 2023 and has ranked in the top-30 companies on the list for 20 consecutive years

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Rocket Companies also ranked #2 on Fortune’s list of the Best Workplaces in Financial Services & Insurance in both 2022 and 2023

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People Magazine’s 100 Companies that Companies That Care list ranked Rocket Companies #2 in 2023

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Newsweek named Rocket Companies one of America’s Greatest Workplaces for Diversity in 2023

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In 2023, 87% of our team members feel they can be their authentic self at work

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INDEX OF FREQUENTLY REQUESTED INFORMATION
Topic	Page	Topic	Page
Audit Fees	101	Environmental, Social and Governance	12
Auditor Ratification Proposal	102	Executive Succession Planning	39
Board Leadership Structure	29	Hedging and Pledging Policies	41
Clawback Policy	62	Human Capital Management	44
Director Diversity	7	Peer Group	62
Director Independence	19	Proposals and Required Approvals	114
Director Meeting Attendance	31	Risk Oversight of Board and Board Committees	36
Director Qualifications	16	Stock Ownership Guidelines – Directors	49
Elements of Compensation	57	Stock Ownership Guidelines – Officers	62
ADDITIONAL RESOURCES
ANNUAL MEETING
Proxy Statement.
Annual Report.
Voting Website.
www.proxyvote.com
BOARD AND MANAGEMENT
Board of Directors. https://www.rocketcompanies.com/our-team/board-of-directors/
Management. https://www.rocketcompanies.com/our-team/leadership/
GOVERNANCE DOCUMENTS
Code of Conduct and Ethics.
Corporate Governance Guidelines.
Committee Charters.
ir.rocketcompanies.com/governance/governance-documents
OTHER
Investor Relations. ir.rocketcompanies.com
Diversity, Equity & Inclusion. https://www.myrocketcareer.com/Working-Here/Diversity-Equity-Inclusion/
2022 ESG Report. https://www.rocketcompanies.com/social-impact/
2023 Rocket Community Fund Report. https://www.rocketcommunityfund.org/
Rocket Companies • 2024 Proxy Statement	14 of 120

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS
Upon the unanimous recommendation of our Nominating and Governance Committee, our Board has unanimously nominated directors Bill Emerson, Jennifer Gilbert and Jonathan Mariner for election as Class I directors at the annual meeting for new three-year terms, each to serve until the 2027 annual meeting of stockholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.
OUR BOARD
In accordance with our Certificate of Incorporation and bylaws, the number of directors on our Board will be determined from time to time by our Board. Our Certificate of Incorporation provides that our Board is divided into three classes of directors, with staggered three-year terms. One-third of our Board will be elected each year.
Information regarding each director nominee and continuing director is set forth below as of April 22, 2024. As detailed further in this proxy statement, our Board, including the three director nominees, reflects a broad array of knowledge, experience, skills, backgrounds and other attributes, including diversity.
CLASS I Terms Expiring in 2024	CLASS II Terms Expiring in 2025	CLASS III Terms Expiring in 2026

BILL EMERSON	DAN GILBERT	VARUN KRISHNA

JENNIFER GILBERT	ALASTAIR (ALEX) RAMPELL	MATTHEW RIZIK

JONATHAN MARINER	NANCY TELLEM	SUZANNE SHANK
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BOARD COMPOSITION – A BALANCED, SKILLED BOARD, INCLUDING FOUR EXPERIENCED INDEPENDENT DIRECTORS
Our Board includes directors with diverse attributes and backgrounds and qualifications, skills and experience relevant to the Company’s business to serve the long-term interests of the Company and our stockholders. The Company believes that each of our director nominees and continuing directors possesses strong character and integrity, and works cohesively and constructively with each other and with management of the Company. Each of the directors has demonstrated business acumen and an ability to exercise sound judgment. See “Proxy Summary – A Highly Diverse and Skilled Board” for further information regarding our Board’s broad array of knowledge, experience, skills, backgrounds and other attributes.
Although we remain a controlled company that is not subject to the independence requirements of the NYSE, we have four highly-qualified independent directors who enhance our Board with extensive public company experience, independent judgment and diverse perspectives. Nancy, Suzanne and Jonathan comprise our fully independent Audit Committee, and each of them qualifies as an audit committee financial expert, and each of them serves on two Board Committees. Our fourth independent director, Alex, is a thought leader in AI and the financial services industry.
2023 BOARD AND COMMITTEE CHANGES
On February 8, 2023, Jay Farner provided notice to our Board that he would retire as Chief Executive Officer, effective June 1, 2023, and as Vice Chairman and member of our Board, effective immediately. On February 9, 2023, our Board appointed Bill Emerson as the Company’s Interim Chief Executive Officer, effective on June 1, 2023. In addition, on February 9, 2023, upon recommendation of our Nominating and Governance Committee, our Board elected Bill as a Class I director, to fill the seat on our Board vacated by Jay and to serve for a term expiring at the Company’s annual meeting in 2024.
In December 2023, our Board expanded the Board from seven to eight directors and concurrently appointed Varun to our Board as a Class III director. In February 2024, our Board expanded the Board from eight to nine directors and concurrently appointed Alex Rampell to our Board as a Class II director. Each of the Board appointments were recommended to our Board by our Nominating and Governance Committee. Neither of the directors currently serves on a Board Committee.
In 2023, the Board also reviewed and updated Board Committee memberships. As part of its review, the Board considered, among other factors, director experience, Board Committee succession planning and the desire to evolve Board Committee oversight with new insights, experience and perspectives. As a result, in January 2023, Jennifer replaced Jay as a member of our Nominating and Governance Committee, and in October 2023, Suzanne replaced Dan as a member of our Nominating and Governance Committee and Jonathan replaced Dan as a member of our Compensation Committee.
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VOTING CONSIDERATIONS
The individuals named as proxies in the form of proxy solicited by our Board intend to vote the represented shares for such nominees, unless otherwise instructed on the form of proxy. The individuals named as proxies cannot vote for more than three nominees for election as directors at the annual meeting.
Each of the nominees has consented to be named in this proxy statement and to serve if elected. If one or more of the nominees confirm before the election that they are unable or unwilling to serve, the proxy holders will vote the proxies for any remaining Board nominee and for any substitute nominee nominated by our Board. Alternatively, our Board may reduce the size of our Board and, therefore, the number of directors to be elected. If any substitute nominee is designated, we will file amended proxy materials that, as applicable, identifies any substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by the rules of the Securities and Exchange Commission (the “SEC”).
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BOARD MATTERS
DIRECTOR NOMINATIONS AND APPOINTMENTS
Our Nominating and Governance Committee is responsible for recommending director candidates to our Board, including reviewing current directors for re-nomination. Our Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In assessing director candidates to fulfill the foregoing, our Nominating and Governance Committee considers those factors it deems appropriate in the context of the needs of the Company and the overall composition of our Board. These factors include the individual’s:
•
Skills, diversity of experience and perspective and other background;

•
Demonstration of leadership and a history of high-performance and achievement;

•
Possession of high ethical standards and integrity;

•
Ability to exercise sound judgment and be accountable;

•
Ability to interact with others in a manner which encourages responsible, open, challenging and inspired discussion; and

•
Independence, as applicable.

Our Board, taking into account the recommendations of our Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Our Nominating and Governance Committee and Board evaluate candidates to fill any vacancies during the year on a similar basis.
Our Nominating and Governance Committee considers candidates for our Board from any reasonable source, including recommendations from our existing directors, management, stockholders and any third-party search firms engaged, and does not evaluate candidates differently based on the source of the recommendation. Our Nominating and Governance Committee’s charter provides it with the authority to retain and terminate search firms to identify director candidates, consultants and any other advisors to assist it in carrying out its duties.
Stockholders may recommend director candidates for consideration by our Nominating and Governance Committee by giving written notice of the recommendation to the Chair of our Nominating and Governance Committee, in care of the Company, at the Company’s principal executive offices at 1050 Woodward Avenue, Detroit, MI 48226.
NO DIRECTOR OVERBOARDING
All of our directors are in compliance with the overboarding restrictions in our Corporate Governance Guidelines, which provides that no director should serve on more than three other public company boards, no member of our Audit Committee should serve on more than two other public company audit committees and no director who is the Chief Executive Officer of another public company should serve on more than two other public company boards, aside from the board of such person’s own company.
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DIRECTOR INDEPENDENCE AND IMPACT OF CONTROLLED COMPANY STATUS
Our shares of Class A common stock are listed on the NYSE. As RHI controls more than 50% of our combined voting power, we are considered a controlled company for the purposes of the rules and corporate governance standards of the NYSE. As a controlled company, we will continue not to comply with certain corporate governance requirements, including (1) that our Board have a majority of independent directors, (2) that we establish a compensation committee composed entirely of independent directors and (3) that we have a nominating and governance committee comprised entirely of independent directors, or otherwise ensure that the nominees for directors are determined or recommended to our Board by the independent members of our Board. However, we are subject to and comply with the requirement that we have an audit committee composed entirely of independent members. If at any time we cease to be a controlled company under the rules of the NYSE, our Board will take all action necessary to comply with the applicable rules of the NYSE, including appointing a majority of independent directors to our Board and establishing certain committees composed entirely of independent directors, subject to a permitted phase-in period.
Our Board recently undertook its annual review of director independence in accordance with the applicable rules of the NYSE. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, our Board must make a subjective determination as to each independent director that no relationship exists which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Nominating and Governance Committee made recommendations to our Board based on its review and discussion of information provided by the directors and us regarding each director’s business and personal activities as they may relate to us and our management.
Our Board has determined that each of Jonathan Mariner, Alex Rampell, Suzanne Shank and Nancy Tellem are independent directors as such term is defined by the applicable rules and regulations of the NYSE. In addition, after considering all of the relevant facts and circumstances, our Board has determined that each of: (1) Jonathan Mariner, Suzanne Shank and Nancy Tellem, for purposes of service on our Audit Committee, and (2) Jonathan Mariner and Nancy Tellem, for purposes of service on our Compensation Committee, qualifies as independent in accordance with the additional independence rules established by the SEC and the NYSE for such committees. Matthew Rizik, who serves as the Chair of the Compensation Committee, is the only current member of either the Audit Committee or Compensation Committee that does not qualify as independent under applicable independence standards. Dan Gilbert, who served as a member of the Compensation Committee until October 1, 2023, did not qualify as independent during such service period under the independence standards applicable to the Compensation Committee.
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DIRECTOR BACKGROUND AND QUALIFICATIONS
CLASS I DIRECTORS WITH TERMS EXPIRING IN 2024
BILL EMERSON, President and Chief Operating Officer, Director Age: 61 Director Since: February 2023

Bill Emerson is a member of our Board, and serves as our President and Chief Operating Officer since September 5, 2023. In these executive positions, Bill oversees the day-to-day operations of the business, focusing on strategic planning and leveraging synergies among various operational teams at the Company. He served as our Interim Chief Executive Officer from June 1, 2023 to September 4, 2023. Bill was previously Vice Chairman of Rock Holdings, Inc., a position he held from February 2017 until May 2023, and he served in a leadership role at Bedrock from July 2020 until February 2023. In both roles, he was responsible for leadership, growth and development of culture. From 2002 to 2017, Bill was Chief Executive Officer of Rocket Mortgage, the Company’s flagship business, a position he held for 15 years. Bill is a member of the board of directors of Xenith, Inc., a football helmet company dedicated to advancing safety through innovation and education; the United Way of Southeast Michigan; Detroit Economic Club; Detroit Sports Organizing Committee; Housing Policy Council; Rocket Giving Fund; The Parade Company; the Detroit Children’s Fund and the Skillman Foundation. Bill earned a Bachelor’s degree in business from Penn State University.
Bill’s extensive leadership roles in our key businesses for many years gives him a unique understanding of our business, culture and history through many economic cycles, which is particularly critical given recent executive transitions and the current macroeconomic challenges. His senior leadership experience also provides our Board with valuable perspective in significant areas of oversight such as long-term strategy, budgeting, risk management, human capital management and succession planning.
Favorite ISM: You’ll See It When You Believe It.

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CLASS I DIRECTORS WITH TERMS EXPIRING IN 2024, CONTINUED
JENNIFER GILBERT, Director Age: 55 Director Since: March 2020 Committee Memberships: Nominating and Governance

Jennifer Gilbert is a member of our Board. Jennifer is the wife of Dan Gilbert. Jennifer has been a director of RHI since 2019 and currently serves as a board member of ROCK and the Gilbert Family Foundation. With more than 20 years of experience in interior design, Jennifer Gilbert has evolved her expertise to serve as the Founder and Creative Director of Detroit-based POPHOUSE, a commercial design firm specializing in utilizing data and industry research to provide cutting-edge workplaces for clients across a broad spectrum of industries since 2013. Jennifer also founded Amber Engine in 2015, a Detroit-based home furnishings services and solutions technology company. Amber Engine’s mission is to provide the most accurate, complete and timely record of product data for the $275 billion home furnishings industry through its easy-to-use, flexible and affordable cloud-based SaaS solutions. Amber Engine was sold to Material Bank in March 2022. Prior to Amber Engine, Jennifer founded Doodle Home, a digital platform for residential interior designers. Doodle Home was sold to Dering Hall in 2015. Jennifer is active with a number of non-profits focused on the arts, Jewish causes and finding a cure for neurofibromatosis (NF). She is President of NF Forward, Chair of the Cranbrook Academy of Art Board of Governors and serves on the board of the Detroit Institute of Arts. Jennifer founded the Detroit Art Collection to beautify and inspire public spaces and structures in downtown Detroit with sculptural and mixed media works from local, as well as national artists, galleries and dealers. Jennifer earned her Bachelor of Arts in Interior Design at Michigan State University.
As a founder of companies focused on delivering a strong client experience surrounding data, research and technology-driven solutions, Jennifer contributes to our Board her significant business and leadership experience in the areas of innovation and technology, entrepreneurship and strategic thinking and client experience. Further, her commitment to notable non-profit businesses serving key community needs provides her insight to the key drivers and importance of culture, sustainability and human capital.
Favorite ISM: Every Client. Every Time.

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CLASS I DIRECTORS WITH TERMS EXPIRING IN 2024, CONTINUED

JONATHAN MARINER, Director (Independent)
Age: 69
Director Since: March 2020
Committee Memberships: Audit (Chair), Compensation
Public Company Boards:
Current
•
Five9, Inc. (since 2023; Nasdaq: FIVN), a provider of cloud contact centers
+ Audit (Member)

•
Tyson Foods, Inc. (since 2019; NYSE: TSN), a global food company
+ Audit (Chair)

Last Five Years
•
Enjoy Technology, Inc. (2021 to 2022; a public company through July 2022;
Nasdaq: ENJY), an eCommerce company

Jonathan Mariner is a member of our Board. Jonathan has served as the Founder and President of TaxDay, LLC, a mobile residency tax tracking application, since April 2016. Jonathan previously served in various roles for Legacy EJY, Inc. (formerly known as Enjoy Technology, Inc.), an operator of mobile retail stores that went public in 2021, including as a member of the board of directors (from December 2020 to September 2022), Chief Administrative Officer (from December 2020 to September 2022), and Chief People Officer (from February 2021 to January 2022). On June 30, 2022, Enjoy filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. He also served in executive leadership roles at Major League Baseball, including as Chief Investment Officer from January 2015 to May 2016 and as Executive Vice President and Chief Financial Officer from March 2002 to December 2014, and as Interim Head of Regional Sports Networks for The Walt Disney Company in 2019 prior to their sale to Sinclair Broadcasting. Prior to his position at Major League Baseball, he was the Chief Financial Officer for the Florida Marlins Baseball Club, Florida Panthers Hockey Club and Dolphins Stadium. He has served as a board member of Tyson Foods, Inc. since May 2019 and Five9, Inc. since May 2023, and various other private companies and organizations, including McGraw-Hill Education since 2016 and IEX Group, Inc. since 2016. He previously served as a board member of Ultimate Software Group Inc. and FM Global Insurance, Inc. Jonathan earned a Bachelor’s degree from the University of Virginia and a Master’s degree in Business Administration from the Harvard Business School. He was previously a certified public accountant.
Through his numerous executive roles and as a former CPA, Jonathan contributes to our Board with significant leadership experience in finance, investments, human capital, compliance, accounting and strategy. Further, through his experience at Enjoy Technology and as founder of a software company, he also has experience in technology, client development and user experience, and industry disruptive innovation. Jonathan’s ongoing service as a director of other public company boards also provides critical knowledge on key oversight functions. Our Board has determined that he qualifies as an audit committee financial expert under SEC rules, providing the basis for his critical leadership as our Audit Committee Chair.
Favorite ISM: We’ll Figure It Out.

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CLASS II DIRECTORS WITH TERMS EXPIRING IN 2025
DAN GILBERT, Chairman of our Board Age: 62 Director and Chairman Since: March 2020 Chairman of Rocket Mortgage Since: 1985

Dan Gilbert is the Chairman of our Board. Dan is the founder of Rocket Mortgage, where he is currently a manager and served as Chairman of the board of directors from 1985 to 2020. He also served as the Chief Executive Officer of Rocket Mortgage from 1985 to 2002. Dan is the majority owner of RHI, and the Chairman of its board of directors, a position he has held since 2002. Dan was appointed as CEO and President of RHI in March 2023, and Dan also serves in officer and director roles for certain RHI affiliates. Dan is also the majority owner of the NBA Cleveland Cavaliers basketball team and the operator of the Rocket Mortgage Fieldhouse in Cleveland, Ohio. Furthermore, he is the Chairman of ROCK and majority shareholder and founder of the real estate investment firm Bedrock, which has invested and committed billions to acquiring and developing more than 100 properties, including new construction of ground up developments in downtown Detroit and Cleveland, and totaling more than 18 million square feet in Detroit’s downtown urban core. In February 2016, Dan co-founded Detroit-based StockX, the world’s first “stock market of things,” combining the visible, liquid, anonymous, and transparent benefits of a stock market with the online consumer secondary market. Dan serves on the boards of the Cleveland Clinic and the Children’s Tumor Foundation. In 2015, Dan and Jennifer Gilbert established the Gilbert Family Foundation and in 2017, formed NF Forward to fund cutting-edge research dedicated to finding a cure for neurofibromatosis (NF). Dan earned his Bachelor’s degree from Michigan State University and his law degree from Wayne State University.
As our founder and Chairman and a national leader in the mortgage industry, Dan has provided us with critical leadership during our entire 39-year history, including his service as Chief Executive Officer from 1985 until 2002. In that role, he pioneered the digitization of mortgages in America, revolutionized the mortgage industry, and created our ISMs as the guiding principles and philosophy for our team members, which continue to define our corporate culture as well as fundamental corporate strategies and innovation. Our Board also benefits from his in-depth industry knowledge and significant relationships with key business partners and national business leaders.
Favorite ISM: Always Raising Our Level Of Awareness.

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CLASS II DIRECTORS WITH TERMS EXPIRING IN 2025, CONTINUED

ALASTAIR (ALEX) RAMPELL, Director (Independent)
Age: 42
Director Since: February 2024
Public Company Boards:
Current
•
Wise Ltd. (since 2021; LSE: WISE.L), a UK-based foreign exchange financial technology company

Alex Rampell is a member of our Board. Alex has been a General Partner at Andreessen Horowitz, where he focuses on financial services, since October 2015. Alex serves on the boards of several Andreessen Horowitz portfolio companies and has led a number of Andreessen Horowitz’s investments. Prior to joining Andreessen Horowitz, Alex co-founded multiple companies including Affirm, FraudEliminator, Point, TrialPay, TXN, and Yub. He currently is a member of the board of directors of Wise, Ltd., a position he has held since 2021, and from 2015 to 2017, he was a member of the board of directors of KCG Holdings, Inc. He holds a Bachelor’s degree in Applied Mathematics and Computer Science from Harvard University.
Alex is one of the world’s experts on artificial intelligence and provides a unique perspective on the intersection of technology, finance and emerging trends. Alex contributes his senior leadership and private board experience and financial services expertise to our Board from his service to the portfolio companies of Andreessen Horowitz, as well as his prior serial entrepreneurship, including co-founding many tech-driven financial companies. Alex also has significant expertise in business strategy, emerging trends, innovation and technology, including responsible use of artificial intelligence, and corporate governance. He also has public company experience with a foreign-listed company.
Favorite ISM: Obsessed With Finding A Better Way.

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CLASS II DIRECTORS WITH TERMS EXPIRING IN 2025, CONTINUED

NANCY TELLEM, Director (Independent)
Age: 71
Director Since: August 2020
Committee Memberships: Audit, Compensation
Public Company Boards:
Current
•
TKO Group Holdings, Inc. (since 2023; NYSE: TKO), a premium sports and entertainment company
+ Audit (Member)

Last Five Years
•
Nielsen Holdings plc. (2019 to 2022; NYSE: NLSN), a global measurement and data analytics company
+ Nominating and Governance (Chair), Compensation (Member)

•
Gores Guggenheim, Inc. (2021 to 2023; Nasdaq; GGPI), a blank check company, or a SPAC
+ Audit (Member), Compensation (Member)

•
UTA Acquisition Corporation (2021 to 2023; Nasdaq; UTAA), a blank check company, or a SPAC
+ Audit (Member), Compensation (Member)

Nancy Tellem is a member of our Board. Nancy is the Executive Chairperson of Eko, a media network that reimagines storytelling by using proprietary technology to create interactive stories that respond and leverage the interactive nature of today’s media devices. Nancy has held this role since 2014. Nancy holds board and advisory positions at numerous digital and media-related companies, including Eko, League Apps, Basblue, All City Network and Sipur Studios and is a board member of Cranbrook Art Academy and Museum, the Detroit Symphony Orchestra and the Detroit Riverfront Conservancy. Nancy also is a director of TKO Group Holdings, Inc., and previously served as a director of Gores Guggenheim, Inc., UTA Acquisition Corporation, Nielsen Holdings, Metro-Goldwyn-Mayer and Struum. Nancy previously has held executive positions at several leading entertainment companies, including Xbox Entertainment Studios, CBS, and Warner Brothers. Nancy earned a Bachelor’s degree from University of California, Berkeley, and a J.D. degree from UC Hastings College of the Law.
Having served in numerous executive leadership roles at prominent digital, entertainment and media-related companies, Nancy contributes to our Board her significant experience in business strategy, game-changing innovation and technology, insights on culture and branding, as well as accounting and finance expertise. Nancy also has public company board experience, from which she contributes significant knowledge on key oversight functions. Our Board has determined that she qualifies as an audit committee financial expert under SEC rules.
Favorite ISM: Numbers And Money Follow; They Do Not Lead.

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CLASS III DIRECTORS WITH TERMS EXPIRING IN 2026
VARUN KRISHNA, Chief Executive Officer, Director Age: 42 Director Since: December 2023

Varun Krishna is our Chief Executive Officer. Varun has held this position since September 2023. Varun is responsible for overseeing the strategy for the business and how its brands and products work together as an ecosystem. Additionally, as Chief Executive Officer of Rocket Mortgage, he is responsible for the vision and day-to-day operations of the nation’s largest and most innovative retail mortgage company. He previously was Executive Vice President and General Manager of Intuit Inc.’s Consumer Group from May 2022 to September 2023, holding the positions of Senior Vice President and General Manager of Growth Products and Senior Vice President and General Manager of Mint, from February 2022 and January 2020, respectively. He joined Intuit in September 2015 as Vice President of Product for Intuit’s TurboTax business unit and became Senior Vice President of Product for TurboTax and Mint in August 2019. At Intuit, Varun was responsible for overseeing the organization’s end-to-end suite of consumer and tax products and services, including TurboTax and TurboTax Live. Prior to Intuit, Varun held executive positions at PayPal, Groupon, and BetterWorks after spending some of his early career at Microsoft overseeing a variety of product lines and features. Varun holds a Bachelor’s degree in Computer Engineering from the University of Waterloo in Canada.
Varun contributes his significant executive leadership experience and business acumen gained within the fintech industry to our Board, while also providing his unique insights as our Chief Executive Officer. Varun’s proven track record of strategically and entrepreneurially growing product lines that provide excellent client services, coupled with his vision to innovatively deploy technology, makes him an asset to the Board.
Favorite ISM: Obsessed With Finding A Better Way.

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CLASS III DIRECTORS WITH TERMS EXPIRING IN 2026, CONTINUED
MATTHEW RIZIK, Director Age: 69 Director Since: March 2020 Committee Memberships: Compensation (Chair), Nominating and Governance (Chair)

Matthew Rizik is a member of our Board. Matthew is also a director of RHI. Matthew joined RHI in 2012 as the Chief Tax Officer and is currently Treasurer, Chief Financial Officer and Chief Tax Officer. In February 2023, Matthew was appointed as the Chief Executive Officer of ROCK. Prior to joining RHI, Matthew was a tax partner with PricewaterhouseCoopers LLP in Detroit, where he had over 31 years of experience serving Fortune 500 public companies. Matthew currently serves as a board member of ROCK, Bedrock, Rocket Mortgage, the Cleveland Cavaliers, the Motown Museum Legacy Council, City Year, Gilbert Family Foundation, Rocket Giving Fund and NF Forward. Matthew earned a Bachelor’s degree in Accounting and a Master’s degree in Business Administration from Michigan State University.
Matthew is qualified to serve as a member of our Board due to his significant senior leadership experience in the areas of accounting and tax. As Chief Financial Officer of RHI with prior experience serving prominent companies in the banking and mortgage industries, his significant knowledge and experience brings important perspective on our business strategy, operating structure, operations and general industry conditions.
Favorite ISM: You’ll See It When You Believe It.

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CLASS III DIRECTORS WITH TERMS EXPIRING IN 2026, CONTINUED

SUZANNE SHANK, Director (Independent)
Age: 62
Director Since: August 2020
Committee Memberships: Audit, Nominating and Governance
Public Company Boards:
Current
•
CMS Energy and Consumer’s Energy (since 2019; NYSE: CMS), an electric and natural gas utility provider
+ Audit (Member), Finance (Member)

•
White Mountains Insurance Group Ltd. (since 2021; NYSE: WTM), a Bermuda company engaged in the business of making acquisitions in the insurance, financial services and related sectors
+ Finance (Member), Compensation and Nominating and Governance (Member)

Last Five Years
•
American Virtual Cloud Technologies (2017 to 2020; Nasdaq: AVCT), a blank check company, or a SPAC
+ Audit (Member), Nominating (Member)

Suzanne Shank is a member of our Board. Suzanne is the President, CEO and co-founder of Siebert Williams Shank & Co., LLC, a full-service investment banking firm offering debt and equity origination services to a wide range of Fortune 500 companies and debt underwriting for municipal clients nationally. She has held this role since 2019. Previously, Suzanne was Chairperson and CEO of Siebert Cisneros Shank & Co., L.L.C., a firm which she co-founded in 1996. Suzanne currently serves as a board member of CMS Energy and Consumers Energy as well as White Mountains Insurance Group Ltd., and also serves on private company boards of the Kresge Foundation, the Skillman Foundation, the Detroit Regional Chamber (Executive Committee), Global Citizen, the Wharton Graduate Board of Trustees, Partnership for New York City, and the Spelman College Board of Trustees. She formerly served on the board of SIFMA, the SEC’s Fixed Income Market Structure Advisory Committee, the Municipal Securities Rulemaking Board and the Bipartisan Policy Center’s CEO Council on Infrastructure. Suzanne earned a Bachelor’s degree in Civil Engineering from the Georgia Institute of Technology and a Master’s degree in Business Administration from the Wharton School, University of Pennsylvania.
Suzanne’s senior leadership experience in the financial services industry is of particular importance to our Board given the Company’s new public company status. Further, her experience as a current and former director of other public companies provides our Board with an important perspective on many fundamental areas of oversight, including governance, finance, accounting, stockholder engagement and risk management. Our Board has determined that she qualifies as an audit committee financial expert under SEC rules.
Favorite ISM: Do The Right Thing.

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OVERSIGHT BY OUR BOARD OF DIRECTORS
Our Board has general oversight responsibility for the business and affairs of the Company. The directors, in exercising their duties, represent and act on behalf of the stockholders. Our Board serves as the ultimate decision-making body of the Company, except for those matters reserved to (or shared with) our stockholders. Our Board is responsible for overseeing senior management, which is, in turn, responsible for the operations of the Company. Although our Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides guidance to senior management through periodic meetings and other informal engagement.
Our Board’s primary areas of focus include strategy, finance, capital markets and capital allocation, leadership development and succession planning, risk management (including cybersecurity), corporate governance and compliance, human capital management and ESG, as well as evaluating management and guiding changes as circumstances warrant. As described below, significant additional responsibilities are delegated to Board Committees, which report to our Board on their activities and actions on a regular basis. The Board Committees include our Audit Committee, Compensation Committee and Nominating and Governance Committee.
BOARD – BALANCED LEADERSHIP STRUCTURE
Our Board operates under the leadership of our Chairman, Dan Gilbert. Our Board believes Dan is best suited to serve as Chairman and guide the strategic priorities of the Company in light of his substantial industry knowledge and experience as founder, current Chairman and former Chief Executive Officer of Rocket Mortgage, one of our key operating subsidiaries. In addition, Dan Gilbert and RHI, our principal stockholder, which is controlled by Dan Gilbert, hold all of our issued and outstanding Class D common stock and control 79% of the combined voting power of our common stock as of April 22, 2024. Accordingly, RHI and Dan Gilbert control our business, policies and affairs. RHI and Dan Gilbert also can control any action requiring the general approval of our stockholders, including the election of our Board, the adoption of amendments to our Certificate of Incorporation and bylaws and the approval of any merger or sale of substantially all of our assets. Varun, our Chief Executive Officer, is responsible for the Company’s day-to-day operations and strategic leadership, and implementing the actions, policies and strategies approved by the Board.
Our Board believes that, by separating the positions of Chairman and Chief Executive Officer, the Board can provide significant leadership to management and strong oversight of key opportunities and risks impacting the Company while providing more time for the Chief Executive Officer to manage the business and develop and implement strategies. Our Board also believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman or Vice Chairman and periodically evaluate whether to have an independent lead director. Our Board recognizes the increasing utilization of non-executive chairmen and independent lead directors in many public companies. However, our Board believes its current leadership structure is most appropriate for us as a controlled company and best serves the stockholders of the Company at this time. The Corporate Governance Guidelines require us to have an independent lead director if we are no longer a controlled company under the rules of the NYSE and the Chairman is not an independent director.
There is no “one size fits all” approach to ensuring independent leadership. Our Board believes that its four independent directors are deeply engaged and provide significant independent leadership and direction given their executive and Board experience. Three independent directors are sole members of our Audit Committee, two independent directors serve on the Compensation Committee and one independent director serves on the Nominating and Governance Committee, which collectively oversee critical matters of the Company. When our non-management or independent directors meet in executive sessions, Jonathan Mariner generally presides over
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such sessions. The independent directors further have access to team members and independent advisors as they deem appropriate. Management supports this oversight role through its tone-at-the-top and open communication.
BOARD OVERLAP WITH RHI
Jay Farner, our former Chief Executive Officer and former Vice Chairman of the Board (while he served in such capacities), certain of our other executive officers and the directors affiliated with RHI own equity interests in RHI. Furthermore, three members of our Board (Dan Gilbert, Jennifer Gilbert and Matthew Rizik) continue to be directors of RHI and two members of our Board (Dan and Matthew) continue to be officers of RHI. Bill was Vice Chairman of RHI until May 2023. The overlap and the ownership of RHI equity interests may lead to actual or apparent conflicts of interest with respect to matters involving or affecting the Company and the RHI Affiliated Entities. For example, there could be a conflict of interest if there are issues or disputes under the commercial arrangements that exist between us and the RHI Affiliated Entities or if we or one of the RHI Affiliated Entities look at acquisition or investment opportunities that may be suitable for both companies. See “Certain Relationships and Related Person Transactions” for more information on the transactions and relationships between the Company and the RHI Affiliated Entities and our policies concerning related person transactions.
CORPORATE OPPORTUNITY
Our Certificate of Incorporation provides that none of the RHI Affiliated Entities nor any officer, director, member, partner or team member of any RHI Affiliated Entity (each, an “RHI Party”) has any duty to refrain from engaging in the same or similar business activities or lines of business, doing business with any of our clients or suppliers or employing or otherwise engaging or soliciting for employment any of our directors, officers or team members. None of our directors or officers will be liable to us or to any of our subsidiaries or stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI Party.
In our Certificate of Incorporation, to the fullest extent permitted by applicable law, we renounce any interest or expectancy that we have in any business opportunity, transaction or other matter in which any RHI Party participates or desires or seeks to participate in. This applies even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. To the fullest extent permitted by applicable law, each such RHI Party has no duty to communicate or offer such business opportunity to us. Further, each such RHI Party is not liable to us or any of our stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder, or otherwise, by reason of the fact that such RHI Party pursues or acquires such business opportunity, directs such business opportunity to another person, or fails to present such business opportunity, or information regarding such business opportunity, to us.
The Exchange Agreement (defined below) specifies that we will not amend the provisions of our Certificate of Incorporation renouncing corporate opportunities without the consent of RHI as long as RHI holds any Holdings Units. See “Certain Relationships and Related Person Transactions – Related Person Transactions – Exchange Agreement.”
Notwithstanding the above, our Certificate of Incorporation does not renounce any interest or expectancy we may have in any business opportunity, transaction or other matter that is offered to an RHI Party who is one of our directors or officers and who is offered such opportunity solely in such person’s capacity as one of our directors or officers, as reasonably determined by such RHI Party.
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MEETINGS OF OUR BOARD AND BOARD COMMITTEES
Our Board and Board Committees meet throughout the year at regularly scheduled meetings and informational sessions, and also hold special meetings, strategy day meetings and act by written consent as appropriate. The non-management directors hold executive sessions to meet without management present, generally at regularly scheduled Board meetings as well as other times that such directors deem appropriate. The independent directors meet in executive session at least once per year.
Directors are expected to attend Board meetings, Board Committee meetings as applicable, and the annual meeting of stockholders. We permit participation by telephone or videoconference, which is deemed attendance for all meetings. Six of seven of our then-current directors attended the 2023 annual meeting of stockholders.
Our Board met 8 times during 2023. In 2023, each of our directors attended more than 75% of the meetings of our Board and all Board Committees on which such director served. In addition, in connection with the thorough search process for a new Chief Executive Officer in 2023, the Board held numerous informal meetings and discussions with respect to potential candidates and the executive search firm assisting with the process.
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THREE CORE STANDING COMMITTEES OF OUR BOARD WITH SIGNIFICANT RESPONSIBILITIES
Our Board has delegated various responsibilities and authority to Board Committees, which include our Audit Committee, Compensation Committee and Nominating and Governance Committee. Each Board Committee operates under a written charter approved by our Board, which is reviewed annually by the respective Board Committee and is available on the Governance tab of our investor relations website located at ir.rocketcompanies.com. The table below sets forth the current membership for our Board Committees and the number of meetings held by each Board Committee in 2023.
Director	Audit	Compensation	Nominating and Governance
DAN GILBERT(1)(2) Chairman of the Board
BILL EMERSON
JENNIFER GILBERT(3)			•
VARUN KRISHNA
JONATHAN MARINER(1)	CHAIR	•
ALEX RAMPELL
MATTHEW RIZIK		CHAIR	CHAIR
SUZANNE SHANK(2)	•		•
NANCY TELLEM	•	•
2023 MEETINGS	5	5	3

(1)
Jonathan replaced Dan as a member of our Compensation Committee in October 2023.

(2)
Suzanne replaced Dan as a member of our Nominating and Governance Committee in October 2023.

(3)
Jennifer replaced Jay as a member of our Nominating and Governance Committee in January 2023.

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AUDIT COMMITTEE
Our Audit Committee assists our Board by providing independent, objective oversight of our auditing, accounting and financial reporting activities.
The principal responsibilities of our Audit Committee are to:
•
Oversee the reliability and integrity of the Company’s accounting policies, financial statements and other financial information provided by the Company to its stockholders, the general public, the SEC and the NYSE;

•
Oversee the Company’s compliance with legal and regulatory requirements, including monitoring related key governance policies;

•
Review the qualifications, independence and performance of the Company’s independent auditor, with direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditor, who reports directly to our Audit Committee;

•
Oversee the performance of the Company’s internal audit function, and the effectiveness of internal control over financial reporting and disclosure controls and procedures;

•
Oversee the Company’s major financial risk exposures and management’s risk management policies;

•
Review and approve any related person transactions;

•
Review certain disclosures and proposals in any proxy statement related to Audit Committee matters, including review of its report furnished in this proxy statement; and

•
Assist the Board in fulfilling its oversight of enterprise risk management, including, but not limited to, cybersecurity and data governance.

Our Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on our Audit Committee and is otherwise financially literate. Our Board has determined that each of Jonathan Mariner, Suzanne Shank and Nancy Tellem qualifies as an audit committee financial expert as such term is defined under the rules of the SEC.
In accordance with NYSE rules, an Audit Committee member may not simultaneously serve on more than two other audit committees of public companies unless our Board determines that such simultaneous service would not impair the ability of such person to effectively serve on our Audit Committee and discloses such determination. No Audit Committee member currently serves on more than two other audit committees of public companies.
COMPENSATION COMMITTEE
Our Compensation Committee is responsible for the compensation of our executive officers, including our Chief Executive Officer, and for oversight of our incentive compensation and equity-based plans. Our Compensation Committee may form and delegate authority to subcommittees from time to time as it sees fit.
The principal responsibilities of our Compensation Committee are to:
•
Review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, the evaluation of Chief Executive Officer performance in light of those goals and objectives and the determination and approval of Chief Executive Officer compensation based on this evaluation;

•
Review and approve corporate goals and objectives relevant to the compensation of the Company’s other executive officers, evaluate the executive officers’ performance in light of those goals and objectives and determine and approve executive officer compensation based on this evaluation;

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•
Review and make recommendations to our Board with respect to the Company’s incentive compensation and equity-based plans;

•
Review and make recommendations to our Board regarding any employment, severance and other compensatory-related agreements with our executive officers;

•
Monitor compliance with stock ownership guidelines;

•
Administer our Clawback Policy as delegated by our Board;

•
Review, at least annually, the relationship between risk management policies and practices, corporate strategy and our compensation programs for all team members; and

•
Review certain compensation disclosures and proposals in any proxy statement or other SEC filing, including the review and discussion with management of our CD&A and recommending to our Board that such CD&A be disclosed in such proxy statement together with the report of our Compensation Committee.

Independent Compensation Consultant. Our Compensation Committee may retain or terminate, at its sole discretion, compensation consultants, independent legal counsel or other advisors to assist in its responsibilities. The Compensation Committee is directly responsible for overseeing the work of such advisors. Our Compensation Committee reviews the independence of such outside advisors and, with respect to its independent compensation consultant, any conflicts of interest raised by such work.
In December 2022, our Compensation Committee determined to engage Korn Ferry to assist our Compensation Committee and Nominating and Governance Committee with all matters related to executive officer and director compensation programs for 2023. Our Compensation Committee works with management to determine the consultant’s responsibilities and direct its work product, although our Compensation Committee is responsible for the formal approval of the annual work plan. Korn Ferry reports to our Compensation Committee Chair, has direct access to Compensation Committee members, and periodically meets with members of our Compensation Committee.
Korn Ferry and its affiliates provided no additional services for the Company in 2023. Our Compensation Committee assessed the independence of Korn Ferry pursuant to applicable SEC and NYSE rules and concluded that Korn Ferry’s work for the Company did not raise any conflict of interest.
See “Compensation Discussion And Analysis” for information regarding the role of our Compensation Committee, its compensation consultant and management related to the consideration and determination of NEO compensation in 2023.
Compensation Risk Analysis. With the assistance of Korn Ferry and management, our Compensation Committee reviewed our team member compensation policies, plans and practices in 2023 to determine if they create incentives or otherwise encourage behavior that is reasonably likely to have a material adverse effect on us. Based on such review, our Compensation Committee concluded that there were no unmitigated risks created by our compensation policies, plans and practices that create incentives or encourage behavior that is reasonably likely to have a material adverse effect on the Company.
Clawback Policy. As required by the listing standards adopted by the NYSE as a result of SEC rulemaking, our Board recently adopted a new Clawback Policy for the recovery of erroneously awarded compensation. See “Compensation Discussion And Analysis – 2023 Compensation Program – Additional Compensation Policies” for additional information.
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NOMINATING AND GOVERNANCE COMMITTEE
Our Nominating and Governance Committee identifies and recommends director nominees to our Board for election, develops and recommends to our Board certain key governance policies, and implements key governance responsibilities of our Board.
The principal responsibilities of our Nominating and Governance Committee are to:
•
Identify individuals qualified to become directors, consistent with the criteria approved by our Board and set forth in our policies, and recommend to our Board the director nominees for the next annual meeting of stockholders or director candidates to fill vacancies on our Board;

•
Review and assess annually the adequacy of our Corporate Governance Guidelines and other key governance policies and monitor compliance;

•
Review and make recommendations to our Board with respect to the size, composition and organization of our Board and Board Committees;

•
Review and recommend to our Board for approval the compensation of directors who are not affiliated with the Company or RHI (“Non-Affiliated Directors”);

•
Oversee the annual self-evaluations of our Board and Board Committees, and the related activities resulting from such review;

•
Assist our Board in determining the independence of the directors, to the extent such directors are required to be independent by the NYSE or other applicable regulatory requirements;

•
Oversee director and management succession planning, including in the event of an unexpected occurrence; and

•
Review certain governance and director disclosures and proposals in any proxy statement or other SEC filing.

See “ – Director Nominations and Appointments” for a description of the experience, mix of skills and other criteria that our Nominating and Governance Committee considers in the director nomination process. If a vacancy on our Board occurs, our Nominating and Governance Committee will seek individuals who satisfy similar criteria for appointment to our Board.
See “Other Matters – Presentation Of Stockholder Proposals And Director Nominations At 2025 Annual Meeting” for information regarding providing timely notice of stockholder proposals and director nominations. See our bylaws for additional information required to nominate candidates for election as directors or bring other business before an annual meeting of stockholders.
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BOARD AND BOARD COMMITTEE RESPONSIBILITIES FOR RISK OVERSIGHT
Our Board and Board Committees have a significant role in overseeing management’s activities regarding risk identification, risk management and risk mitigation. While each Board Committee is responsible for oversight of certain relevant risks, our entire Board is regularly informed through Board Committee reports about material risks. Our Board and Board Committees oversee the Company’s risk management process and substantive risk matters primarily through the matters noted below.
Full Board
•
Review of business plan, budget, strategic plans, business developments, and business results.

•
Address emerging issues and risks in technology and innovation.

•
Approval of key operating policies, including liquidity risk management, cash management and MSR investment policies.

•
Key strategic acquisitions, mergers and divestitures, as well as our expansion into complementary industries.

•
Review of capital allocation strategy, including share repurchase program and dividends.

•
Oversight of management’s response to crises, including our response to recent macroeconomic issues and related reputational risks.

•
Oversight of human capital management, including corporate culture and diversity, equity and inclusion.

•
Oversight of ESG matters important to our stakeholders.

•
General oversight of investor relations and stockholder engagement.

•
Succession planning for the CEO and other executive officers, as well as Board leadership.

•
Executive sessions consisting solely of the non-management and independent directors.

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Audit
•
Oversight of our major financial risk exposures (including liquidity, capital spending, credit, financings, interest rate management (hedging), tax matters and, on a shared basis with our Board, ongoing litigation).

•
Review of financial statements and SEC reports, including the adequacy of our internal control over financial reporting, disclosure controls and procedures, including any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls and internal controls related to sustainability information in public disclosures, and any mitigating activities adopted in response to material weaknesses or significant control deficiencies.

•
Oversight of the Company’s policies on risk assessment and risk management, including enterprise risk management.

•
Monitor legal matters and regulatory compliance including compliance with the Company’s Code of Conduct and Ethics.

•
Regular oversight and consultations with the independent registered public accounting firm.

•
Direct oversight of the internal audit function including approval and monitoring of the annual internal audit plan.

•
Oversight of the Company’s cybersecurity and data privacy risk management framework and related matters.

•
Review and monitor compliance with our Insider Trading Policy.

•
Oversight of the whistleblower hotline processes for accounting and auditing matters.

•
Review and approval of related person transactions in accordance with our Related Person Transaction Policy.

Compensation
•
Review and approval (or recommendation to our Board for approval) of compensation, as well as severance, termination and change in control, policies and agreements for the executive officers.

•
Compare benchmarking and survey data to evaluate executive officer compensation programs.

•
Consider whether and how our executive compensation philosophy, policies and programs support our overall business and risk management strategy.

•
Review the material risks associated with our compensation structure, policies and programs for all team members to determine whether they encourage excessive risk-taking.

•
Evaluate compensation policies and practices to mitigate risk.

•
Administer our Clawback Policy as delegated by our Board.

•
Direct oversight of stockholder engagement related to compensation matters.

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Nominating And Governance
•
Review of qualifications, expertise, experience and characteristics of Board members and oversight of director nominations and appointments.

•
Oversight of Board structure and composition, and review of director succession planning.

•
Leadership of management succession planning, including in the event of an unexpected occurrence.

•
Compare benchmarking and survey data to evaluate director compensation programs.

•
Review and assess annually the adequacy of our Corporate Governance Guidelines and other key governance policies, and monitoring compliance.

•
Manage the self-evaluation process for our Board and Board Committees, and oversee activities resulting from such review.

•
Oversight of the Company’s onboarding and continuing education programs for directors.

Set forth below is additional information on certain key matters of risk oversight.
Human Capital Management
Our Board understands the importance of supporting our team members’ growth and mobility within the organization and receives periodic updates from leadership regarding our culture, DE&I strategic plan and team member engagement.
In 2023, our Board oversaw team member development. In addition, the Board reviewed a career transition program offered to certain eligible team members. The career transition program included a compensation package, healthcare coverage, career transition services, and accelerated vesting of certain equity awards, if applicable.

Market and Industry Trends
Our Board substantively engaged with management on our strategic planning process as we navigated an evolving economic environment and assessed our strategy in response to shifting industry trends. The U.S. Federal Reserve raised the Federal Funds rate multiple times throughout 2022 and 2023 to mitigate inflationary pressures. The resulting mortgage interest rate increases drove a significant decline in the size of the mortgage origination market from 2022 to 2023. The increase in mortgage interest rates, coupled with uncertainty in the economy, reduced demand for mortgage originations and, in particular, refinance transactions During 2023, our Board received regular updates regarding changing macroeconomic conditions, including the forecast for the mortgage market, and had detailed discussions with management regarding mitigating activities (including cost reductions) and opportunities to innovate and capitalize during market shifts.

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Cybersecurity and Data Privacy Risk And Oversight
We prioritize digital safety for our clients, team members and stakeholders. We are dependent on information technology networks and systems, including the internet, to securely collect, process, transmit and store electronic information, and networks of third-party vendors that receive, process, retain and transmit electronic information on our behalf. Further, we are dependent on the secure, efficient and uninterrupted operation of our technology infrastructure, including computer systems, related software applications and data centers, as well as those of certain third parties and affiliates.
We also continue to provide, and update as appropriate, clear and comprehensive privacy policies that detail how we collect, use, share, and protect personal information. In addition, our privacy policies detail the data rights available for certain data and how to execute those rights. In 2023, we also focused on projects related to data governance including purpose limitation, data minimization, and data retention which in turn allowed us to better understand the nature of our data.
Our Audit Committee oversees our programs and risks related to cybersecurity and data privacy, including receiving periodic management reports concerning cybersecurity and information security trends and regulatory updates, technology risks, privacy policies and related regulatory changes, the implications for our business strategy, audit and compliance, risk mitigation programs (including table-top exercises), and preparedness and incident response plans, as well as related cybersecurity insurance coverage. During 2023, our Board and Audit Committee received regular updates regarding areas of increasing cybersecurity threats and the ongoing enhancements to our cybersecurity framework and processes to mitigate such threats.

Management and Director Succession Planning
Our Nominating and Governance Committee oversees the Company’s executive officer succession planning. Our Nominating and Governance Committee generally will discuss and recommend to our Board for approval a CEO and executive officer succession plan as well as an interim CEO succession plan in the event of an unexpected occurrence, which is intended to provide leadership continuity in the event of unexpected vacancies, including those from a major catastrophe. Our Nominating and Governance Committee reviews such matters and makes recommendations to our Board from time to time as appropriate. In addition, our Compensation Committee approves (or recommends to the Board to approve) one-time new hire and promotion compensation, annual target compensation for new executive officers and related offer letters, employment agreements and similar agreements.
In 2023 and early 2024, our Nominating and Governance Committee led and oversaw significant executive and director succession matters. Our Nominating and Governance Committee utilized a leading search firm in connection with our CEO transition, and collaborated with the Board, the Compensation Committee and management to oversee the search process, transition considerations and final appointment and offer negotiations with Varun. Our Nominating and Governance Committee also led the director succession planning process that resulted in the appointment of three new directors in 2023 and early 2024.

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CORPORATE GOVERNANCE POLICIES FOCUSED ON INTEGRITY AND ETHICAL CONDUCT
Our Board has adopted tailored governance practices appropriate given our status as a public company and controlled company. Our policies align our corporate governance structure and our business strategy and culture, and enable our Board to effectively oversee our culture of compliance and rigorous risk management.
Copies of our Corporate Governance Guidelines and our Code of Conduct and Ethics are available under the Governance tab of our website at ir.rocketcompanies.com.
CODE OF CONDUCT AND ETHICS – ESTABLISHING A COMPLIANCE CULTURE
Our Code of Conduct and Ethics applies to all of our directors, officers and team members and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a code of ethics as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with high standards of business ethics. We intend to disclose future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at ir.rocketcompanies.com or in filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
All new team members are provided access to our team member Guideposts, which incorporates our Rocket Companies Code of Conduct and Ethics, on our company intranet site. Team members must acknowledge and confirm their review. In addition, on an annual basis, all executive officers and other team members complete an online course addressing ethics, non-discrimination and non-harassment, cybersecurity, insider trading, workplace security, relevant regulatory compliance, and other workplace expectations.
CORPORATE GOVERNANCE GUIDELINES – ESTABLISHING CORE PRINCIPLES OF GOVERNANCE
We believe that good corporate governance promotes the effective functioning of our Board and Board Committees and helps to ensure that the Company is managed for the long-term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE. Our Board has adopted our Corporate Governance Guidelines to provide a framework for the governance of the Company as a whole and describe the principles and practices that our Board follows in carrying out its responsibilities.
The Corporate Governance Guidelines are annually reviewed by our Nominating and Governance Committee to ensure that they effectively promote the best interests of both the Company and our stockholders and that they comply with all applicable laws, regulations and NYSE requirements. The Corporate Governance Guidelines address, among other things, the size, composition, structure and policies of our Board and Board Committees, the responsibilities and authority of our Chairman and lead director (if any), director qualification standards, expectations and responsibilities of directors, management succession planning and the self-evaluation of Board and Board Committee performance.
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INSIDER TRADING POLICY – ADDRESSING RISK MITIGATION OF EQUITY OWNERSHIP
Our Insider Trading Policy generally prohibits officers, directors and team members from engaging in any transaction of Company securities while aware of material non-public information relating to the Company, including “tipping” or otherwise passing on inside information to any other person who might make an investment decision based on that information or further pass the information to third parties. The policy also implements quarterly trading blackout periods and pre-clearance requirements, and allows for special blackout periods, for all Board members, all Section 16 officers, certain team members that are a part of accounting, finance and legal functions, and any other team members that are designated by our General Counsel in order to reduce the likelihood of trading at times with significant risk of insider trading exposure.
Further, our Insider Trading Policy includes Rule 10b5-1 trading plan guidelines to assist in compliance with the Rule 10b5-1 affirmative defense for insider trading liability. Such plans can only be adopted or modified when the applicable person is permitted to transact in Company securities under the terms of the policy (including not being aware of any material non-public information), must include the minimum statutory cooling-off period between plan adoption and the first trade under such plan, and must comply with the prohibitions on multiple overlapping plans and limitations on single-trade plans. The adoption, modification or termination of any such plan is subject to pre-clearance requirements.
We believe it is improper and inappropriate for any of our officers, directors and team members to engage in short-term or speculative transactions involving our securities. We prohibit or provide guidelines and limitations on our officers, directors and team members from engaging in any of the following activities with respect to our securities.
•
Pledging/purchases of securities on margin. Although our officers, directors and team members may pledge our securities as security for margin accounts, such persons are responsible for ensuring that foreclosure on any such account would not violate our Insider Trading Policy and should be aware that sales of such securities could have securities law implications.

•
Short sales. Our Insider Trading Policy prohibits all officers, directors and team members from selling Company securities they do not own and borrowing the shares to make delivery.

•
Buying or selling puts, calls, options or other derivatives in respect of our securities. This prohibition extends to any instrument whose value is derived from the value of any of our securities.

•
Hedging transactions. Although we discourage speculative hedging transactions, we permit long-term hedging transactions that are designed to protect an individual’s investment in our securities. Any hedge must be for at least six months and relate to stock or options held by the individual. All such hedging transactions must be pre-cleared in accordance with the pre-clearance procedures described in our Insider Trading Policy.

DIRECTOR ONBOARDING AND CONTINUING EDUCATION
Our Nominating and Governance Committee oversees the Company’s orientation programs for new directors and continuing education programs for existing directors. Each new director, upon joining our Board, is provided with an orientation session regarding our Board and the Company’s unique culture and operations. As part of this orientation, each new director has an opportunity to meet with members of senior management of the Company.
Directors are also provided with continuing education on various subjects that will assist them in discharging their duties, including the evolving regulatory and business landscape. This may include presentations by Company management or our Board’s advisors on the Company’s business, compliance efforts, applicable legal, regulatory
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or other developments or other matters deemed appropriate by our Board or Nominating and Governance Committee. In addition, the Company and each director are members of the National Association of Corporate Directors. As NACD members, the Company and each Board member have access to various instructional programs, training resources and networking opportunities.
BOARD AND COMMITTEE EVALUATIONS
Each year, the Board and the Board Committees undergo an evaluation process to examine membership, composition and structure, committee and committee chair rotation, role and effectiveness, fulfillment of fiduciary duties, meetings and materials, and overall board operations (including interaction with leadership). We believe Board and Board Committee self-evaluations play an important role in supporting the effective functioning of our Board. Through the evaluation process led by our Nominating and Governance Committee, our directors review where they believe our Board and Board Committees function effectively and, importantly, areas where our directors think there may be opportunities for improvement. The Nominating and Governance Committee Chair reviews the questionnaire results and shares them with each Board Committee chair. Each Board Committee reviews its own assessment as well.
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HUMAN CAPITAL MANAGEMENT
BEING ALL-IN
Rocket Companies invests for the long term and places tremendous value in supporting our team members, clients and hometowns. Dan Gilbert, our founder and Chairman, purposefully created a strong cultural foundation of core principles, or “ISMs”, as a cultural operating system to guide decision making by all of our team members. These ISMs are our DNA, compass and foundation. At the heart of the ISMs is a simple, yet powerful, concept: “Love our team members. Love our clients.” Our team members put the ISMs into action every day. The result is an empowered and passionate team aligned in a common mission. As of December 31, 2023, we had approximately 14,700 team members all of whom are based in the United States and Canada.
As part of our ‘ALL IN’ talent management strategy, we provide tools and resources to our team members that enable them to reach their full potential, build their own career paths, enhance their well-being and support their financial goals. Our team members have access to training and mentorship opportunities, specialized leadership programs and a variety of educational programs through ROCK Academy. The Company supports team member growth and mobility within the organization through the Company’s internal mobility program, THRIVE.
TEAM MEMBER SUPPORT AND ENGAGEMENT
In 2023, the Company focused on fostering a stronger sense of belonging among team members by prioritizing team member connection, strengthening company culture, and continuing to weave DEI into its DNA. The Company leaned into team member connection through exciting events such as RKT Flag Football at Ford Field, celebrating 1 Million Volunteer Hours, and expanding the Team Member Marketplace that reached more than 1,700 team members. The marketplace provides team members with the opportunity to showcase and sell their hand-crafted and locally made goods – in turn supporting local small businesses. As a result, in 2023, 81% of team members feel a sense of belonging at Rocket Companies and 87% feel they can be their authentic self at work.
In 2023, the Company launched multiple resources designed to cultivate team members’ confidence in their role. The Company introduced an updated Career Hub aimed at empowering team members to take ownership of their career journey. A new Leader Portal was created to provide valuable content and resources to leaders to enhance their knowledge of leadership best practices and drive team and organizational success. Additionally, based on team member feedback, the Company rolled out a Team Member Development Reference Guide, offering a comprehensive collection of resources for elevating development conversations. As a result, 83% of team members feel they can take advantage of development opportunities and 88% know what they need to do to be successful in their role.
In 2023, in response to team member requests for additional clarity on DEI strategies, projects and opportunities for involvement, the Company created an accessible DEI hub. To understand and improve team member retention and engagement, the Company surveys team members with the assistance of a third-party consultant. In 2023, approximately 86% of our team members completed these engagement surveys. Based on these results, we are building a culture of inclusion.
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DIVERSITY, EQUITY AND INCLUSION – DEI IN OUR DNA
Our DEI mission is weaving DEI into our DNA with an intentional commitment to fostering an inclusive environment built on open doors, open minds and an open culture rooted in trust. DEI is at the heart of our values and sustainability. We are aware of the positive impact that diversity has on our businesses, and we know that there is more for us to do. Our vision leverages our For More Than Profit philosophy and culture to impact the outcome on race, engagement with law enforcement, equity and inclusion. Our DEI strategic efforts continue to focus on Talent, Culture, Community and Marketplace.
In 2023, in response to team member requests for additional clarity on DEI strategies, projects and opportunities for involvement, the Company created an accessible DEI hub. This hub serves as a catalyst for fostering a more inclusive and equitable workplace where everyone can thrive and embrace their true selves. The Company also implemented additional team member ideas, submitted through Cheese Factory, where team members can submit an idea at any time. As a result, we rolled out displaying pronouns inside of internal communication systems and using preferred names in Company systems. As a result, 87% of team members feel they can be their authentic selves at work and 81% feel a sense of belonging at Rocket Companies.
TALENT: Establish accountability metrics for equitable leadership promotions.
CULTURE: Increase our internal results for engagement and inclusion indices.
COMMUNITY: Increase the number of new homes purchased by racially/ethnically diverse clients to bridge the racial homeownership gap.
Through intentional outreach to racially and ethnically diverse groups, 53% of our interns hired in 2023 were racially and/or ethnically diverse. We also enhanced and implemented our new hiring process to ensure we are inclusive in our hiring practices. We continued to focus on our culture by establishing clear expectations, responsibilities and tools for our team members and leaders to implement DEI initiatives within their teams. As far as vendor diversity, we categorize our expenditures with diverse vendors as Tier 1 spend, which is spend with diverse vendors who contract directly with the Company or Tier 2 spend, which is spend with diverse vendors who serve as subcontractors. Our combined Tier 1 and Tier 2 spend with diverse vendors was $66.8 million in 2023. We continue to leverage our position as the nation’s largest retail mortgage lender to bridge the racial homeownership gap by increasing our annual purchased closed loans in majority-minority communities. Additionally, we are the nation’s largest FHA retail lender.
We also actively provide and promote opportunities for our team members to share their voice and engage with our community. Based on engagement survey results, approximately 90% of our team members support the various ways the Company contributes to the community.
STOCKHOLDER ENGAGEMENT
We have established an investor relations program that maintains ongoing, proactive outreach with our stakeholders and investors. Throughout the year, members of our Investor Relations team and leaders of our business engage with our stakeholders and investors to inform them of our business and industry and to understand their feedback and perspectives. In 2023, we met with the holders of approximately 70% of our stock and with 70 investors, and we attended five investor conferences. The feedback received from our stockholder and investor outreach effort is communicated to our Board, and helps inform our business and our strategy.
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COMMUNICATIONS WITH OUR BOARD
Our Board welcomes engagement with our stockholders and other interested parties. If you want to communicate with the non-management members of our Board of Directors, you should send a letter to any such director at 1050 Woodward Avenue, Detroit MI 48226 or to the e-mail address independentdirectors@rocketcompanies.com. The Secretary may sort or summarize the communications as appropriate. Communications that are commercial solicitations, customer complaints, incoherent or inappropriate will not be communicated to the non-management members of our Board.
To submit concerns regarding accounting, internal accounting controls or auditing matters, you may also call: 1-844-907-2291. Team members may submit such concerns on a confidential or anonymous basis. Communications made through the confidential hotline will be reviewed by our Audit Committee in accordance with its procedures.
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COMPENSATION OF NON-AFFILIATED DIRECTORS
2023 COMPENSATION PROGRAM – BENCHMARKED PAY AND SUBSTANTIAL EQUITY COMPONENT
We established a Non-Affiliated Director compensation policy in 2020. In June 2023, our Board determined to reevaluate our Non-Affiliated Director compensation policy and reviewed information provided by Korn Ferry, including current market trends and updated survey and benchmarking data. Following such evaluation, our Board approved revisions to our Non-Affiliated Director compensation policy as set forth below, with cash retainers paid pro rata between the two programs in 2023.
Retainer	2022; January – May 2023 ($)	June – December 2023 ($)
Cash
Annual – All Directors	50,000	75,000
Annual – Committee Chair	—	30,000
Annual – Committee Member (non-Chair)	—	15,000
Fee Per Meeting	3,000	—
RSU Award (grant value)	200,000	215,000
Each director is reimbursed for reasonable business expenses incurred by such director in connection with such director’s services. Affiliated directors, or directors who are employees or executives of the Company, or who provide services to RHI or any of its subsidiaries, do not receive compensation for their services as directors of the Company.
Utilization Of Peer Group Benchmarking. In 2023, our Board utilized benchmarking with the same peer group used for NEO compensation, general industry survey data and related market information from Korn Ferry. In particular, the data reflected that the current program was below market for cash and equity. In addition, market data reflected that Board Committee member and chair fees had significantly increased in usage in lieu of per meeting fees. Our Board targeted an annual cash retainer between the 25th and 50th percentiles of our peers and determined to pay additional Board Committee-based fees, including to address an increased time commitment for committee service. Our Board targeted equity compensation around the 50th percentile of the peer group. Our Nominating and Governance Committee will consider the need for additional benchmarking or other changes to the compensation program for Non-Affiliated Directors on a periodic basis.
Annual Cash Retainer. The cash retainer is paid quarterly in arrears.
Annual RSU Award. The annual RSU award is granted on the date of each annual meeting of stockholders and will vest in full on the earlier of the first anniversary of the grant date or the date of the first regularly scheduled annual meeting of stockholders following the grant date. In the event of a Change in Control (as defined below), any unvested RSU awards will become immediately vested and settled if either (a) the director will not continue as a member of our Board of the Company, acquirer or surviving company as applicable or (b) if the RSU awards are not continued or assumed. The RSU awards also provide for immediate vesting of the unvested portion of the RSU award at the time of termination of service due to death or disability. In the event of a director’s termination of service at any time prior to the vesting date, other than due to death or disability or in connection with a Change in Control, all unvested RSUs will be canceled and forfeited.
All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our Class A common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
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Non-Affiliated Director Compensation Limitation. Our stockholder-approved 2020 Omnibus Incentive Plan provides that the maximum grant date fair value of awards to a Non-Affiliated Director in any single fiscal year, taken together with any cash fees paid to such director during the fiscal year, will be $750,000.
Robust Stock Ownership Guidelines For Non-Affiliated Directors. In March 2021, we adopted stock ownership guidelines to further future alignment of the long-term interests of our executive officers and Non-Affiliated Directors with those of our stockholders. Our stock ownership guidelines generally require that our Non-Affiliated Directors own shares of our common stock having an aggregate value equal to five times the Non-Affiliated Director’s annual cash retainer. Shares that count for purposes of ownership under the stock ownership guidelines include vested shares or units. Generally, each Non-Affiliated Director will have five years from the date such director becomes subject to the guidelines to achieve compliance.
2023 DIRECTOR COMPENSATION TABLE
The table below sets forth the compensation of our directors in 2023, excluding Bill and Varun, whose compensation for their services as executive officers is covered in the Summary Compensation Table. Equity award amounts are based on grant date fair values and do not represent the actual value that will be received by each individual from the awards.
Name	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Dan Gilbert	—	—	—	—
Jennifer Gilbert	—	—	—	—
Jonathan Mariner	101,970	214,999	—	316,969
Matthew Rizik(3)	—	—	—	—
Suzanne Shank	90,728	214,999	—	305,727
Nancy Tellem	98,220	214,999	—	313,219

(1)
Reflects annual cash retainer and fees for Board Committee and Board Committee chairperson service, including pro rata portion of fees for prior and revised programs.

(2)
Reflects the grant date fair value of RSU awards granted under our 2020 Omnibus Incentive Plan in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures (“ASC Topic 718”). The grant date fair value is calculated as of the closing price of our Class A common stock as quoted on NYSE on the grant date, multiplied by the number of shares subject to the award.

(3)
Matthew is a member of RHI’s board and is an executive of RHI, as well as serving Chief Executive Officer of ROCK, and therefore does not receive compensation for services as a director of the Company in accordance with our policy. However, he receives compensation from his consulting services to the Company and Holdings. See “Certain Relationships and Related Person Transactions – Related Person Transactions – Other Transactions.”

At December 31, 2023, Jonathan, Suzanne and Nancy each held 23,193 RSUs, and Matthew held 166,925 RSUs and options to purchase 30,801 shares of Class A common stock.
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EXECUTIVE OFFICERS
Our historical senior leadership team’s vision reshaped the mortgage landscape and fueled our substantial growth for decades while consistently reinforcing our culture. Dan Gilbert, our founder and Chairman, has provided us with steady leadership during our entire 39-year history and served as Chief Executive Officer from 1985 until 2002. Jay Farner, our previous Chief Executive Officer from March 2020 until June 2023 and CEO of our subsidiary Rocket Central, was with us for over 27 years. Bob Walters, our former President and Chief Operating Officer until September 2023, had been with us for over 26 years. In addition, in the fourth quarter of 2022, our former Chief Financial Officer and our former General Counsel retired from these positions after 19 and 25 years of service to us, respectively.
Our Nominating and Governance Committee is responsible to oversee the Company’s executive officer succession planning, and periodically reviews internal and external candidates for key roles. In 2023 and early 2024, our Nominating and Governance Committee led and oversaw significant executive succession matters. We are focused on developing and promoting talent from within, enabling us to develop both the current team of senior leaders as well as the next generation of leaders. Our Board also recognizes the importance of bringing in new ideas and expertise through talent acquisition.
Bill Emerson, who has been with us for over 31 years, served as our Interim Chief Executive Officer from June 2023 until September 2023, following Jay’s retirement. In September 2023, he became our President and Chief Operating Officer. Further consistent with our historical success of promoting talent from within, Brian Brown, our then-Chief Accounting Officer, was promoted in November 2022 to Chief Financial Officer and Treasurer, and Tina V. John, our then-Deputy General Counsel and Assistant Secretary, was promoted in October 2022 as General Counsel and Secretary. On April 15, 2024, due to an internal reorganization, Tina’s title was changed to Executive Legal Counsel and Secretary.
Following Jay’s retirement, our Nominating and Governance Committee utilized a leading search firm in connection with our Chief Executive Officer transition, and collaborated with the Board, the Compensation Committee and management to oversee the search process with a leading search firm, transition considerations and final appointment and offer negotiations with Varun. In particular, the Board advised the search firm to focus on external candidates with proven strategic leadership, financial and technology experience, alignment with Rocket’s culture, and a diverse viewpoint to bring to the Company. Following a thorough process, on July 28, 2023, our Board appointed Varun Krishna as Chief Executive Officer, effective September 5, 2023. Varun is a visionary leader with more than 20 years of experience building consumer platform strategies for leading global fintech companies. Most recently, Varun served as Executive Vice President and General Manager, Consumer Group of Intuit, Inc., where he oversaw the organization’s end-to-end suite of consumer and tax products and services, including TurboTax and TurboTax Live.
Set forth below are descriptions of the backgrounds of each NEO of the Company as of April 22, 2024.
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VARUN KRISHNA, Chief Executive Officer, Director Age: 42 See “Board Matters – Director Background And Qualifications” for biographical and other information regarding Varun.
BILL EMERSON, President and Chief Operating Officer, Director Age: 61 See “Board Matters – Director Background And Qualifications” for biographical and other information regarding Bill.
BRIAN BROWN, Chief Financial Officer and Treasurer Age: 45

Brian Brown is our Chief Financial Officer and Treasurer. Brian has held these positions since November 2022. In these positions, Brian is responsible for the accounting, finance, treasury, tax, investor relations and procurement functions, while also overseeing the internal audit work. Brian previously served as our Chief Accounting Officer since our initial public offering in August 2020. In his role as Chief Accounting Officer, Brian led our accounting, finance, treasury and procurement functions. He also serves as the Treasurer of Rocket Mortgage, LLC. Brian previously held a number of roles at Rocket Mortgage, LLC from 2014 to 2020, including Senior Vice President of Accounting and Finance. Prior to joining Rocket Mortgage, LLC, Brian spent eight years as a senior manager at Ernst & Young serving financial services and mortgage banking clients. Brian earned his Bachelor’s degree in Accounting from Wayne State University.
Favorite ISM: Numbers And Money Follow; They Do Not Lead.

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TINA V. JOHN, Executive Legal Counsel and Secretary Age: 43

Tina V. John is our Executive Legal Counsel and Secretary. Tina previously served as General Counsel and Secretary since October 2022, and on April 15, 2024, due to an internal reorganization, Tina’s title was changed to Executive Legal Counsel and Secretary. In these positions, Tina is responsible for the Company’s legal and compliance functions with a focus on securities and corporate governance matters. Previously, Tina served as our Deputy General Counsel and Assistant Secretary since September 2020. Before joining Rocket, Tina served as Senior Legal Counsel and then as Director, Assistant Corporate Secretary of a publicly-traded Ohio-based American lifestyle retailer from 2014 to September 2020. Tina began her legal career in private practice in 2007, beginning at Shearman & Sterling LLP and then at Vorys, Sater, Seymour and Pease LLP. Tina earned her Bachelor’s degree from Barnard College, Columbia University, and a J.D. degree from the University of Cincinnati College of Law.
Favorite ISM: You’ll See It When You Believe It.

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OVERLAP OF CHIEF EXECUTIVE OFFICER WITH RHI
Our former Chief Executive Officer (through June 1, 2023) and former Vice Chairman of our Board (through February 2023), Jay Farner, served as Chief Executive Officer of RHI until March 27, 2023. Bill Emerson, who was Interim Chief Executive Officer from June 1 to September 4, 2023 and who serves as our President and Chief Operating Officer since September 2023 and is currently a member of our Board, previously served as Vice Chairman of RHI, which was a strategic advisory role without authority over operations.
In addition, Jay (while he served in such capacities), certain of our other executive officers and the directors affiliated with RHI own equity interests in RHI. For example, there may be a conflict of interest if there are issues or disputes under the commercial arrangements that exist between us and the RHI Affiliated Entities or if we or one of the RHI Affiliated Entities look at acquisition or investment opportunities that may be suitable for both companies. See “Certain Relationships and Related Person Transactions” for more information on the transactions and relationships between the Company and the RHI Affiliated Entities and our policies concerning related person transactions.
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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides information regarding the 2023 compensation program for our NEOs, whose names and titles during 2023 are set forth below.
Name	Titles in 2023
Varun Krishna	Chief Executive Officer
Bill Emerson	President and Chief Operating Officer (and former roles ending in 2023: Director, Vice Chairman of Rock Holdings, Inc. and Interim Chief Executive Officer)
Brian Brown	Chief Financial Officer and Treasurer
Tina V. John	General Counsel and Secretary
Jay Farner	Former Chief Executive Officer and Vice Chairman of our Board
Bob Walters	Former President and Chief Operating Officer
CD&A TABLE OF CONTENTS
Executive Summary	Page 55
Compensation Objectives And Philosophy	Page 57
2023 Compensation Program	Page 58
2024 Compensation Program Design	Page 64
Tax Considerations	Page 64
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EXECUTIVE SUMMARY
This CD&A explains our compensation philosophy, objectives and design, our compensation-setting process and our NEO compensation program components. It also describes the decisions made for 2023 with respect to each of our NEOs.
2023 COMPENSATION PROGRAM DETERMINATIONS
Certain key decisions related to the 2023 compensation of our NEOs are summarized below. See “Proxy Summary – About Rocket Companies” and “Proxy Summary – 2023 Company Performance Highlights” for further information regarding our operational and financial performance in 2023, which reflected a transformational year in leadership as well as in building the strong foundation to revolutionize the industry by aligning our mission through the strategy of enabling AI-fueled homeownership.

Base salaries increased in 2023 for promotions and new CEO, reflecting significant management transition	Payment of annual discretionary cash bonuses at 66.67% of target, and pro-rated target bonus and one-time signing bonus for new CEO	Awarded RSUs to executive officers serving in March 2023, except departing CEO
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COMPENSATION GOVERNANCE
Key elements of our compensation governance for our named executive officers are set forth below.
WHAT WE DO
Use of peer group and benchmarking in making compensation determinations, including annual programs and promotions

Active engagement from an independent compensation consultant

Robust stock ownership guidelines Compensation

Committee oversight to confirm no undue risk in compensation programs

Clawback Policy for financial restatements

Say-on-pay vote every three years, aligned with stockholder approval of frequency of say-on-pay vote in 2021

Reasonable cash severance and right to acceleration of equity awards upon death, disability, change in control and, for certain executives, upon termination without cause

WHAT WE DON’T DO
No guaranteed bonuses, equity awards or discounted stock options

No defined benefit, supplemental executive retirement or nonqualified deferred compensation plans

No significant perquisites (excluding new hire matters)

No repricing of stock options

No excise tax “gross-up” payments

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COMPENSATION OBJECTIVES AND PHILOSOPHY
The objective of our NEO compensation and benefits program is to establish and maintain a competitive total compensation program that will attract, motivate and retain the qualified and skilled talent necessary for our continued success.
Our compensation structure for NEOs is designed to give equity stakes, motivate them to achieve or exceed discretionary objectives and reward them for their achievements when those objectives are met.
The overall level of total compensation for our NEOs is intended to be reasonable and competitive, taking into account factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. Our compensation plans are designed to align with business strategies, taking into account external market conditions and internal equity issues. With these principles in mind, we structured our compensation programs to offer competitive total pay packages that we believe enable us to retain and motivate executives with the requisite skill and knowledge and to ensure the stability of the management team, which is vital to the success of our business.
ELEMENTS OF 2023 NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM
Brief descriptions of each principal element of our 2023 NEO compensation program are summarized in the following table and described in more detail below.
Compensation Element	Brief Description	Performance/ Vesting Period	Objectives
Base Salary	Fixed cash compensation	One year	Attract and retain executives Impacted by the talent, skills and competencies of the individual and benchmarking
Annual Discretionary Cash Bonus	Discretionary variable cash compensation earned based on an assessment of individual and Company performance	One year	Retain and motivate executives by supporting a culture where team members are rewarded for superior individual performance as well as their contributions to Company performance
Equity Awards	Equity-linked compensation, which vests based on continued service	2023 RSUs generally vest on each of the first three anniversaries of the grant date	Retain and motivate executives. Drive our long-term strategic business objectives and increase alignment with investors over the long-term RSUs provide full value on grant that serves retention goals
Benefits And Perquisites
Participation in all broad-based team member health and welfare programs and retirement plans
New hire benefits may include reimbursement of initial commuting costs, relocation expenses and certain legal fees
		N/A	Aid in retention of executives and attraction of potential candidates in a highly competitive market for talent by providing an overall competitive benefits package
In addition, each of our NEOs is party to an employment agreement that addresses specified compensation matters and, in certain cases, severance and change in control benefits. See “Named Executive Officer Compensation Tables” for additional information on such agreements.
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2023 COMPENSATION PROGRAM
MANAGEMENT TRANSITIONS
Our Nominating and Governance Committee, as well our Board for certain matters, provides oversight to long-term leadership development and executive succession planning. This process includes periodic discussions about management succession, the leadership pipeline and development plans for the next generation of senior leadership and organizational development.
In December 2022, our Compensation Committee approved base salaries and target bonuses as a percentage of base salary for our NEOs for 2023. Our Compensation Committee determined to maintain base salaries and target bonuses for Jay and Bob and, effective January 1, 2023, to increase Brian’s and Tina’s base salaries to $500,000 and $450,000, respectively, and to increase Brian’s target bonus to 75%, effective January 1, 2023, in connection with Brian’s and Tina’s recent promotions.
Our Compensation Committee also confirmed its intent to have long-term equity be a material component of future compensation. Our Compensation Committee recommended and, in March 2023, our Board approved the award of RSUs to each of our NEOs, with the exception of Jay, that vest in equal installments on each of the first three anniversaries of the grant date. The grant values for the 2023 awards of $3,000,000 for Bob, $2,250,000 for Brian and $1,750,000 for Tina were determined based on benchmarking long-term equity incentive awards between the 25th and 50th percentiles of our peer group. For Bob, such amount is equal to the grant value he received in 2022. Due to Jay’s announced retirement, he did not receive a 2023 award.
In February 2023, our Compensation Committee approved a base salary for Bill as our Interim Chief Executive Officer in the amount of $600,000, effective June 1, 2023. Bill also had a target bonus of 100% of his base salary for 2023, which was prorated for the period during which he served as Interim Chief Executive Officer beginning on June 1, 2023 and continuing thereafter as President and Chief Operating Officer. In addition, Bill received a grant of RSUs with a grant value of $6,000,000 on March 3, 2023, which will vest in equal installments on each of the first three anniversaries of the date of the grant. Bill entered into an employment agreement and indemnification agreement with the Company, each substantially in the form used with other Company executives. In August 2023, our Compensation Committee reviewed Bill’s compensation for purposes of his planned appointment as President and Chief Operating Officer following Bob’s retirement on September 5, 2023 and determined that no further changes were appropriate in light of the grant Bill previously received.
Varun was appointed as Chief Executive Officer of Rocket Companies and Chief Executive Officer of Rocket Mortgage on September 5, 2023. His compensation was set forth in his negotiated employment agreement, which had been approved by our Compensation Committee. Varun entered into an employment agreement and indemnification agreement with the Company, each substantially in the form used with other Company executives. The agreement provided for a base salary of $1,250,000 and eligibility for a target bonus of 150% of his base salary. Varun also received a sign-on bonus of $2,000,000 in order to offset a portion of unvested equity that he forfeited upon resigning from his prior position. Such agreement also provided that he will be eligible for equity award grants beginning in 2024.
Jay and Bob retired from the Company as of June 1, 2023 and September 5, 2023, respectively. In connection with their retirements, no further compensation was paid and all unvested equity was forfeited.
ANNUAL BASE SALARIES IN 2023
We establish base salaries at levels intended to provide a stable level of minimum compensation to each NEO commensurate with each NEO’s role, experience and duties.
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In the fourth quarter of 2022, our Compensation Committee approved an increase to the base salaries of Brian and Tina to reflect their full transition into their roles following promotion in 2022.
In connection with their retirements in June and September 2023 respectively, Jay’s and Bob’s base salaries were earned up to June 1, 2023 and September 5, 2023, respectively.
Bill was appointed Interim Chief Executive Officer in June 2023, and our Compensation Committee increased his annual base salary to $600,000 based on benchmarking and market data.
As noted above, Varun’s initial base salary was set forth in his negotiated employment agreement.
The 2022 and 2023 annual base salaries of our NEOs are set forth in the table below.
Name	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)
Varun Krishna	—	1,250,000(1)
Bill Emerson	N/A	600,000(2)
Brian Brown	325,000	500,000
Tina V. John	350,000(3)	450,000
Jay Farner	800,000	800,000(4)
Bob Walters	500,000	500,000(4)

(1)
Varun was appointed as CEO effective September 5, 2023.

(2)
Effective June 1, 2023. Bill’s 2023 base salary prior to promotion was $306,000.

(3)
Effective October 3, 2022. Tina’s 2022 base salary prior to promotion was $235,500.

(4)
Reflects the annual base salary in effect until their respective retirements in 2023.

CONTINUATION OF DISCRETIONARY BONUS PROGRAM
Consistent with our program since 2020, certain of our team members, including our NEOs, participated in our 2023 annual bonus program under which each person was eligible to receive a discretionary cash bonus without pre-set performance goals. Cash bonuses are intended to reward the Company’s financial and operating performance and individual performance generally in the context of our growing and dynamic business.
In December 2022, our Compensation Committee determined to maintain target bonuses as a percentage of base salary for our then NEOs, other than Brian, as follows: Tina (50%), Jay (100%) and Bob (100%). Our Compensation Committee determined to increase Brian’s target bonus 75% for 2023 in connection with his recent promotion. The Compensation Committee also established target bonuses as a percentage of base salary in connection with Bill’s promotion (100%) and Varun’s appointment (150%, with a guaranteed payment of the target payout subject to pro-ration for 2023).
Our Compensation Committee performed an evaluation of Company and individual performance for 2023. In December 2023, our Compensation Committee determined to pay annual discretionary cash bonuses for our NEOs at 66.67% of their target amounts primarily due to the enhancement of operational efficiency and our increased market share despite the most challenging market in recent history, as well as aligning our operations with our current strategy and mission.
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The target and earned cash bonus amounts for our NEOs for the 2023 discretionary cash bonus program are set forth below.
Name	Target Bonus ($)	Actual Bonus ($)
Varun Krishna	606,164(1)	606,164
Bill Emerson	351,781(2)	234,521
Brian Brown	375,000	250,000
Tina V. John	225,000	150,000
Jay Farner	330,959(3)	—
Bob Walters	338,356(3)	—

(1)
Reflects prorated target bonus for the portion of 2023 for which Varun served as Chief Executive Officer (from September 5, 2023).

(2)
Reflects prorated target bonus since he began service as Interim Chief Executive Officer on June 1, 2023 and continued thereafter as President and Chief Operating Officer.

(3)
Reflects prorated target bonuses for the portion of 2023 for which Jay served as Chief Executive Officer (until June 1, 2023) and the portion of 2023 for which Bob served as President and Chief Operating Officer (until September 5, 2023).

2023 EQUITY AWARDS – CONTINUED ANNUAL PROGRAM, PRIMARILY BASED ON PEER GROUP BENCHMARKING
We use long-term incentives as a component of our NEOs’ compensation by granting RSUs.
In March 2023, based on the prior recommendation of our Compensation Committee, our Board approved the following award of RSUs to our then NEOs, with the exception of Jay, which vest in equal installments on each of the first three anniversaries of the grant date. Our Board determined that, due to his announced retirement in June 2023, Jay would not receive an equity award grant in 2023. Grant values were determined based on benchmarking as well as considerations related to their role and responsibilities. In particular, the Board’s equity award grant to Bill in March 2023 was in recognition of his continued service, as well his expected service as Interim Chief Executive Officer in June 2023 following Jay’s retirement and continuing to serve us in another executive role thereafter.
Name	Target Grant Value ($)	RSUs (#)
Bill Emerson	6,000,000	694,444
Brian Brown	2,250,000	260,417
Tina V. John	1,750,000	202,546
Bob Walters	3,000,000	347,242(1)

(1)
Outstanding equity awards, including these RSUs, held by Bob were forfeited in connection with his retirement in September 2023.

All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our Class A common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
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REASONABLE BENEFITS AND PERQUISITES
We provide a number of benefit plans to all eligible team members, including our NEOs. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage and a 401(k) defined contribution plan with matching contributions.
In connection with his appointment, we agreed to certain new hire benefits and perquisites to Varun, including covering commuting-related expenses for his first six months of employment and expenses arising from relocation. In addition, we agreed to reimburse Varun for any legal fees related to the negotiation of his employment agreement, up to $20,000.
While perquisites help to provide our NEOs a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our NEO compensation program. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances that we believe are appropriate to assist an executive in the performance of such executive’s duties, to make our executives more efficient and effective or for recruitment, motivation and/or retention purposes.
ROLE OF INDEPENDENT COMPENSATION CONSULTANT; USE OF MARKET DATA
Role of Compensation Committee and Management
Our Compensation Committee determines the compensation of our NEOs, with recommendations to our Board for certain approvals, such as the 2023 equity awards. Our Compensation Committee conducts an annual performance assessment of the CEO, supplemented by numerous discussions at our Board and in executive session, which support determinations of his annual pay. Our Compensation Committee receives significant input from the CEO on the compensation of our other NEOs. For each other NEO, the CEO presents a compensation recommendation to our Compensation Committee, along with information regarding the individual’s experience, current performance, potential for advancement, and other subjective factors. Our Compensation Committee reviews such recommendations for reasonableness based on individual and Company performance and market information and retains the full discretion to modify the CEO’s recommendations.
Role of Compensation Consultant
For 2023, our Compensation Committee re-engaged Korn Ferry as its independent compensation consultant. Korn Ferry works with our Compensation Committee to review the composition of our compensation peer group, analyze the compensation programs of such peer group, and conduct compensation benchmarking for our NEOs relative to our peer group and general survey data. For 2023, following review with Korn Ferry and management, the Compensation Committee decided to continue the use of the existing peer group without any changes. Our Compensation Committee intends to review and update the peer group periodically and consider any potential new peer group companies based on the following factors:
revenue criteria 0.25x to 4x	fintech companies	consumer financial products	significant brand presence
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Based on such considerations, we determined that the following companies were appropriate for purposes of benchmarking evaluating the competitiveness and reasonableness of our 2023 executive officer compensation program.
Ally Financial Inc. Block, Inc. (f/k/a Square, Inc.) Capital One Financial Corporation Carvana Co. Discover Financial Services eBay Inc.	Expedia Group, Inc. Fidelity National Information Services, Inc. Fiserv, Inc. Interactive Brokers Group, Inc.	Intuit Inc. Mastercard Incorporated OpenDoor Technologies Inc. PayPal Holdings, Inc. PennyMac Financial Services, Inc.	The Charles Schwab Corporation The Progressive Corporation The Western Union Company Visa Inc. Zillow Group, Inc.
IMPACT OF SAY-ON-PAY VOTE
Our Compensation Committee considered that in our last say-on-pay vote at our 2021 annual meeting of stockholders, 99.5% of the voting power of shares of stock voted in favor of our say-on-pay proposal, which represented advisory approval of our NEO compensation program in 2020. No material changes were made to our NEO compensation program in 2023 as a result the prior say-on-pay voting. The Compensation Committee will continue to consider the results of future say-on-pay votes, including results for the current year when available, when making future compensation decisions for our NEOs.
ROBUST STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS
In March 2021, we adopted stock ownership guidelines to further future alignment of the long-term interests of our executive officers and Non-Affiliated Directors with those of our stockholders. Our stock ownership guidelines generally require that the CEO own shares of our common stock having an aggregate value equal to at least six times the CEO’s annual base salary and each of our other NEOs own shares of our common stock having an aggregate value equal to at least three times such person’s annual base salary.
Shares that count for purposes of ownership under the stock ownership guidelines include vested shares or units. Generally, each officer will have five years from the date such officer becomes subject to the guidelines to achieve compliance.
ADDITIONAL COMPENSATION POLICIES
Timing and Pricing of Equity Awards
Our Compensation Committee does not coordinate the timing of equity grants with the release of material non-public information. Our Compensation Committee generally grants equity awards for executive officers on an annual basis in the first quarter of the year based upon a pre-determined schedule approximately a year in advance, and for new hires on an ad hoc basis around the hire date.
Hedging and Pledging
We prohibit or provide guidelines and limitations on our officers, directors and team members from engaging in certain securities transactions with respect to our securities. See “Board Matters – Insider Trading Policy –  Addressing Risk Mitigation of Equity Ownership” for discussion related to our pledging and hedging guidance.
Clawback Policy
As required by the listing standards adopted by the NYSE as a result of SEC rulemaking, our Board recently adopted a new Clawback Policy for the recovery of erroneously awarded compensation. Shortly thereafter, each
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executive officer signed an acknowledgment of the policy. The policy provides that we must promptly recover specified incentive-based compensation that is received by our executive officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of our financial statements that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation, but there will not be any duplicative recovery by us. As specified in the listing standards, we cannot indemnify, or pay or provide an insurance reimbursement for, an executive officer for recoveries under this policy.
The recovery period under the policy is three full fiscal years preceding the date our Board or Audit Committee concludes, or reasonably should have concluded, that an accounting restatement is required. If such repayment or return is not made when due, the policy provides that we will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person.
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2024 COMPENSATION PROGRAM DESIGN
Following a few years of maturing as a public company since our 2020 initial public offering, our Compensation Committee determined it was appropriate to evolve the 2024 NEO compensation program to include objective performance-based components aligned with our business objectives and strategies. In particular, (i) the annual bonus program will be based on the achievement of certain Company-based performance metrics instead of our historical discretionary annual bonus program, and (ii) the long-term incentive program will include a grant comprised of 50% RSUs and 50% PSUs, which vest based on the achievement of Company-based performance metrics and have a 0% to 200% payout opportunity. RSUs have annual pro rata vesting on the grant date anniversary over a three-year period. Earned PSUs will cliff vest on the third anniversary of the grant date.
TAX CONSIDERATIONS
For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain covered employees, including our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Even if Section 162(m) of the Code were to apply to compensation paid to our NEOs, our Board believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) where the Company believes it is appropriate to do so.
Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose team members and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our team members and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.
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COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the CD&A in this proxy statement with management. Based on such review and discussion, our Compensation Committee recommended to our Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the proxy statement for the 2024 annual meeting of stockholders.
Compensation Committee
Matthew Rizik, Chair
Jonathan Mariner
Nancy Tellem
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2023, our Compensation Committee consisted of Dan Gilbert (through October 1, 2023), Jonathan Mariner (starting October 1, 2023), Matthew Rizik (Chair) and Nancy Tellem. No member of our Compensation Committee during 2023 is or was an officer or employee of the Company during 2023.
Dan, Bill, Matthew and Jay have served, and Dan and Matthew are currently serving, in various director, executive and employment roles for RHI and certain of its affiliates. See “Board Matters – Director Background And Qualifications” and “Executive Officers” for additional biographical information.
Dan and RHI, our principal stockholder that is controlled by Dan, hold all of our issued and outstanding Class D common stock and control 79% of the combined voting power of our common stock as of April 22, 2024. Accordingly, RHI and Dan Gilbert control our business, policies and affairs and can control any action requiring the general approval of our stockholders.
Dan and Matthew are not independent directors as such term is defined by the applicable rules and regulations of the NYSE and Matthew does not qualify as independent in accordance with the additional independence rules established by the SEC and the NYSE for our Compensation Committee. As a controlled company, we are not required to establish a compensation committee composed entirely of independent directors.
See “Certain Relationships and Related Person Transactions” for more information on the transactions and relationships between the Company, Dan and the RHI Affiliated Entities.
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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2023, 2022 AND 2021
The following table shows the compensation earned by our NEOs for the years ended December 31, 2023, 2022 and 2021 for services to our business, as reflected in our audited financial statements. Equity award amounts are based on grant date fair values and do not represent the actual value that will be received by each individual from the awards. The titles of each NEO in the following table are as of December 31, 2023.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Varun Krishna Chief Executive Officer	2023	404,110	2,606,164	—	435,640	3,445,914
Bill Emerson President And Chief Operating Officer; Former Interim Chief Executive Officer	2023	478,373	234,521	5,999,996	51,297	6,764,187
Brian Brown Chief Financial Officer And Treasurer	2023	500,000	250,000	2,250,003	15,297	3,015,300
	2022	325,000	466,500	3,044,233	5,998	3,841,731
Tina V. John General Counsel and Secretary	2023	450,000	150,000	1,749,997	2,968	2,352,965
	2022	261,995	45,000	—	2,626	309,621
Jay Farner Former Chief Executive Officer	2023	330,959	—	—	3,593	334,552
	2022	800,000	—	8,656,917	11,957	9,468,874
	2021	800,000	800,000	—	3,475	1,603,475
Bob Walters Former President And Chief Operating Officer	2023	338,356	—	2,999,998	5,326	3,343,680
	2022	500,000	2,800	3,246,336	10,890	3,760,026
	2021	500,000	500,000	—	32,324	1,032,324

(1)
The amount in 2023 reported in this column for Varun reflects his base salary beginning September 5, 2023, which is the effective date of his appointment as Chief Executive Officer. The amount in 2023 reported in this column for Bill reflects his base salary for prior roles with Holdings and certain subsidiaries through June 30, 2023, and his base salary thereafter for service as Interim Chief Executive Officer and then President and Chief Operating Officer. The amounts in 2023 reported in this column for Jay and Bob reflect their base salary through June 1, 2023 and September 5, 2023, respectively, due to their retirements.

(2)
The amounts in this column for 2023 represent the annual discretionary cash bonus, earned for 2023 and paid in the first quarter of 2024. In addition, for Varun, reflects his one-time signing bonus of $2 million.

(3)
The dollar values shown reflect the grant date fair value of RSU awards granted under our 2020 Omnibus Incentive Plan in accordance with ASC Topic 718. The grant date fair value is calculated as of the closing price of our Class A common stock as quoted on NYSE on the grant date multiplied by the number of shares subject to the award.

(4)
The amounts reported in this column for all NEOs for 2023 include Company matching contributions to 401(k) plan accounts, health insurance and certain perquisites and personal benefits (entertainment tickets, security, technology and new hire benefits). The amount reported for Varun in 2023 includes $414,534 for reimbursement of commuting and relocation expenses for 2023 in connection with his hiring. The amount reported for Bill includes $42,722 for home technology-related expenses.

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GRANTS OF PLAN-BASED AWARDS IN 2023
The following table provides information about equity awards granted to our NEOs in 2023. All equity awards were made under the 2020 Omnibus Incentive Plan.
Name	Grant Date	Board Approval Date	All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(1)	Grant Date Fair Value Of Stock Awards ($)(2)
Bill Emerson	3/3/2023	3/3/2023	694,444	5,999,996
Brian Brown	3/3/2023	3/3/2023	260,417	2,250,003
Tina V. John	3/3/2023	3/3/2023	202,546	1,749,997
Bob Walters	3/3/2023	3/3/2023	347,222	2,999,998

(1)
Represents grants of RSUs that vest in three equal installments on each of the first three anniversaries of the grant date.

(2)
The grant date fair value per share was $8.64 on March 3, 2023 (the closing price per share of the Company’s Class A common stock on the NYSE on such date).

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
EMPLOYMENT AGREEMENTS
In 2020, Jay and Brian entered into employment agreements with Holdings, and Bob entered into an employment agreement with Rocket Mortgage.
In connection with their promotions in 2022, Brian entered into an amendment to his employment agreement with Holdings to reflect his appointment as Chief Financial Officer and Treasurer effective November 15, 2022, and Tina entered into an employment agreement with Holdings effective October 3, 2022.
In connection with his promotion to Interim Chief Executive Officer, Bill entered into an employment agreement with Holdings effective March 27, 2023. His employment agreement provides for (1) an annual base salary of $600,000 and a target bonus of 100% of his base salary for each calendar year and (2) a grant of RSUs having a grant value of $6.0 million.
In connection with his initial appointment as Chief Executive Officer, Varun entered into an employment agreement with Holdings, effective September 5, 2023. His employment agreement provides for (1) an annual base salary of $1.25 million and a target bonus of 150% of his base salary for each calendar year (with a guaranteed payment of the target payout subject to pro-ration for 2023), (2) a one-time signing bonus of $2 million and (3) eligibility to receive a grant of RSUs and PSUs in 2024, in an aggregate number of shares (at target for the PSUs) based on $16.875 million divided by the 30-day trailing average stock price ending on September 5, 2023.
Jay and Bob retired as of June 1, 2023 and September 5, 2023, respectively. In accordance with their employment agreements, Jay and Bob forfeited all outstanding equity awards, including unvested dividend equivalents, as of their respective retirement dates in 2023; provided, all outstanding and vested stock options remained exercisable for 90 days following their respective retirement dates; however, neither Jay nor Bob exercised any stock options during that period.
Pursuant to each employment agreement, such NEOs are paid an annual base salary and are eligible to receive an annual bonus based on the satisfaction of business objectives and/or other criteria as determined in the sole discretion of our Compensation Committee. The employment agreements also include post-termination restrictive covenant provisions, including perpetual non-disclosure of confidential information, non-competition for 18 months, non-solicitation of employees’ customers, clients and vendors for 18 months and perpetual non-disparagement covenants.
See “– Potential Payments Upon Termination of Employment or Change in Control of the Company” for a description of the potential payments and benefits payable to our NEOs following a termination under their employment agreements and otherwise.
ANNUAL DISCRETIONARY CASH BONUSES
For the annual discretionary cash bonus, there were no pre-set performance goals that were required to be satisfied. Therefore, such amounts are included in the Bonus column of the Summary Compensation Table.
For 2022, there were no annual discretionary bonuses that were earned in connection with service as an executive officer. For Bob, the amount for 2022 represents a one-time cash bonus and gift basket received in recognition of his 25th anniversary with the Company. This award was made as part of our team member recognition program for all team members where anniversary awards are provided based on significant milestones. The milestone
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payment and gift for Bob was paid in January 2022. Brian and Tina earned discretionary Drive bonuses in connection with their service prior to their 2022 promotions, prorated for the time spent in such prior roles in 2022; such bonuses were paid in February 2023. For Brian, the amount for 2022 reported also includes a one-time cash bonus of $325,000 in connection with his promotion, which was paid in October 2022.
For 2021, the amounts reported in the Bonus column represent annual discretionary cash bonuses for such year, paid in the first quarter of 2022.
EQUITY AWARDS
For 2023 and 2022, the amounts reported in the Stock Awards column reflect the grant date fair value of RSU awards granted on March 3, 2023 and March 7, 2022, respectively, under our 2020 Omnibus Incentive Plan. For 2022, grant date fair value includes $1.01 per share for the special dividend effective shortly following the grant date. The RSUs vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued employment on the applicable vesting date. All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our Class A common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
In January 2022, Brian’s 2019 RHI RSUs were amended (the “January 2022 Amendment”) to allow for cash settlement of the portion of such RHI RSUs that vested on October 31, 2021 but were not previously settled, in an amount equal to the fair market value as of the vesting date of such RHI RSUs. Brian received a cash payment of $1,340,000 (less applicable withholding taxes) in connection with such cash settlement. For Brian, the amount reported in the Stock Awards column for 2022 includes the incremental fair value of $880,000 (which was calculated based on the settlement value less the initial grant date value) recognized as accounting expense by the Company in 2022 in connection with this award modification in accordance with ASC 718. The January 2022 Amendment was approved by the board of directors of RHI.
Jay and Bob retired as of June 1, 2023 and September 5, 2023, respectively. In accordance with their employment agreements, Jay and Bob forfeited all outstanding equity awards, including unvested dividend equivalents, as of their respective retirement dates in 2023; provided, all outstanding and vested stock options remained exercisable for 90 days following their respective retirement dates; however, neither Jay nor Bob exercised any stock options during that period.
Varun’s initial equity awards upon hire were granted in connection with the annual equity awards in 2024.
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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023
The following table provides information about the outstanding Company equity awards held by our NEOs as of December 31, 2023.
Varun’s initial equity awards were granted by the Company in connection with the annual equity awards in 2024.
Jay and Bob retired as of June 1, 2023 and September 5, 2023, respectively. In accordance with their employment agreements, Jay and Bob forfeited all outstanding equity awards, including unvested dividend equivalents, as of their respective retirement dates in 2023; provided, all outstanding and vested stock options remained exercisable for 90 days following their respective retirement dates; however, neither Jay nor Bob exercised any stock options during that period.
		Option Awards				Stock Awards
Name	Grant Date	Number Of Securities Underlying Unexercised Options Exercisable (#)	Number Of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(3)
Bill Emerson	3/3/2023(2)	—	—	—	—	694,444	10,055,549
	3/7/2022(2)	—	—	—	—	12,195	188,901
	8/5/2020(1)	38,501	—	18.00	8/5/2030	—	—
Brian Brown	3/3/2023(2)	—	—	—	—	260,417	3,770,838
	3/7/2022(2)	—	—	—	—	108,402	1,679,146
	8/5/2020(1)	92,402	—	18.00	8/5/2030	—	—
Tina V. John	3/3/2023(2)	—	—	—	—	202,546	2,932,866

(1)
These stock option awards vested as to 33.33% on the first anniversary of the grant date and monthly thereafter over the next 24 months, subject to such person’s employment continuing on such applicable vesting dates.

(2)
Each of these RSU awards vests in three equal installments on each of the first three anniversaries of the grant date, subject to such person’s employment continuing on such applicable vesting dates.

(3)
Represents the sum of (a) the product of (i) $14.48 (which was the closing price of the Company’s Class A common stock on the NYSE on December 29, 2023, the last trading day of 2023) and (ii) the number of shares of Class A common stock underlying the RSUs, and (b) the cash dividend equivalents related to such RSUs, as applicable. As of December 31, 2023, the NEOs had earned dividend equivalents on outstanding unvested RSUs from 2022 awards in the following amounts: Bill, $12,317 and Brian, $109,485.

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OPTION EXERCISES AND STOCK VESTED IN 2023
The following table sets forth information regarding the value realized by each of our NEOs on the vesting of stock awards in 2023. The number of shares acquired and the value realized for each award excludes the payment of any fees, commissions or taxes. In 2023, no stock options were exercised by our NEOs.
Name	Number Of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(1)
Bill Emerson	16,515	194,892
Brian Brown	165,946	1,474,363
Tina V. John	3,704	49,263
Jay Farner	216,802	2,003,250
Bob Walters	206,301	2,413,721

(1)
Based on the number of RSUs vested multiplied by the closing price of the Company’s Class A common stock on the NYSE on the vesting date, plus the amount of dividend equivalent rights attached to the RSUs (which were payable in cash at the time the vested RSUs were settled).

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL OF THE COMPANY
EQUITY AWARDS
The award agreements for the RSU and option awards granted in 2020 and the award agreements for the RSU awards granted in 2022 and 2023 provide that in the event of a Change in Control, the awards will, to the extent unvested, become immediately vested and settled or exercisable, respectively, if either (a) the officer’s employment is terminated by the Company without Cause or by the officer for Good Reason within 18 months following the effective date of the Change in Control or (b) if the RSU or option awards are not continued, assumed or substituted. The award agreements also include restrictive covenants (non-competition and non-solicitation) and confidentiality protections for specified periods, and the awards will be immediately forfeited if any such provision is violated. The stock option award agreements provide that, upon termination without Cause, vested stock options will remain exercisable after the termination date until the earlier of 90 days following such termination or the expiration date of the stock options.
In December 2020, upon recommendation of our Compensation Committee, our Board determined to modify the equity awards granted in 2020, including the awards to our NEOs, to provide for immediate vesting of the unvested portion of the RSU or stock option award at the time of termination of employment due to death or disability, with the stock option award remaining exercisable until the earlier of one year following such termination and the expiration date of the stock option. The RSUs granted in 2022 and 2023 also provide for immediate vesting of the unvested portion of the RSU at the time of termination of employment due to death or disability.
All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our Class A common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
Cause means:
•
The officer’s conviction of, or entry of a plea of no contest to a felony;

•
The officer’s gross negligence or willful misconduct, or a willful failure to attempt in good faith to substantially perform such person’s duties;

•
The officer’s material breach of a material provision of an employment agreement or offer letter or any non-competition, non-disclosure or non-solicitation agreement;

•
The officer’s material violation of the Company’s material written policies;

•
The officer’s fraud or misappropriation, embezzlement or material misuse of the Company’s funds or property; or

•
Willful or reckless misconduct in respect of the officer’s obligations to the Company or its affiliates or other acts of misconduct by the officer occurring during the course of the officer’s employment or service that results in or could reasonably be expected to result in material damage to the Company’s property, business or reputation.

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Good Reason means, absent the officer’s written consent:
•
A material diminution in the officer’s authority, duties or responsibilities;

•
A material diminution in the officer’s base salary other than a general reduction in base salary that affects all similarly situated team members; or

•
A relocation of the officer’s principal place of employment by more than 50 miles from the officer’s current principal place of employment, unless the new principal place of employment is closer to the officer’s home address or the position is virtual.

Change in Control means the first to occur of any of the following events:
•
The acquisition by any person or group, or persons acting jointly or in concert, of beneficial ownership of 50% or more of the combined voting power of the outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”), excluding any acquisition by the Company or any of its affiliates, Permitted Holders (as defined below) or any of their respective affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its affiliates;

•
A change in the composition of our Board such that members of our Board during any consecutive 24-month period (including any person becoming a director through election or nomination approved by such incumbent directors, but excluding any individual becoming a director as a result of an election contest, or as a result of a solicitation of proxies by or on behalf of any person other than our Board) cease to constitute a majority of our Board;

•
The approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; and

•
The consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company, or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company or Permitted Holders, unless immediately following such business combination or sale:

(A)
The Outstanding Company Voting Securities that were outstanding immediately prior to such business combination or sale (or shares into which the Outstanding Company Voting Securities were converted) represent more than 50% of the total voting power of the entity resulting from such business combination or the acquiring entity in such sale (in either case, the “Surviving Company”), or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of our board of directors of the Surviving Company (the “Parent Company”), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to such business combination or sale; and

(B)
No person (other than RHI, Permitted Holders or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of our board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company).

Permitted Holders means each of:
•
Dan Gilbert, his spouse, children, lineal descendants or the estates, heirs, executors, personal representatives, successors or administrators, or any trust established for the benefit of (or any charitable trust or non-profit entity established by) any such Gilbert family member, or any trustee, protector or similar person of such trust or non-profit entity or any person controlling, controlled by or under common control with any such person;

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•
Jay Farner, his children, lineal descendants or heirs, or any trust established for the benefit of (or any charitable trust or non-profit entity established by) any such Farner family member, or any trustee, protector or similar person of such trust or non-profit entity or any person controlling, controlled by or under common control with any such person;

•
RHI and any of its subsidiaries;

•
Any person who is acting solely as an underwriter in connection with a public or private offering of equity interests of the Company or any of its direct or indirect parent companies, acting in such capacity; and

•
Any group the members of which include any of the Permitted Holders specified in the first three bullets of the Permitted Holders definition immediately above that hold or acquire beneficial ownership of the voting stock of the Company so long as (1) each member has voting rights proportional to the percentage of ownership interests held or acquired by such member (or more favorable voting rights, in the case of any Permitted Holders specified in clauses (i), (ii) and (iii)) and (2) no person or other group beneficially owns more than 50% on a fully diluted basis of the voting stock held by the Permitted Holder group.

EMPLOYMENT AGREEMENTS
In 2020, Jay and Brian entered into employment agreements with Holdings, and Bob entered into an employment agreement with Rocket Mortgage. In connection with their promotions in 2022, Brian entered into an amendment to his employment agreement with Holdings to reflect his appointment as Chief Financial Officer and Treasurer effective as of November 15, 2022, and Tina entered into an employment agreement with Holdings effective October 3, 2022. In connection with his promotion to Interim Chief Executive Officer, Bill entered into an employment agreement with Holdings effective March 27, 2023. Holdings entered into an employment agreement with Varun in connection with his appointment as Chief Executive Officer, effective September 5, 2023. Other than as set forth below, such employment agreements do not include severance or change in control benefits.
Tina’s employment agreement provides for a severance payment equal to 75% of the sum of her base salary and target bonus, subject to signing a general release of claims, in the event of her termination without Cause, elimination of her role or her resignation for Good Reason, in each case, within 18 months following a Change in Control or a take-private transaction that results in our Class A common stock no longer being publicly traded.
Varun’s offer letter also provides eligibility for severance benefits in the event he is terminated without Cause, or resigns for Good Reason (as defined in the offer letter), including (i) a lump sum cash payment equal to two times his salary, (ii) 18 months of health benefits, (iii) 12 months accelerated vesting of time-based RSUs and (iv) pro-rated vesting of PSUs (dependent on actual performance). In addition, Varun’s one-time signing bonus must be repaid if he resigns without Good Reason or is terminated for Cause on or prior to September 5, 2024.
EMPLOYEE TERMINATION EVENTS IN 2023
The employment agreements of Jay and Bob did not include severance or change in control benefits.
Jay and Bob retired as of June 1, 2023 and September 5, 2023, respectively. In accordance with their employment agreements, Jay and Bob forfeited all outstanding equity awards, including unvested dividend equivalents, as of their respective retirement dates in 2023; provided, all outstanding and vested stock options remained exercisable for 90 days following their respective retirement dates; however, neither Jay nor Bob exercised any stock options during that period.
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CHANGE OF CONTROL AND SEVERANCE PAYMENTS TABLE
The following table estimates the total value of unvested equity awards held by our NEOs that will be accelerated upon the following events, in each case, assuming such events occur on December 31, 2023:
•
Termination of employment due to death or disability; or

•
A Change in Control in which the RSU and option awards are not continued, assumed or substituted, or a Change in Control within 18 months of termination of the officer’s employment by the Company without Cause or by the officer for Good Reason.

These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs. For purposes of the table, we calculated the intrinsic value of acceleration of the vesting of equity awards as follows:
•
For RSUs, the number of RSUs accelerated multiplied by the closing price of the Class A common stock on the NYSE on December 29, 2023 ($14.48); and

•
For stock options, the number of stock options accelerated multiplied by the difference between (A) the closing price of the Class A common stock on the NYSE on December 29, 2023, the last trading day of 2023 ($14.48), and (B) the exercise price. Since the exercise price of all outstanding options for NEOs ($18.00) was greater than the closing price of the Class A common stock on the NYSE on December 29, 2023, the last trading day of 2023 ($14.48), the options are reported at zero value for purposes of the table below.

The value of the RSUs also include the dividend equivalent rights that are settled in cash upon the vesting and settlement of the RSUs.
Varun is excluded from the table below since he did not have any unvested equity awards as of December 31, 2023.
Name	Termination Due To Death Or Disability ($)	Change In Control And Termination (For Good Reason Or Without Cause) ($)
Bill Emerson	10,244,450	10,244,450
Brian Brown	5,449,970	5,449,970
Tina V. John	2,932,866	2,932,866
In addition to the amounts noted above, Tina would have received an additional severance payment of $506,250, representing 75% of the sum of her base salary and target bonus, in the event of the following terminations as of December 31, 2023: her termination without Cause, elimination of her role or her resignation for Good Reason, in each case, within 18 months following a Change in Control or a take-private transaction that results in our Class A common stock no longer being publicly traded.
As of December 31, 2023, Varun would have received a severance payment of $2,547,448, representing two times his salary and 18 months of health benefits in the event he is terminated without Cause, or resigns for Good Reason. If he resigned without Good Reason or was terminated for Cause, he would have had to repay his one-time $2 million signing bonus.
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PAY VERSUS PERFORMANCE
The following information about the relationship between executive compensation actually paid (“CAP”) and certain financial performance of the Company is required by Item 402(v) of Regulation S-K. The disclosure in this “Pay Versus Performance” section does not reflect our Compensation Committee’s process for compensation setting and should be read in connection with the “Compensation Discussion And Analysis” section of this proxy statement, which contains important information regarding our compensation philosophy, objectives and design, compensation-setting process and NEO compensation program components. The SEC-defined CAP data set forth in the table below also does not reflect amounts actually realized by our NEOs, and our Compensation Committee has not used or considered CAP previously in establishing the NEO compensation program. A significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to forfeiture conditions and possible future declines in value based on changes in our stock price during the vesting period. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest.
PAY VERSUS PERFORMANCE TABLE
Year	Summary Compensation Table Total For PEO (Jay) ($)(1)	Compensation Actually Paid To PEO (Jay) ($)(2)	Summary Compensation Table Total For PEO (Bill) ($)(1)	Compensation Actually Paid To PEO (Bill) ($)(2)	Summary Compensation Table Total For PEO (Varun) ($)(1)	Compensation Actually Paid To PEO (Varun) ($)(2)	Average Summary Compensation Table Total For Non-PEO NEOs ($)(3)	Average Compensation Actually Paid To Non-PEO NEOs ($)(4)	Value Of Initial Fixed $100 Investment Based On:		Net Income (Loss) (Millions) ($)(7)
									Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2023	334,552	(5,659,619)	6,764,187	10,972,355	3,445,914	3,445,914	2,903,982	2,905,006	76	58	(390)
2022	9,468,874	2,137,238	—	—	—	—	2,505,493	684,915	37	72	700
2021	1,603,475	(5,046,699)	—	—	—	—	863,279	(1,418,642)	68	64	6,100
2020	51,727,166	56,595,857	—	—	—	—	8,044,681	9,715,309	94	177	9,400

(1)
The amounts reported in this column represent the amounts reported in the “Total” column of the Summary Compensation Table for each of Jay, Bill and Varun for the years in which they served as PEO. For the years reported in the table, Jay was our PEO from 2020 to June 2023, Bill was our PEO from June 2023 to September 2023, and Varun was our PEO from September 2023 to December 2023.

(2)
The amounts reported in this column represent CAP for each of Jay, Bill and Varun for the years in which they served as PEO as required by Item 402(v) of Regulation S-K. The reported amounts do not reflect the actual compensation earned by or paid to Jay, Bill or Varun during any applicable year. To determine CAP, the adjustments below were made to Jay’s, Bill’s and Varun’s total compensation, as applicable. Defined benefit and actuarial pension plan adjustments were not relevant for any applicable year.

Year	Reported Summary Compensation Table Total For PEO ($)	Reported Value Of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid To PEO ($)
Jay Farner
2023	334,552	—	(6,004,171)	(5,659,619)
2022	9,468,874	(8,656,917)	1,325,281	2,137,238
2021	1,603,475	—	(6,650,174)	(5,046,699)
2020	51,727,166	(20,400,000)	25,268,691	56,595,857
Bill Emerson
2023	6,764,187	(5,999,996)	10,208,164	10,972,355
Varun Krishna
2023	3,445,914	—	—	3,445,914

(a)
The amounts reported in this column represent the grant date fair value of all equity awards granted in the

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applicable year, which are the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for such year.
(b)
The amounts reported in this column represent the equity award adjustments required by Item 402(v) of Regulation S-K, which include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted in the applicable year and vest in the same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value from the end of the prior year to the vesting date; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The fair values of RSUs included in the CAP for our PEO and the Average CAP for our other NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for 2023. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates.

Accordingly, the following reflects the amounts deducted or added in calculating the equity award adjustments for each of Jay and Bill for the years in which they served as PEO. All outstanding equity awards held by Jay were forfeited in connection with his retirement in June 2023. Varun joined Company in September 2023 and did not receive any equity awards in 2023.
Year	Year End Fair Value Of Equity Awards Granted In The Year ($)	Year Over Year Change In Fair Value Of Outstanding And Unvested Equity Awards ($)	Fair Value As Of Vesting Date Of Equity Awards Granted And Vested In The Year ($)	Year Over Year Change In Fair Value Of Equity Awards Granted In Prior Years That Vested In The Year ($)	Fair Value At The End Of The Prior Year Of Equity Awards That Failed To Meet Vesting Conditions In The Year ($)	Value Of Dividends Or Other Earnings Paid On Stock Or Option Awards Not Otherwise Reflected In Fair Value Or Total Compensation ($)	Total Equity Award Adjustments ($)
Jay Farner
2023	—	—	—	136,646	(6,140,817)	—	(6,004,171)
2022	5,209,760	(2,381,129)	—	(1,503,350)	—	—	1,325,281
2021	—	(5,224,369)	—	(1,425,805)	—	—	(6,650,174)
2020	25,268,691	—	—	—	—	—	25,268,691
Bill Emerson
2023	10,055,549	91,219	—	61,396	—	—	10,208,164
Varun Krishna
2023	—	—	—	—	—	—	—

(3)
The amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Varun, Bill and Jay) in the “Total” column of the Summary Compensation Table in each applicable year. Our NEOs (excluding Varun, Bill and Jay) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Brian Brown, Tina V. John and Bob Walters; (ii) for 2022, Bob Walters, Brian Brown, Tina V. John, Julie Booth and Angelo Vitale; and (iii) for 2021 and 2020, Bob, Julie and Angelo.

(4)
The dollar amounts reported in this column represent the average CAP for the NEOs as a group (excluding Varun, Bill and Jay), for each corresponding year computed as required by Item 402(v) of Regulation S-K. The reported amounts do not reflect the actual compensation earned by or paid to the NEOs as a group (excluding Varun, Bill and Jay) during any applicable year. To determine CAP, the adjustments below were made to the average total compensation for the NEOs as a group (excluding Jay), using the same methodology described above in Note 2. Defined benefit and actuarial pension plan adjustments were not relevant for any applicable year, and no equity awards were granted to our NEOs in 2021.

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Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($)(a)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)
2023	2,903,982	(2,333,333)	2,334,357	2,905,006
2022	2,505,493	(1,839,594)	19,016	684,915
2021	863,279	—	(2,281,921)	(1,418,642)
2020	8,044,681	(6,999,999)	8,670,627	9,715,309

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value Of Equity Awards Granted In The Year ($)	Year Over Year Average Change In Fair Value Of Outstanding And Unvested Equity Awards ($)	Average Fair Value As Of Vesting Date Of Equity Awards Granted And Vested In The Year ($)	Year Over Year Average Change In Fair Value Of Equity Awards Granted In Prior Years That Vested In The Year ($)(i)	Average Fair Value At The End Of The Prior Year Of Equity Awards That Failed To Meet Vesting Conditions In The Year ($)	Average Value Of Dividends Or Other Earnings Paid On Stock Or Option Awards Not Otherwise Reflected In Fair Value Or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	2,234,568	270,280	—	263,653	(434,144)	—	2,334,357
2022	1,107,073	(642,359)	—	(445,698)	—	—	19,016
2021	—	(1,792,674)	—	(489,247)	—	—	(2,281,921)
2020	8,670,627	—	—	—	—	—	8,670,627

(i)
For 2022, includes for Brian Brown, the fair value of the modified 2019 RHI RSU at the date of modification less the fair value of the original 2019 RHI RSU on December 31, 2021.

(5)
The cumulative TSR depicts a hypothetical $100 investment in our common stock. The amounts reported in this column represent the Company’s cumulative TSR, which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the measurement period by the Company’s share price at the beginning of the measurement period (the closing price as of initial post-IPO trading date).

(6)
The cumulative TSR depicts a hypothetical $100 investment in our common stock. The Company utilized a selected peer group for purposes of its TSR benchmarking (the “PVP Peer Group”). Our PVP Peer Group is comprised of PennyMac Financial Services Inc, Rithm Capital Corp, Mr. Cooper Group Inc., Anywhere Real Estate Inc., Zillow Group Inc Class C, Redfin Corp, Stewart Information Services Corp, SoFi Technologies Inc, Guild Holdings Company, Compass, Inc., loanDepot, Inc., UWM Holdings Corporation, and Blend Labs, Inc. Certain companies were not publicly traded companies at inception date, and these companies were added and reweighted to the peer group to the most recent quarter subsequent to their respective IPO dates. Home Point Capital Inc. was removed from the PVP Peer Group following its acquisition by Mr. Cooper Group Inc. in August 2023.

(7)
The amounts reported in this column represent net income (loss) reflected in the Company’s audited financial statements for the applicable year.

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NO FINANCIAL PERFORMANCE MEASURES
As described in more detail under “Compensation Discussion And Analysis,” the Company’s executive compensation program consists of base salary, an annual discretionary cash bonus, a new hire signing bonus (for CEO), equity-linked compensation that vests based on continued service and broad-based team member health and welfare programs and retirement benefits. The Company did not use any financial performance measures as part of its cash bonus program or equity awards for 2023 since the 2023 cash bonus program was fully discretionary, the signing bonus was not performance-based, and the equity awards granted to our NEOs in 2023 were comprised entirely of time-based RSUs.
In setting compensation for each of our NEOs, our Compensation Committee considers such officer’s annual performance, which takes into account overall Company performance. Also, annual cash bonuses are earned and paid in the discretion of our Compensation Committee following an evaluation of Company and individual performance for the year.
While such assessments consider overall Company financial performance for the year, the Company does not use or consider any specific financial performance measure to link executive CAP to Company performance and, therefore, has not disclosed a Company-Selected Measure in the Pay Versus Performance Table above, presented the relationship of such Company-Selected Measure to CAP or presented a tabular list of the most important of such financial performance measures, in each case, as permitted by Item 402(v) of Regulation S-K.
ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
Our Compensation Committee believes that our NEO compensation program is designed to give equity stakes, motivate our NEOs to achieve or exceed discretionary objectives and reward them for their achievements when those objectives are met through the use of a discretionary cash bonus program and equity awards. Our Compensation Committee has not used or considered CAP previously in establishing the NEO compensation program. The Company is providing the following graphs of the relationships between the information presented in the Pay Versus Performance Table in accordance with Item 402(v) of Regulation S-K. CAP for our PEO and other NEOs were significantly impacted by our equity grant practices to such persons – in 2020, there were significant IPO-related equity awards; in 2021, there were no equity awards; in 2022, there were our initial annual equity awards of RSUs; and in 2023, we continued the use of the RSU equity awards program.
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CAP and Cumulative TSR
The CAP for our PEO and the average CAP for the other NEOs as a group for 2020, 2021, 2022 and 2023 is presented in comparison to our cumulative TSR for such years in the table below.
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CAP and Net Income (Loss)
The CAP for our PEO and the average CAP for the other NEOs as a group for 2020, 2021, 2022 and 2023 is presented in comparison to our net income (loss) for such years in the table below.

COMPENSATION ACTUALLY PAID (CAP) VS. NET INCOME (LOSS)

COMPENSATION ACTUALLY PAID
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
-$10,000,000
NET INCOME (LOSS) (MILLIONS)
$9,000
$7,000
$5,000
$3,000
$1,000
($1,000)
2020
2021
2022
2023
PEO (Varun) CAP
Average Non-PEO NEO CAP
PEO (Bill) CAP
PEO (Jay) CAP
Net Income (Loss) ($M)

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Cumulative TSR of the Company and Cumulative TSR of the Peer Groups
The following graph shows the relationship of the Company’s cumulative TSR compared to the PVP Peer Group.

TOTAL SHAREHOLDER RETURN (TSR)

$200
$175
$150
$125
$100
$75
$50
$25
$0
TOTAL SHAREHOLDER RETURN
8/6/20
12/31/20
12/31/21
12/31/22
12/31/23
RKT
PEER GROUP

This Pay Versus Performance section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.
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CEO PAY RATIO
We are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our CEO. The following describes our methodology for identifying and calculating the total compensation paid to our median employee and the resulting CEO pay ratio and supplemental CEO pay ratio.
PAY RATIO
After applying the methodology described below, we concluded that our median employee in 2023 worked in Capital Markets at Rocket Mortgage with 2023 annual total compensation of $90,236. The median employee’s compensation was calculated in the same manner used to calculate Varun’s compensation in the Summary Compensation Table. Varun’s annual total compensation was $5,570,016 for purposes of the CEO pay ratio in 2023, which reflects the amount reported in the Summary Compensation Table on an annualized basis using the methodology further described below. Based on such annualized amount, our 2023 CEO to median employee pay ratio was 62:1.
In addition, we believe that a supplemental calculation of Varun’s annual total compensation in 2023 provides a more accurate presentation of his expected reportable compensation in future years. The supplemental calculation utilizes Varun’s annualized total compensation for 2023 as presented above, with the following additional adjustments. Because Varun’s one-time signing bonus was intended to compensate Varun for foregoing the equity award he would have received at his prior employer, in our supplemental calculation, such signing bonus reported in the Summary Compensation Table was removed. We then added an assumed annual equity grant as if he were CEO for the full fiscal year; specifically, we utilized the target grant value from his initial annual equity grant in 2024 and calculated a grant date fair value as if it was issued on March 3, 2023, the grant date of annual awards to other NEOs, and used the same methodology that we used for annual RSU awards in 2023. While Varun’s actual 2024 annual equity grant included a portion of PSUs, we have assumed solely an RSU grant for the supplemental CEO pay ratio in 2023 since other NEOs received solely RSUs for their annual equity awards in 2023. Varun’s annual total compensation was $20,012,662 for purposes of the supplemental CEO pay ratio in 2023. Based on this supplemental calculation of Varun’s annual total compensation, our 2023 supplemental CEO to median employee pay ratio was 222:1.
This information is being provided for compliance purposes only. Neither our Compensation Committee nor management of the Company used these pay ratios in making compensation decisions for 2023. These pay ratios are a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described herein. Our pay ratios may not be comparable to the pay ratios of other companies because the SEC rules permit a variety of methodologies, estimates, adjustments and assumptions.
MEASUREMENT DATE AND EMPLOYEE POPULATION
During 2023, there were changes in our employee population and employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Consequently, we identified a new median employee for 2023. We identified the median employee using a measurement date of December 31, 2023. As of December 31, 2023, we employed approximately 14,700 team members in the United States and Canada.
The annual total compensation reported for the CEO above reflects the pay ratio disclosure requirements for a year in which a CEO transition occurs. The annual total compensation reported for CEO pay ratio purposes does not reflect the “Total” column of our Summary Compensation Table for 2023 included in this proxy statement, nor does it reflect amounts actually paid to our CEO for fiscal year 2023. On December 31, 2023, Varun was our CEO.
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Varun began serving as our CEO effective September 5, 2023. As permitted by the pay ratio regulations, Varun’s compensation was annualized to represent his compensation as if he were CEO for 2023 in entirety. The calculation included Varun’s reported amounts in the Summary Compensation Table for 2023, adjusted to assume that Varun received his base salary rate and target bonus payout for the entire fiscal year, and applicable elements of “All Other Compensation” were adjusted to assume he was CEO for the entire fiscal year.
CONSISTENTLY APPLIED COMPENSATION MEASURE
The applicable rules require us to identify the median employee by use of a “consistently applied compensation measure,” or CACM. For 2023, we chose a CACM based on W-2 wages for employees in the United States and T4 wages for employees in Canada. Canadian dollars were converted to U.S. dollars using an average conversion rate for 2023. For employees that worked in both the United States and Canada, we combined the W-2 and T4 wages, where appropriate, when identifying the median employee. We did not annualize the compensation paid to partial-year employees or employees who were on an unpaid leave of absence, and we did not utilize any cost-of-living adjustments. We did not exclude any foreign team members in our calculation.
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
We have adopted a written Related Person Transaction Policy (the “RPT policy”), which addresses the review, approval, ratification and disclosure of all related person transactions by our Audit Committee (or other specified persons). In accordance with the RPT policy, our Audit Committee has overall responsibility for the implementation of, and compliance with, the RPT policy. Our Audit Committee approved updates to the RPT policy effective January 2024 to revise certain pre-approval categories and dollar thresholds and to conform to revised NYSE requirements.
For purposes of the RPT policy, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in the RPT policy) had, has or will have a direct or indirect material interest. A related person transaction does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from such employment relationship or transaction that has been disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act.
The RPT policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal team determines that such transaction is a related person transaction (and not subject to the specified pre-approved exceptions approved by our Audit Committee, as discussed below), the proposed transaction will be submitted for consideration (a) to our Audit Committee at its next meeting, (b) if not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of our Audit Committee, or (c) to a different group of independent directors as determined by our Board (each, an “RPT Approval Person”).
An RPT Approval Person may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the RPT policy and that is ongoing or is completed (including any transaction that was not considered a related person transaction at the time it was entered into, but subsequently is), the transaction will be submitted to an RPT Approval Person so that it may determine whether to continue, modify or terminate the related person transaction.
The RPT policy also provides that our Audit Committee/an RPT Approval Person review certain previously approved or ratified related person transactions that are ongoing and have a remaining term of more than twelve months to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
The RPT policy provides that any related person transactions that do not exceed $120,000 in the aggregate in any fiscal year will be deemed pre-approved. In addition, each of the following related person transactions will be deemed pre-approved or ratified by our Audit Committee under the terms of the RPT policy, even if the aggregate amount involved will exceed $120,000, which are reported to our Audit Committee at the following meeting
•
Any transaction where the related person’s interest derives solely from such person’s position as a director of another corporation or organization that is a party to the transaction;

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•
Any transaction involving a related person or associated entity where the rates or charges involved are determined by competitive bids;

•
If previously approved by our Board or a Board Committee, any transaction or decision that involves providing compensation or benefits to a director or executive officer of the Company or any of its subsidiaries in connection with such director’s or executive officer’s duties with the Company or its subsidiaries or the hiring, promotion or retention of any such director or executive officer;

•
Any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights offerings);

•
Any indemnification payments or advancement of expenses made to a related person pursuant to the Company’s Certificate of Incorporation, bylaws or an agreement approved by our Board;

•
Transactions involving a related person that (i) occur in the ordinary course of business, (ii) are on terms that are comparable to the terms available to an unrelated third party or to team members generally, (iii) have fees (or revenue, as applicable) for any single related person transaction or series of related person transactions that do not exceed $500,000 annually, (iv) the fees (or revenue, as applicable) for any single related person transaction with a multi-year contract term do not exceed an aggregate total of $1,000,000, and (v) where those transactions can be generally categorized into one or more of the following descriptions of services or goods:

◦
Professional services provided by Company subsidiaries to related persons, including technology services, information security services and support, human resources services, legal services, data governance and analytics, advisory services, the procurement of goods, services and materials, including vendor engagement and risk management, accounting and finance services, marketing services and telemarketing services, and associated third-party costs, deliverables fees and special event charges;

◦
Transactions involving the receipt of professional services, including consultant and advisory services, physical security services, design services and video production services;

◦
Transactions involving the receipt of technology services, including website and application development, use of technology platforms, technology training and training products, data protection services, discover analytics and data strategy services, data source support and technical support services;

◦
Transactions pertaining to advertising, marketing placement services, online contest and events sweepstakes, sponsorships and naming rights with related persons;

◦
Transactions involving the purchase of meals and catering services, event venue rental, hotel guest rooms and venue rental, purchase of branded or luxury goods for Company team members, and the procurement of goods associated with services provided to the Company;

◦
The Company may provide or facilitate elective benefits involving related persons for team members including such benefit resources as childcare, wellness centers and virtual tutoring programs;

◦
The Company may share team members between related persons as necessary to perform business operations, with the fees to be equivalent to the allocated cost of the team members involved; and

◦
Any real estate related transaction involving a related person where the transaction can be generally categorized into the following transaction types: (i) direct leases of space for operations; (ii) subleasing of the Company’s space to related persons; (iii) construction management or consulting services; (iv) procurement of parking spaces; and (v) other landlord services and fees including building utilities, HVAC, common area maintenance, maintenance fees including landlord labor and direct pass-through expenses, and other landlord service fees in coordination with existing lease agreements.

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In addition to requirements under the RPT policy, the Company has internal related person transaction identification and assessment procedures to ensure appropriate monitoring and reporting of related person transactions. These procedures are managed by team members in our finance and legal departments.
RELATED PERSON TRANSACTIONS
The following is a description of related party transactions in existence since the beginning of 2023. All of the transactions described below were approved or ratified by our Audit Committee in accordance with the RPT policy or deemed pre-approved under the terms of the RPT policy.
ROCK HOLDINGS INC.
RHI, our principal stockholder, is the controlling majority stockholder of several other businesses, including a technology services provider (Detroit Labs) and a comprehensive organizational people directory (Sift Enterprises). Our executive officers and directors who are affiliated with RHI own common equity interests in RHI. Dan Gilbert, our founder and Chairman, is the majority stockholder of RHI and serves as the CEO and President of RHI and as the chairman of RHI’s board of directors.
Jay Farner, our former Chief Executive Officer (through September 5, 2023) and former Vice Chairman of our Board (through February 2023), served as the Chief Executive Officer of RHI until March 27, 2023 and as a director of RHI until March 24, 2023. Dan Gilbert was appointed Chief Executive Officer of RHI on March 27, 2023. Among our other directors, Dan Gilbert, Jennifer Gilbert and Matthew Rizik continue to serve as directors of RHI and certain of our other affiliates. Bill Emerson served as Vice Chairman of RHI until May 2023, which is a strategic advisory role without authority over operations. Additionally, Matthew continues to serve as an officer of RHI and certain of its subsidiaries and affiliates, including as Chief Executive Officer of ROCK (appointed in February 2023).
In addition to RHI, Dan is the majority or controlling shareholder of a number of other entities with which we have historically entered into transactions and agreements, including the NBA’s Cleveland Cavaliers, the real estate investment firm Bedrock and the unicorn online startup StockX. For more information on Dan, see “Board Matters – Director Background And Qualifications.”
OPERATING AGREEMENT OF RKT HOLDINGS, LLC
In connection with the reorganization transactions, the Company, Holdings, RHI and Dan Gilbert entered into the Amended and Restated RKT Holdings Operating Agreement (the “Holdings Operating Agreement”). In accordance with the terms of the Holdings Operating Agreement, we operate our business through Holdings and its subsidiaries. Pursuant to the terms of the Holdings Operating Agreement, so long as affiliates of RHI and its related parties continue to own any Holdings Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we will not, without the prior written consent of such holders, (i) engage in any business activity other than the management and ownership of Holdings and its subsidiaries or (ii) own any assets other than securities of Holdings and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Holdings and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Holdings.
As the sole managing member of Holdings, we have control over all of the affairs and decision making of Holdings. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Holdings and the day-to-day management of Holdings’ business. We will fund any dividends to our stockholders by causing Holdings to make distributions to its equityholders, RHI, Dan Gilbert and us, subject to the limitations imposed by our debt documents.
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The holders of Holdings Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Holdings. Net profits and net losses of Holdings will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of Holdings Units, though certain non-pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. The Holdings Operating Agreement provides for cash distributions to the holders of Holdings Units for purposes of funding their tax obligations in respect of the taxable income of Holdings that is allocated to them. Under the Holdings Operating Agreement, these tax distributions will be computed based on Holdings’ estimate of the net taxable income of Holdings allocable per Holdings Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Michigan, New York City or California (taking into account the non-deductibility of certain expenses and the character of our income). Future tax distribution calculations may be adjusted based on changes in relevant tax laws.
The Holdings Operating Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A common stock or Class B common stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, will be concurrently invested in Holdings (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase Holdings Units from a member of Holdings (in which case such net proceeds will instead be transferred to the selling member as consideration for such purchase)) and Holdings will issue to us Holdings Units.
Similarly, except as otherwise determined by us, Holdings will not issue any additional Holdings Units to us unless we issue or sell an equal number of shares of our Class A common stock or Class B common stock. Conversely, if at any time any shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired, Holdings will redeem, repurchase or otherwise acquire an equal number of Holdings Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Holdings will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Holdings Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not affect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Holdings Units.
Subject to certain exceptions, Holdings will indemnify all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Holdings’ business or affairs or the Holdings Operating Agreement or any related document.
Holdings may be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) as determined by us. Upon dissolution, Holdings will be liquidated and the proceeds from any liquidation will be applied and distributed as follows: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Holdings’ liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves); and (b) second, to its members in proportion to their Holdings Units (after giving effect to any obligations of Holdings to make tax distributions).
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EXCHANGE AGREEMENT
At the closing of our initial public offering on August 10, 2020 (“IPO”), we entered into an Exchange Agreement (the “Exchange Agreement”) with RHI and Dan Gilbert, pursuant to which each of RHI and Dan Gilbert (or certain transferees thereof) has the right to exchange its or his Holdings Units (along with corresponding shares of our Class D common stock or Class C common stock), for, at our option (as the sole managing member of Holdings), (i) shares of our Class B common stock or Class A common stock, as applicable, on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.
The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or to us or our stockholders and approved by our Board or is otherwise consented to or approved by our Board, RHI and Dan Gilbert will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer.
In the case of any such offer proposed by us, we must use our reasonable best efforts to enable and permit RHI and Dan Gilbert to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we must use our reasonable best efforts to ensure that RHI and Dan Gilbert may participate in each such offer without being required to exchange Holdings Units and corresponding shares of our Class D common stock. The Exchange Agreement further provides that RHI and Dan Gilbert are not required to participate in any such offer that would be tax-free to holders of shares of our Class A common stock without their prior consent.
The Exchange Agreement also sets forth certain information rights granted to RHI and specifies that we will not amend the provisions of our Certificate of Incorporation renouncing corporate opportunities without the consent of RHI for so long as RHI holds any Holdings Units.
REGISTRATION RIGHTS AGREEMENT
Prior to the consummation of our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with RHI, Dan Gilbert and certain of his affiliates (each, a “Registration Party”), pursuant to which each Registration Party is entitled to demand the registration of the sale of certain or all of our Class A common stock that it beneficially owns. Among other things, under the terms of the Registration Rights Agreement:
•
If we propose to file certain types of registration statements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offering of equity securities, we must use our reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•
Each Registration Party has the right, subject to certain conditions and exceptions, to request that we file (i) registration statements with the SEC for one or more underwritten offerings of all or part of our shares of Class A common stock that it beneficially owns and/or (ii) a shelf registration statement that includes all or part of our shares of Class A common stock that it beneficially owns as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act. We are required to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, will be paid by us.
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The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions and is governed by New York law.
TAX RECEIVABLE AGREEMENT
The purchase of Holdings Units (along with corresponding shares of our Class D common stock) from RHI using the net proceeds from our IPO, future exchanges by RHI or Dan Gilbert (or its transferees or other assignees) of Holdings Units and corresponding shares of Class D common stock or Class C common stock for shares of our Class B common stock or Class A common stock, and future purchases of Holdings Units (along with the corresponding shares of our Class D common stock or Class C common stock) from RHI or Dan Gilbert (or its transferees or other assignees) are expected to produce favorable tax attributes for us. These tax attributes would not be available to us in the absence of those transactions. We expect both the existing and anticipated tax basis adjustments to reduce the amount of tax that we would otherwise be required to pay in the future.
We entered into a tax receivable agreement with RHI and Dan Gilbert that provides for the payment by us to RHI and Dan Gilbert (or their transferees of Holdings Units or other assignees) of 90% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) as a result of:
•
Certain increases in our allocable share of the tax basis in Holdings’ assets resulting from (a) the purchases of Holdings Units (along with the corresponding shares of our Class D common stock or Class C common stock) from RHI and Dan Gilbert (or their transferees or other assignees) using the net proceeds from our IPO, or in any future offering, (b) exchanges by RHI and Dan Gilbert (or their transferees or other assignees) of Holdings Units (along with the corresponding shares of our Class D common stock or Class C common stock) for cash or shares of our Class B common stock or Class A common stock, as applicable, or (c) payments under the tax receivable agreements;

•
Tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreement; and

•
Any disproportionate allocations of tax benefits to Holdings as a result of section 704(c) of the Code that relate to the reorganization transactions.

The tax receivable agreement makes certain simplifying assumptions regarding the determination of the cash savings that we realize or are deemed to realize from the covered tax attributes, which may result in payments pursuant to the tax receivable agreement in excess of those that would result if such assumptions were not made.
The actual tax benefit, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors. These factors include, among others, the timing of exchanges by or purchases from RHI and Dan Gilbert, the price of our Class A common stock at the time of the exchanges or purchases, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreement constituting imputed interest.
There is a possibility that under certain circumstances not all of the 90% of the applicable cash savings will be paid to the selling or exchanging holder of Holdings Units at the time described above. If we determine that such circumstances apply and all or a portion of such applicable tax savings is in doubt, we will pay to the holders of
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such Holdings Units the amount attributable to the portion of the applicable tax savings that we determine is not in doubt and pay the remainder at such time as we reasonably determine the actual tax savings or that the amount is no longer in doubt.
Future payments under the tax receivable agreement could be substantial. We estimate that, as a result of the amount of the increases in the tax basis in Holdings’ assets from the purchase of Holdings Units (along with the corresponding shares of our Class D common stock) in connection with the initial public offering, the over-allotment option (Greenshoe), and the March 2021 paired interest exchange, assuming no material changes in the relevant tax law and that we will have sufficient taxable income to utilize all of the tax attributes covered by the tax receivable agreement when they are first available to be utilized under applicable law, we estimate that payments to RHI and Dan Gilbert under the tax receivable agreement would aggregate to $301.3 million over the next 20 years and for yearly payments over that time to range between approximately $0 million to $25 million per year. Future payments under the tax receivable agreements in respect of subsequent purchases or exchanges of Holdings Units (along with the corresponding shares of Class D common stock or Class C common stock) would be in addition to these amounts. The payments under the tax receivable agreement are not conditioned upon RHI’s or Dan Gilbert’s continued ownership of us.
In addition, RHI and Dan Gilbert (or its transferees or other assignees) will not reimburse us for any payments previously made if any covered tax benefits are subsequently disallowed. However, any excess payments made to RHI and Dan Gilbert (or such holder’s transferees or assignees) will be netted against future payments that would otherwise be made under the tax receivable agreement with RHI and Dan Gilbert, if any, after our determination of such excess. We could make payments to RHI and Dan Gilbert under the tax receivable agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.
In addition, the tax receivable agreement provides that in the case of a change in control of the Company or a material breach of our obligations under the tax receivable agreement, we will be required to make a payment to RHI and Dan Gilbert in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.50% or a rate based on the benchmark rate used to determine pricing or interest rates in a majority of our then-outstanding repurchase or warehouse agreements or other financing arrangements providing for the financing of mortgage loans plus 100 basis points, which may differ from our, or a potential acquirer’s, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income.
In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreement may result in situations where RHI and Dan Gilbert have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the tax receivable agreement that are substantial, significantly in advance of any potential actual realization of such further tax benefits, and in excess of our, or a potential acquirer’s, actual cash savings in income tax.
Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments made under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or purchase of Holdings Units and the corresponding Class D common stock or Class C common stock may accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before such an exchange or purchase may increase the tax liability of RHI and Dan Gilbert without giving rise to
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any rights to receive payments under the tax receivable agreement. Such effects may result in differences or conflicts of interest between the interests of RHI and Dan Gilbert and the interests of other stockholders.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreement is dependent on the ability of our subsidiaries to make distributions to us. Our debt agreements restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreement. To the extent that we are unable to make payments under the tax receivable agreement as a result of restrictions in our debt agreements, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.
INDEMNIFICATION AGREEMENTS
We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
TRANSACTIONS WITH RHI AND OTHER RELATED PARTIES
From time to time, we have entered into various transactions and agreements with RHI, its subsidiaries, and certain other affiliates of Dan Gilbert, our founder and Chairman, and certain other affiliates of our director Jennifer Gilbert. In doing so, we have enhanced our operations by looking at, and taking advantage of, opportunities not only with third parties but also with our affiliated entities. We intend to continue taking advantage of such opportunities with RHI and other affiliates of our directors and officers in accordance with our RPT policy (see “ – Policies and Procedures for Related Person Transactions”). The following transactions disclosed are rounded to the nearest million dollars as indicated.
SERVICES PROVIDED BY THE COMPANY TO AFFILIATES
We have entered into transactions and agreements to provide certain support services to RHI, its subsidiaries and certain other affiliates of Dan Gilbert and Jennifer Gilbert, including Bedrock, ROCK and Rock Events at fees that reflect the cost of services provided by us plus, in certain circumstances, a reasonable margin. These services primarily include technology services (e.g., infrastructure, platform interface, data and server support), information security services and support, human resources services (e.g., providing skilled recruiters and recruiting support, payroll and benefits administration and support), legal services (e.g., support and advice on transactional matters, employment law, and litigation), data governance and analytics, advisory services (e.g., strategic consulting, tax services and advice, and security services), the procurement of goods, services and materials, including vendor engagement and risk management (e.g., technology development and data acquisition services), accounting and finance services (e.g., providing accounting and financial reporting services), marketing services, and telemarketing services (collectively, the “Provided Services”). We intend to continue providing the Provided Services and our subsidiaries Rocket Mortgage, Rocket Central and Rocket Connections have entered into agreements for Provided Services with certain affiliates. Fees for the Provided Services amounted to $8.6 million in the year ended December 31, 2023.
We also charge the recipient of the Provided Services for all documented out of pocket third party costs and expenses we incur for such services, which in some cases are net settled against pass through costs these related parties have charged us. In the year ended December 31, 2023, we charged $13.1 million, net, for such costs and expenses. Out of these pass through costs, a substantial majority relates to payroll and benefits payments we administered on behalf of our affiliates.
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SERVICES ACQUIRED BY THE COMPANY FROM AFFILIATES
We have entered into transactions and agreements to receive certain services from certain subsidiaries of RHI and affiliates of Dan Gilbert and Jennifer Gilbert, including ROCK, Sift LLC, Rock Security LLC, Pophouse, and Bedrock at fees that reflect the cost of services acquired by us plus, in certain circumstances, a reasonable margin. These services primarily include consultant services, data protection services, data source support and technical support services, physical security services, professional services to assist customers in customizing software, discovery analytics and data strategy services, business consulting, design and process improvement consulting services, and catering and event services (the “Received Services”). We intend to continue receiving the Received Services. In connection with the Received Services, we paid fees and out of pocket costs and expenses incurred by the service providers for such services in an amount of $23.4 million in the year ended December 31, 2023.
REAL ESTATE TRANSACTIONS
Certain of our subsidiaries, including Rocket Mortgage and RockLoans Marketplace LLC, are parties to lease agreements for certain of our offices, including our headquarters in Detroit, with various affiliates of Bedrock and other affiliates of Dan Gilbert. The lease agreements have terms ranging between one and 15 years. Under each agreement, our subsidiaries are required to pay specified rent, as well as common area maintenance fees, costs for office services (e.g. for consumed electricity) and property maintenance costs. Additionally, we paid for the renovation and expansion of certain of the properties subject to these agreements. During the year ended December 31, 2023, we made cash payments totaling $74.4 million for these properties. During the year ended December 31, 2023, we received payment related to tenant improvement allowance from our related party landlords in the amount of $0.8 million. Upon renewal, any lease will be approved pursuant to the terms of our RPT policy (see “− Policies and Procedures for Related Person Transactions”).
In addition to the parking spaces we obtain under our lease agreements, we also acquire additional parking rights from Bedrock or through an agent of Bedrock at properties owned by Bedrock. During the year ended December 31, 2023, we made cash payments totaling $18.1 million for these additional parking rights.
We also subleased office space to certain of our affiliates, including dPOP LLC and Rock Events LLC. Under each agreement, the relevant counterparty is required to pay us a specified amount of rent. During the year ended December 31, 2023, we charged the certain affiliates $0.2 million under these agreements, which reflect the cost of the underlying leases.
NAMING RIGHTS AGREEMENT FOR ROCKET MORTGAGE FIELD HOUSE
On July 1, 2017, we entered into an agreement with Cleveland Cavaliers Holdings, LLC and certain of its affiliates (collectively, the “Cavaliers”), to obtain the naming rights for a professional sports arena. The agreement terminates in 2034. Dan Gilbert is the majority owner of the Cavaliers. Under the terms of the agreement, the Cavaliers must place signage on and in the arena in agreed upon locations and provide for advertising spots on radio and television broadcasts as well as certain other advertising benefits. We paid the Cavaliers $6.6 million in the year ended December 31, 2023 under this agreement.
GUARANTEES
Rocket Mortgage has provided a guaranty for three rental agreements entered into by affiliates of Dan Gilbert which relate to the cafeteria, gym and daycare facilities at 1000 Woodward Avenue in Detroit. Rocket Mortgage is obligated to pay for up to 50% of the basic rental and operating expenses under each of these agreements if the tenant does not make such payments. If these guarantees were required to be paid, Rocket Mortgage may be required to fund up to $1.7 million in total for the three guarantees. We have not recorded a liability for these guarantees because we believe it is not probable that we would be required to make any payments thereunder.
Rocket Mortgage has entered into a Master Commercial Card Agreement with JPMorgan Chase Bank, N.A. (“JPM”) pursuant to which Rocket Mortgage and its affiliates may use cards issued by JPM. Rocket Mortgage is responsible
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as a primary obligor for all obligations of these affiliates under this agreement. At December 31, 2023, the amounts due by those affiliates under this agreement was $0.2 million.
CHARITABLE DONATIONS
During the year ended December 31, 2023, we paid to Rocket Community Fund an aggregate of $14.4 million pursuant to an Intercompany Services Agreement in which these funds are used to make donations to charitable entities and to make other investments in the communities in which we operate.
LOANS FROM AFFILIATES
RHI/RM Line Of Credit. RHI and Rocket Mortgage are parties to an agreement for an uncommitted unsecured line of credit, dated June 9, 2017, as further amended and restated on September 16, 2021 (the “RHI/RM Line of Credit”), which provides for financing from RHI to Rocket Mortgage of up to $2 billion. The RHI/RM Line of Credit matures on July 27, 2025. Historically, Rocket Mortgage has periodically borrowed funds under the RHI/RM Line of Credit to repay other indebtedness that accrued interest at a higher rate. In its discretion, RHI may determine not to advance funds for any reason.
Borrowings under the RHI/RM Line of Credit bear interest at a rate per annum of the applicable base rate, plus a spread of 1.25%. The negative covenants of the RHI/RM Line of Credit restrict the ability of Rocket Mortgage to incur debt and create liens on certain assets. The RHI/RM Line of Credit also contains customary events of default. There were no outstanding principal amounts due to RHI as of December 31, 2023. There were no amounts outstanding under the RHI/RM Line of Credit, no interest accrued, and no repayments made during the year ended December 31, 2023.
RHI/ATIC Debenture. RHI and Amrock Title Insurance Company (“ATIC”) are parties to a surplus debenture, effective as of December 28, 2015, as further amended and restated on July 31, 2023 (the “RHI/ATIC Debenture”), pursuant to which ATIC is indebted to RHI for an aggregate principal amount of $21.5 million. The RHI/ATIC Debenture matures on December 31, 2030. Interest under the RHI/ATIC Debenture accrues at an annual rate of 8.0%. Principal and interest under the RHI/ATIC Debenture are due and payable quarterly, in each case subject to ATIC achieving a certain amount of surplus and payments of all interest before principal payments begin. Any unpaid amounts of principal and interest will be due and payable upon the maturity of the RHI/ATIC Debenture.
At December 31, 2023, the principal under the RHI/ATIC Debenture was $21.5 million. In the year ended December 31, 2023, the total amount of interest under the RHI/ATIC Debenture was $1.7 million. In the year ended December 31, 2023, ATIC repaid an aggregate of $1.5 million under the RHI/ATIC Debenture.
OTHER TRANSACTIONS
Affiliates of Dan Gilbert own or owned several hotels in the Detroit and Cleveland area, including the Shinola Hotel and The Ritz Carlton, Cleveland, the watch manufacturer Shinola Detroit, and event venue facilities in Detroit. From time to time, we buy products and services from these companies in the ordinary course of our business. The amounts involved in such transactions for the year ended December 31, 2023 were $2.2 million.
One immediate family member of our directors was a regular, full time team member of the Company during all or a portion of 2023. The Company paid annual compensation, including base salary, bonus, equity awards and company paid benefits, of $0.1 million for 2023.
Matthew Rizik has an agreement to provide consulting services to the Company and Holdings. For services in 2023, he received cash of $0.3 million and equity compensation having a grant date fair value of $0.5 million.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Class A common stock as of April 22, 2024 by:
•
Each person, or group of affiliated persons, who we know to beneficially own more than 5% of any class or series of our capital stock;

•
Each of our named executive officers;

•
Each of our directors and director nominees; and

•
All of our executive officers and directors as a group.

In August 2020, we entered into the Exchange Agreement with RHI and Dan Gilbert, pursuant to which each of RHI and Dan Gilbert (or certain transferees thereof) will have the right to exchange its or his Holdings Units (along with corresponding shares of our Class D common stock or Class C common stock), for, at our option (as the sole managing member of Holdings), (i) shares of our Class B common stock or Class A common stock, as applicable, on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The percentages of ownership and combined voting power set forth below are based on 139,457,443 shares of our Class A common stock and 1,848,879,483 Holdings Units and shares of our Class D common stock issued and outstanding as of April 22, 2024.
The amounts of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 22, 2024. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
As of April 22, 2024, only shares of Class A common stock and Class D common stock are outstanding. However, because each of RHI and Dan Gilbert has the right at any time to (a) exchange any Holdings Units (together with a corresponding number of shares of Class D common stock) for, at our option (as the sole managing member of Holdings), (i) shares of our Class B common stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and (b) convert shares of Class D common stock into a shares of Class C common stock on a one-for-one basis, our Class B common stock and Class C common stock is currently beneficially owned by each of RHI and Dan Gilbert. The number of shares of Class B common stock and Class C common stock and the percentage beneficially owned by each of RHI and Dan Gilbert are equal to the amounts reported for the Class D common stock in the following table, assuming that all Holdings Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock on a one-for-one basis or shares of Class D common stock have been converted into shares of Class C common stock on a one-for-one basis, as applicable.
Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed. Unless otherwise indicated, the address for each beneficial owner listed below is 1050 Woodward Avenue, Detroit, MI 48226.
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	Class A Common Stock Owned Directly or Indirectly(1)		Class D Common Stock Owned Directly or Indirectly(1)		Combined Voting Power(1)(3)	Class A Common Stock Beneficially Owned (On A Fully Exchanged And Converted Basis)(1)(2)
Name And Address Of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage	Number	Percentage
5% Equityholders
Rock Holdings Inc.(4)	—	—	1,847,777,661	99.9%	79.0%	1,847,777,661	93.0%
FMR LLC(5)	11,992,405	8.6%	—	—	1.7%	11,992,405	0.6%
The Vanguard Group(6)	11,702,838	8.4%	—	—	1.6%	11,702,838	0.6%
Boston Partners(7)	8,955,963	6.4%	—	—	1.3%	8,955,963	0.5%
JPMorgan Chase & Co.(8)	7,026,220	5.0%	—	—	1.0%	7,026,220	0.4%
Directors and Named Executive Officers
Dan Gilbert(4)(9)	—	—	1,848,879,483	100.0%	80.5%	1,848,879,483	93.0%
Jennifer Gilbert	—	—	—	—	—	—	—
Jonathan Mariner(10)	55,250	*	—	—	*	55,250	*
Alex Rampell	—	—	—	—	—	—	—
Matthew Rizik(11)	615,146	*	—	—	*	615,146	*
Suzanne Shank(12)	72,508	*	—	—	*	72,508	*
Nancy Tellem(13)	107,508	*	—	—	*	107,508	*
Varun Krishna	—	*	—	—	*	—	*
Bill Emerson(14)	313,427	*	—	—	*	313,427	*
Brian Brown(15)	359,942	*	—	—	*	359,942	*
Tina V. John	45,124	*	—	—	*	45,124	*
Jay Farner(16)	4,645,611	3.3%	—	—	*	4,645,611	*
Bob Walters(17)	456,300	*	—	—	*	456,300	*
All directors and executive officers as a group (11 persons)(18)	1,568,905	1.1%	1,848,879,483	100%	80.7%	1,850,448,388	93.1%

*
Less than one percent.

(1)
Except as described by the Voting Limitation, each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A common stock and Class B common stock. Without the Voting Limitation, RHI would have approximately 99% of the combined voting power of our common stock. Each share of our Class B common stock and Class D common stock, as applicable, will automatically convert into one share of Class A common stock or Class C common stock, as applicable, (a) immediately prior to any sale or other transfer of such share by a holder of such share, subject to certain limited exceptions, such as transfers to permitted transferees, or (b) if the RHI Parties own less than 10% of our issued and outstanding common stock.

(2)
The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership reported assume that (a) all Holdings Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock and (b) all shares of Class B common stock have been converted into shares of Class A common stock.

(3)
Percentage of voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock voting together as a single class.

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(4)
Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 10, 2022. RHI beneficially owns 1,847,777,661 Holdings Units and an equal number of shares of Class D common stock. The address for RHI is 1090 Woodward Avenue, Detroit, Michigan 48226.

(5)
Based on a Schedule 13G filed with the SEC on February 9, 2024. This report includes holdings of various subsidiaries of the holding company and states that FMR LLC, in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own the shares held of record by clients of FMR LLC. FMR LLC reported sole dispositive power for 11,992,405 shares of Class A common stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)
Based on a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 13, 2024. The Vanguard Group reported shared voting power for 42,625 shares of Class A common stock, sole dispositive power for 11,550,638 shares of Class A common stock and shared dispositive power for 152,200 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
Based on a Schedule 13G filed with the SEC on February 13, 2024. Boston Partners reported sole voting power for 8,393,157 shares of Class A common stock, shared voting power for 562,806 shares of Class A common stock and sole dispositive power for 8,955,963 shares of Class A common stock. The address for Boston Partners is One Beacon Street 30th FL, Boston, MA 02108.

(8)
Based on a Schedule 13G filed with the SEC on January 12, 2024. This report includes holdings of various subsidiaries of the holding company and states that JPMorgan Chase & Co., in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own the shares held of record by clients of JPMorgan Chase & Co. JPMorgan Chase & Co. reported sole voting power for 6,712,879 shares of Class A common stock, sole dispositive power for 7,025,379 shares of Class A common stock and shared dispositive power for 62 shares of Class A common stock. The address for JPMorgan Chase & Co. is 383 Madison Avenue, New York, New York 10179.

(9)
Dan Gilbert holds 1,101,822 Holdings Units and an equal number of shares of Class D common stock. Dan is the majority shareholder of RHI and has shared voting and dispositive control, and beneficial ownership, with respect to the Holdings Units and shares of Class D common stock held of record by RHI. See footnote 4 above.

(10)
Includes 23,193 shares of Class A common stock that Jonathan could acquire through RSUs scheduled to vest within 60 days of April 22, 2024.

(11)
Includes 30,801 shares of Class A common stock that Matthew could acquire through the exercise of stock options within 60 days of April 22, 2024.

(12)
Includes 23,193 shares of Class A common stock that Suzanne could acquire through RSUs scheduled to vest within 60 days of April 22, 2024.

(13)
Includes (a) 35,000 shares of Class A common stock held by Nancy’s spouse and (b) 23,193 shares of Class A common stock that Nancy could acquire through RSUs scheduled to vest within 60 days of April 22, 2024.

(14)
Includes 38,501 shares of Class A common stock that Bill could acquire through the exercise of stock options within 60 days of April 22, 2024.

(15)
Includes 92,402 shares of Class A common stock that Brian could acquire through the exercise of stock options within 60 days of April 22, 2024.

(16)
Includes 204,000 shares of Class A common stock held in trust for the benefit of Jay Farner’s children. Jay disclaims beneficial ownership of the shares of Class A common stock held in the trust, except to the extent of his pecuniary interest therein. Jay retired from the Company as of June 1, 2023, and the number of shares reported for Jay are as of December 31, 2023.

(17)
Bob retired from the Company as of September 5, 2023, and the number of shares reported for Bob are as of December 31, 2023.

(18)
Includes (a) 161,704 shares of Class A common stock that the directors and executive officers as a group could acquire through the exercise of stock options within 60 days of April 22, 2024 and (b) 69,579 shares of Class A common stock that the directors and executive officers as a group could acquire through RSUs scheduled to vest within 60 days of April 22, 2024.

Rocket Companies • 2024 Proxy Statement	98 of 120

AUDIT COMMITTEE REPORT
KEY RESPONSIBILITIES OF OVERSIGHT
On behalf of our Board, our Audit Committee provides independent oversight of:
•
The reliability and integrity of the Company’s accounting policies and financial statements;

•
The Company’s compliance with legal and regulatory requirements;

•
The qualifications, scope of work, performance and independence of Ernst & Young LLP, the Company’s independent registered public accounting firm;

•
The performance of the Company’s internal audit function and its system of internal controls;

•
Compliance with the Code of Conduct and Ethics and implementation and effectiveness of the Company’s compliance and ethics programs; and

•
The Company’s major financial risk exposures, and management’s risk assessment and risk management policies.

REQUIRED COMMUNICATIONS WITH AUDIT COMMITTEE
As part of its oversight of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, our Audit Committee reviewed and discussed with management and Ernst & Young, the Company’s audited consolidated financial statements and related footnotes for the year ended December 31, 2023 and Ernst & Young’s report on those financial statements. In addition, our Audit Committee reviewed and discussed the Company’s internal control assessment process, and management’s assessment of the Company’s internal control over financial reporting and Ernst & Young’s attestation thereof, each as of December 31, 2023.
Our Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition to the matters noted above, these required communications included Ernst & Young’s perspective on the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments made by management, and the disclosures in the audited consolidated financial statements, including the disclosures relating to critical audit matters addressed in Ernst & Young’s audit report. Our Audit Committee also received the written disclosures and a letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with our Audit Committee concerning independence. Our Audit Committee has discussed and confirmed with Ernst & Young its independence with respect to the Company, which included considering whether Ernst & Young’s provision of non-audit services was compatible with its independence.
Rocket Companies • 2024 Proxy Statement	99 of 120

AUDIT COMMITTEE RECOMMENDATION
Based upon these reviews and discussions, our Audit Committee recommended to our Board that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC. Our Audit Committee also appointed Ernst & Young to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
This report has been furnished by the members of our Audit Committee of our Board:
Audit Committee
Jonathan Mariner, Chair
Suzanne Shank
Nancy Tellem
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AUDIT COMMITTEE MATTERS
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has the sole authority to review in advance, and pre-approve (which may be pursuant to pre-approval policies and procedures) all audit and non-audit services to be provided by the Company’s independent auditors and to approve all related fees and other terms of engagement to ensure that the provision of these services do not impair the independence of the Company’s independent audit firm from the Company and its subsidiaries.
All of the services rendered by Ernst & Young to the Company and its subsidiaries during 2023 were pre-approved by our Audit Committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Our Audit Committee retained Ernst & Young to audit the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. Fees billed for services rendered by Ernst & Young for each of 2023 and 2022 are set forth below.
Type of Service	2023 ($ in thousands)	2022 ($ in thousands)
Audit Fees(1)	4,417	4,203
Audit-Related Fees(2)	1,170	1,172
Tax Fees(3)	180	180
All Other Fees	—	—
Total	5,767	5,555

(1)
Audit Fees for professional services associated with the annual audit of our consolidated financial statements and the financial statements of certain subsidiaries, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents and comfort letters in connection with registration statement filings with the SEC. Audit Fees also include the issuance of opinions on the effectiveness over the Company’s internal control over financial reporting.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. These services consisted of attestation and compliance reports, including internal control-related engagements and servicer compliance related engagements.

(3)
Tax Fees consist of fees billed for tax advisory and compliance services provided to certain subsidiaries of the Company.

Rocket Companies • 2024 Proxy Statement	101 of 120

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
Our Audit Committee has unanimously reappointed Ernst & Young as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2024 and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024. Although stockholder approval is not required for such appointment, our Audit Committee will take the outcome of the vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. At the 2023 annual meeting of stockholders, stockholders voted more than 99% in favor of the proposal to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2023.
Ernst & Young served as the Company’s independent registered public accounting firm during 2023 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the year ended December 31, 2023 and on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. Ernst & Young has served as the independent auditor of the Company or RHI and its subsidiaries since 1999.
SUPPORT FOR RECOMMENDATION
In determining that retaining Ernst & Young for 2024 was in the best interests of the Company and its stockholders, our Audit Committee reviewed:
•
Ernst & Young’s performance on the Company’s audit and non-audit work for the year ended December 31, 2023 and recent prior years, and management’s assessment of such performance;

•
Ernst & Young’s qualifications, independence, capabilities and expertise, evident through its audit planning and reports, industry knowledge, use of technology to improve efficiencies, resources and staffing, objectivity and professional skepticism;

•
External data on audit quality and performance, including results of recent PCAOB reports on Ernst & Young and peer firms and improvements made from period to period;

•
The terms of the audit engagement, including the reasonableness of audit and non-audit fees charged taking into account the breadth and complexity of services provided, as well as the efficiency achieved in performing such services;

•
The quality of Ernst & Young’s communications to and interactions with our Audit Committee at meetings and our Audit Committee Chair between meetings; and

•
The benefits of having a long-tenured auditor and the institutional knowledge gained from prior years of engagement.

In accordance with SEC rules, the maximum number of consecutive years of service for lead and concurring review audit partners for public companies is five years. Our lead audit partner has served in such role since 2020, and therefore has one year of service remaining in such capacity. Assuming the continuing engagement of Ernst & Young as our independent registered public accounting firm, our Audit Committee will pursue a process up to a year in advance in considering potential lead audit partner candidates and will obtain significant input from management and Ernst & Young, conduct interviews and take other appropriate actions before it approves the new lead engagement partner.
Rocket Companies • 2024 Proxy Statement	102 of 120

NON-BINDING VOTE
Our Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint Ernst & Young as our independent registered public accounting firm. However, our Audit Committee will take the outcome of the vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Our Audit Committee may retain another independent registered public accounting firm at any time if it concludes that such change would be in the best interest of the Company’s stockholders, even if the stockholders approve this proposal.
INQUIRIES OF ERNST & YOUNG AT ANNUAL MEETING
Ernst & Young will be present at the annual meeting and available to respond to appropriate questions and may make a statement if they so desire.
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PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our Board proposes that stockholders provide advisory (non-binding) approval of the compensation of our NEOs, as disclosed in this proxy statement in accordance with SEC rules, commonly known as a “say-on-pay” proposal. We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2021 annual meeting of stockholders, 95.2% of stockholders voted in favor of holding say-on-pay votes every three years. In light of this result and other factors, our Board determined that the Company would hold advisory say-on-pay votes every three years until the next required advisory vote on such frequency, which must be held no later than 2027. Our next say-on-pay vote following the vote in this year’s annual meeting must be held no later than 2027.
SUPPORT FOR RECOMMENDATION
We believe our compensation structure is designed to provide executives with significant equity stakes that enhance their alignment with stockholders, serve key retention needs, motivate our NEOs to achieve or exceed discretionary objectives that align with our business strategy, and reward them for their achievements when those objectives are met.
Stockholders are urged to read the “Compensation Discussion And Analysis” section of this proxy statement, which describes in more detail how the Company’s compensation policies, procedures and determinations for our NEOs achieve the Company’s compensation objectives, and the Summary Compensation Table For 2023, 2022 And 2021 and other compensation tables, notes and narrative, which provide additional information on the compensation of our NEOs.
At the 2021 annual meeting of stockholders, 99.5% of stockholder votes supported our advisory proposal on NEO compensation. Our 2023 NEO compensation program reflected a substantial continuation of our 2021 program design, although target and actual compensation was significantly impacted by management transitions in 2022 and 2023. See “Compensation Discussion And Analysis” and the “Named Executive Officer Compensation Tables” for additional details about our NEO compensation program, including information related to the NEO compensation determinations for 2023.
NON-BINDING VOTE
We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion And Analysis, the Summary Compensation Table For 2023, 2022 And 2021 and the other related tables and disclosure.
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The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. We value the opinions of our stockholders and to the extent that this proposal is not approved by a significant margin, our Compensation Committee will evaluate whether any actions are necessary to address the general concerns expressed by this vote.
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PROPOSAL NO. 4 – AMENDMENT TO ROCKET’S CERTIFICATE OF INCORPORATION TO PROVIDE OFFICER EXCULPATION AS PERMITTED UNDER DELAWARE LAW
Article VI of our Certificate of Incorporation currently provides for the elimination or limitation of monetary liability of directors for breach of fiduciary duty pursuant to and consistent with the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain officers for breach of fiduciary duty (in addition to directors), namely a person who (during the course of conduct alleged to be wrongful): (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the corporation’s public filings with the Securities and Exchange Commission because such person is or was one of the most highly compensated executive officers of the corporation; or (iii) has, by written agreement with the corporation, consented to be identified as an officer for purposes of accepting service of process. For both directors and officers, the liability exclusion or limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by stockholders, and does not permit exculpation for derivative claims made by stockholders by or on behalf of the Company.
At a regularly scheduled Board meeting on December 21, 2023, the Board, with only non-management members voting and our sole management director at the time recused, determined it was advisable and in the Company’s best interests and in the best interests of our stockholders to amend our Certificate of Incorporation to provide for the elimination or limitation of monetary liability of our officers for breach of fiduciary duty to the fullest extent permitted under the DGCL. In furtherance thereof, our Board adopted resolutions approving a certificate of amendment to our Certificate of Incorporation, in substantially the form attached hereto as Appendix A (the “Certificate of Amendment”). As set forth in the approval by our Board and as required by the Certificate of Incorporation, the Company is submitting the Certificate of Amendment for approval by our stockholders. The non-management members of our Board unanimously recommend a vote “FOR” approval of the Certificate of Amendment.
Upon approval by our stockholders and filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Article VI of our Certificate of Incorporation would be amended as follows, with the proposed additions underlined:
ARTICLE VI
LIMITATION OF LIABILITY.
To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.
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REASONS FOR THE PROPOSAL
Our Board believes that eliminating or limiting the personal monetary liability for our officers under the specified circumstances is reasonable and appropriate. In weighing the amendment, we considered the benefits and detriments of eliminating personal liability under the circumstances and for the specified officers as noted above, including that the amendment would (i) more closely align officer protections with that available to directors, (ii) enhance our ability to recruit and retain highly qualified persons to serve as officers of the Company, (iii) enable our officers to exercise good business judgment and act in the best interests of our stockholders without undue risk of exposure to litigation and liability, (iv) protect the Company and all its stockholders from nuisance litigation and increased costs, including in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation, and (v) clarify the application of exculpation provisions to individuals serving as both a director and an officer of the Company. The amendment is aimed at striking a balance between our stockholders’ interest in accountability and their interest in the benefits above. Given the narrow class and type of claims for which officers’ personal monetary liability would be exculpated, the Board believes the amendment would not negatively impact stockholder rights and is in the best interests of the Company and its stockholders.
Our stockholders should be aware that certain of our officers, including officers who serve as members of our Board, have interests in this Proposal 4 that may be different from, or in addition to, the interests of our stockholders more generally because those officers will receive the liability exculpation protections afforded by Proposal 4. Our Board was aware of these interests and considered them in reaching its decision to approve Proposal 4. Bill Emerson, the sole management director on our Board at the time of the December 21, 2023 meeting, recused himself from consideration of the amendment. The amendment reflected in Proposal 4 was unanimously approved by the non-management members of our Board of Directors, with our sole management officer recused from the action, and the non-management members of our Board unanimously recommend a vote “FOR” approval of the Certificate of Amendment.
EFFECT OF THE PROPOSAL IF APPROVED
The Certificate of Amendment would provide for the elimination of personal monetary liability for certain officers of the Company only in connection with direct claims brought by stockholders, subject to the limitations described above. If the Certificate of Amendment is approved by the stockholders at the annual meeting, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. In accordance with the DGCL, notwithstanding stockholder approval, our Board may abandon the Certificate of Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, although it has no current intent to do so.
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VOTE REQUIRED
In accordance with Section 242 of the DGCL and Article VII of our Certificate of Incorporation, the Certificate of Amendment must be approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company capital stock entitled to vote generally in the election of directors.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2024 ANNUAL MEETING
WHEN WILL THE 2024 ANNUAL MEETING BE HELD?
The annual meeting will be held virtually via a live webcast on Tuesday, June 18, 2024, at 1:00 p.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/RKT2024.
HOW DO I ATTEND THE 2024 ANNUAL MEETING?
You can attend the annual meeting online, vote your shares electronically and submit questions during the annual meeting by visiting www.virtualshareholdermeeting.com/RKT2024. You will not be able to attend the annual meeting in person. The live webcast of the annual meeting will begin promptly at 1:00 p.m., Eastern Daylight Time on Tuesday, June 18, 2024. All stockholders may attend and listen to the live webcast of the annual meeting.
You may electronically vote your shares and submit questions at the annual meeting by using the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials or proxy card (if you received a printed copy of the proxy materials). If you lose your 16-digit control number, you may join the annual meeting as a guest, but you will not be able to vote, ask questions or access the list of stockholders as of the record date. If your shares are held in street name and you did not receive a 16-digit control number, you may be able to gain access to and vote at the annual meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
We recommend that you log in at least 15 minutes before the annual meeting begins to ensure ample time to complete the check-in procedures. A replay of the annual meeting audio webcast will be available on our website for approximately one year following the annual meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the annual meeting log-in page.
You do not need to attend the annual meeting to vote. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed in this proxy statement.
HOW WILL THE VIRTUAL MEETING FORMAT IMPACT STOCKHOLDER VIEWING AND PARTICIPATION AT THE 2024 ANNUAL MEETING?
The virtual meeting format for the annual meeting will enable participation by our stockholders from anywhere in the world at little to no cost, which we believe enhances stockholder access to the annual meeting and communication with management and our Board. We have structured the virtual annual meeting to afford stockholders an opportunity to participate substantially as they would in an in-person meeting. We will answer any timely submitted and relevant questions on a matter to be voted on at the annual meeting before voting is closed on the matter, as time allows. Following adjournment of the formal business of the annual meeting, we will address appropriate questions from stockholders regarding the Company as time allows.
The Company requests that stockholders submit questions in advance of the annual meeting by sending questions to ir@rocketcompanies.com. During the annual meeting, questions relating to stockholder proposals or the Company may be submitted in the field provided on the virtual meeting website at or before the time the questions
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are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.
While we will try to answer as many appropriate questions as we can during the time allotted for questions during the annual meeting, we may not have the time to respond to all questions submitted. If we are unable to answer all questions, stockholders may submit questions after the annual meeting to ir@rocketcompanies.com.
Additional information regarding the rules and procedures for how the Company will run the annual meeting and stockholder participation in the annual meeting will be provided in our meeting rules of conduct, which stockholders can view during the meeting at the virtual meeting website. The rules of conduct are designed to allow us to conduct an orderly meeting in fairness to all stockholders.
WHY AM I RECEIVING THESE MATERIALS?
You have received this proxy statement and related materials because at the close of business on the record date, you owned shares of the Company’s common stock and our Board is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement summarizes information relevant to your vote.
WHAT IS A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?
Instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted under SEC rules to furnish our proxy materials by providing access to such documents over the internet. Therefore, stockholders generally will not receive printed copies of the proxy materials unless they request them. If you would like to request a copy of the materials for the annual meeting, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the annual meeting.
If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box provided in your Notice of Internet Availability of Proxy Materials to sendmaterial@proxyvote.com. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 4, 2024 to facilitate timely delivery of the proxy materials.
A Notice of Internet Availability of Proxy Materials provides instructions for accessing our proxy materials over the internet and was mailed directly to stockholders of record. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how stockholders of record may vote their shares over the internet. Stockholders of record who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.
The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it.
The brokerage firm, bank or other holder of record who is considered the stockholder of record will forward a notice that directs beneficial owners of our common stock to the website where they can access our proxy materials to each beneficial stockholder. Such brokerage firm, bank or other holder of record also will provide each beneficial owner with instructions on how to request a paper or e-mail copy of our proxy materials.
To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card or voting instruction card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
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WHO CAN VOTE AT THE 2024 ANNUAL MEETING?
All stockholders of record of our common stock on the record date and beneficial owners of our common stock on the record date holding a valid proxy for the annual meeting from their broker, bank or other nominee giving them the right to vote the shares, are entitled to attend and vote at the annual meeting.
Except as described further below, each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. All classes of our common stock with voting rights will vote together as a single class on all matters described in this proxy statement. As of April 22, 2024, there were 1,988,336,926 shares of common stock outstanding, consisting of 139,457,443 shares of Class A common stock and 1,848,879,483 shares of Class D common stock. As of April 22, 2024, all of our outstanding Class D common stock is held by RHI and Dan Gilbert. There are no outstanding shares of Class B common stock or Class C common stock.
The voting limitation in our Certificate of Incorporation (the “Voting Limitation”) provides that, at any time when the aggregate voting power of the RHI Securities would be equal to or greater than 79% of the total voting power of our outstanding stock, the number of votes per share of each RHI security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%.
As a result of the Voting Limitation, as of April 22, 2024, (a) each outstanding share of Class D common stock held by RHI is entitled to 0.306 votes per share, representing an aggregate of 79.0% of the combined voting power of our outstanding common stock, (b) each outstanding share of Class D common stock held by Dan Gilbert is entitled to 10 votes per share, representing an aggregate of 1.5% of the combined voting power of our outstanding common stock and (c) each outstanding share of Class A common stock is entitled to one vote per share, representing an aggregate of 19.5% of the combined voting power of our outstanding common stock. Because each holder of Class B common stock and Class D common stock is entitled to 10 votes per share, RHI will continue to have such control as long as it owns at least 10% of our issued and outstanding common stock. Without the Voting Limitation, RHI would have approximately 99% of the combined voting power of our common stock.
WHAT VOTES NEED TO BE PRESENT TO HOLD THE 2024 ANNUAL MEETING?
Holders of a majority of the voting power of all shares of common stock outstanding on the record date and entitled to vote at the meeting must be present at the annual meeting, by remote communication or represented by proxy, to constitute a quorum for the transaction of any business. Proxies marked with abstentions or instructions to withhold votes, as well as broker non-votes (defined below), will be counted as present in determining whether or not there is a quorum. In the absence of a quorum, the holders of a majority of the voting power of the shares of stock present at the meeting may adjourn or postpone such meeting to another time or place.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES OF COMMON STOCK AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If your shares of common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company N.A., you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials was sent directly to you.
If your shares of common stock are held with a broker, bank or other nominee, you are considered the beneficial owner with respect to those shares. Your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares has forwarded to you a notice directing you to the website where you can access our proxy materials. As the beneficial owner, you have the right to direct your broker, bank or other nominee
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on how to vote your shares. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank or nominee on how to vote your shares.
HOW DO I VOTE IF I AM A STOCKHOLDER OF RECORD?
If you are a stockholder of record, you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank or other nominee instead of as the registered holder  –  beneficial holders should follow the voting instructions provided by their respective nominees):
Over The Internet. Go To www.proxyvote.com. You should review the information that is printed in the box provided in your Notice of Internet Availability of Proxy Materials and visit www.proxyvote.com. You can use the internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 17, 2024. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and vote.
By Telephone. Call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 17, 2024. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.
By Mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. We must receive proxy cards submitted by mail no later than June 17, 2024 to be voted at the annual meeting.
During The Annual Meeting. Visit www.virtualshareholdermeeting.com/RKT2024. Stockholders of record may attend the annual meeting via the internet and vote electronically during the annual meeting. Have available the information that is printed in the box provided in your Notice of Internet Availability of Proxy Materials or your proxy card (if you requested a printed copy of the proxy materials) in hand when you access the website and follow the instructions to vote.
If, prior to the annual meeting, you vote over the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If, prior to the annual meeting, you vote over the internet or by telephone, do not return a proxy card or vote at the annual meeting unless you intend to revoke your previously submitted proxy.
HOW DO I VOTE IF I AM A BENEFICIAL OWNER?
As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive voting instructions for each account that you have with a broker, bank or other nominee. Please instruct your broker, bank or other nominee how to vote your shares using the voting instruction card you received from them. Please return your completed voting instruction card to your broker, bank or other nominee. If your broker, bank or other nominee permits you to provide voting instructions via the internet or by telephone, you may vote that way as well. As a beneficial owner, if you wish to change the directions that you have provided to your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.
If you do not direct your broker, bank or other nominee how to vote your shares, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each applicable matter. Under applicable law, if you
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are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain routine matters without your voting instructions. The proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm is considered a routine matter. For all other matters at the annual meeting, your broker, bank or other nominee will be unable to vote on your behalf if you do not instruct them how to vote your shares and, if you do not provide voting instructions, your shares will be considered broker non-votes. Therefore, it is very important for you to vote your shares for each proposal.
WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?
If you are a stockholder of record, you may change your voting instructions and revoke your proxy before it is exercised by doing any one of the following:
•
Timely written notice of revocation to our Executive Legal Counsel and Secretary and at 1050 Woodward Avenue, Detroit, MI 48226.

•
A timely later-dated vote by telephone or on the internet or timely delivery of a valid, later-dated proxy.

•
Participating in the annual meeting live via the internet and voting again.

Only the latest validly executed proxy that you submit will be counted. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote in person.
If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank or other nominee.
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WHAT MATTERS AM I VOTING ON, HOW MAY I VOTE ON EACH MATTER, AND HOW DOES OUR BOARD RECOMMEND THAT I VOTE ON EACH MATTER?
Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of common stock in accordance with the recommendations of our Board. The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how our Board recommends that you vote on each proposal.
Proposal		How may I vote?	How does our Board recommend that I vote?
1	Election Of Class I Directors
FOR the election of all Class I director nominees named herein
WITHHOLD authority to vote for all such Class I director nominees
FOR the election of all such Class I director nominees other than any nominees with respect to whom the authority to vote is specifically withheld by indicating in the space provided on the proxy
Our Board recommends that you vote FOR all Class I director nominees
2	Ratification Of Appointment Of The Independent Registered Public Accounting Firm
FOR or AGAINST the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2024
You may indicate that you wish to ABSTAIN from voting on the matter
Our Board recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2024
3	Advisory Vote On Named Executive Officer Compensation	FOR or AGAINST the advisory approval of the compensation of our named executive officers You may indicate that you wish to ABSTAIN from voting on the matter	Our Board recommends that you vote FOR the advisory approval of the compensation of our named executive officers
4	Amendment To Rocket’s Certificate Of Incorporation	FOR or AGAINST the Amendment to Rocket’s Certificate of Incorporation to provide officer exculpation as permitted under Delaware law You may indicate that you wish to ABSTAIN from voting on the matter	Our Board recommends that you vote FOR the Amendment to Rocket’s Certificate of Incorporation to provide officer exculpation as permitted under Delaware law
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WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
Proposal		Required Vote	Treatment And Effect Of Vote
			For	Withhold/ Against	Abstain	Broker Non-Votes
1	Election Of Class I Directors	Plurality of the votes cast	For the director nominee(s)	Against the director nominee(s)	—	Not a vote cast
2	Ratification Of Appointment Of The Independent Registered Public Accounting Firm	Majority of the voting power of shares of stock present or represented and entitled to vote	For the proposal	Against the proposal	Against the proposal	None (brokers have discretionary authority)
3	Advisory Vote On Named Executive Officer Compensation	Majority of the voting power of shares of stock present or represented and entitled to vote	For the proposal	Against the proposal	Against the proposal	Not entitled to vote
4	Amendment To Rocket’s Certificate Of Incorporation	The affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote generally in the election of directors	For the proposal	Against the proposal	Against the proposal	Not entitled to vote
Although the advisory vote in Proposals 2 and 3 are not binding, our Board, the Audit Committee and the Compensation Committee, as applicable, will take your vote into consideration in determining future activities.
If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the majority of the voting power of shares of stock present by remote communication or represented by proxy and entitled to vote on the matter. As of the date of this proxy statement, our Board knows of no matter that will be presented for action by the stockholders at the annual meeting other than those discussed in this proxy statement, and we have not received notice of any other matters that may properly be presented at the annual meeting. If any other matter requiring a vote of the stockholders properly comes before the annual meeting, the individuals acting under the proxies solicited by our Board will vote and act as our Board recommends or, if our Board gives no recommendation, according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please take action with respect to each notice, proxy card and voting instruction card that you receive.
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WHO WILL COUNT THE VOTES AND WHERE CAN I FIND THE VOTING RESULTS?
The Inspector of Elections appointed at the annual meeting will tabulate the voting results. We intend to disclose the final voting results in a current report on Form 8-K within four business days of the annual meeting. To the extent final voting results are not then available, we will report preliminary voting results in a current report on Form 8-K within four business days of the annual meeting and report the final voting results in a current report on Form 8-K as soon as they are available.
WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokers and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of voting stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other team members.
HAS THE COMPANY TAKEN STEPS TO ELIMINATE THE RECEIPT OF DUPLICATIVE PROXY MATERIALS?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as householding, that permit us to send: (i) a single annual report and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials to multiple stockholders of record who share an address, unless we have received contrary instructions from one or more of the stockholders. A stockholder of record at a shared address may call Broadridge, toll free, 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, to: (i) request additional copies of the annual report, proxy statement or Notice of Internet Availability of Proxy Materials; (ii) notify the Company that such stockholder of record wishes to receive a separate annual report to stockholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future; or (iii) notify the Company that such stockholder of record wishes to receive a single annual report to stockholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, copies of such additional proxy materials to a stockholder that previously elected to receive a single copy of materials with one or more other stockholders.
If you are a beneficial owner, you may revoke your consent to householding by notifying your broker, bank or other nominee.
WILL A LIST OF COMPANY STOCKHOLDERS BE AVAILABLE TO INSPECT?
A list of our stockholders as of the record date will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the annual meeting.
WHO SHOULD I CALL IF I HAVE ANY QUESTIONS?
If you have any questions about the annual meeting, please contact our Executive Legal Counsel and Secretary by telephone at (313) 373-7990. If you have any questions about your ownership of our common stock, please contact our transfer agent, Computershare Trust Company N.A., at PO Box 43006 Providence, RI 02940-3006, by telephone (800) 736-3001 or visit http://www.computershare.com/investor, or contact your broker, bank or other nominee.
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OTHER MATTERS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following sets forth the aggregate information regarding our equity compensation plans in effect as of December 31, 2023:
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders:
2020 Omnibus Incentive Plan
– Stock options	16,876,100	17.97	—
– RSUs(1)	21,023,306	—	—
2020 Omnibus Incentive Plan Total	37,899,406	—	98,032,697(2)
Team Member Stock Purchase Plan (TMSPP)	—	—	9,851,968
Total equity compensation plans approved by security holders	37,899,406	—	107,884,665
Equity compensation plans not approved by security holders	—	—	—
Total	37,899,406	17.97	107,884,665

(1)
No exercise price is provided for the RSUs or factored into the total weighted average exercise price because they are converted into common stock on a one-for-one basis at no additional cost.

(2)
Represents shares available for future issuance under the 2020 Omnibus Incentive Plan as of December 31, 2023. Pursuant to the terms of the 2020 Omnibus Incentive Plan approved by stockholders, on the first day of each fiscal year beginning in 2021 and ending in 2025, the 2020 Omnibus Incentive Plan provides for an annual automatic increase of the maximum number of shares available for issuance under such plan by the lesser of (i) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis taking into account the conversion of all shares of our Class D common stock and assuming that all shares available for issuance under the 2020 Omnibus Incentive Plan and the TMSPP are issued and outstanding and (ii) such number of shares determined by our Board. Pursuant to this provision, on January 1, 2023, 21,044,334 new shares became available for issuance under the 2020 Omnibus Incentive Plan.

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PRESENTATION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS AT 2025 ANNUAL MEETING
Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2025 annual meeting of stockholders (other than Rule 14a-8 stockholder proposals, discussed below) must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws. This notice must be received by the Company’s Secretary at the principal executive offices of the Company no earlier than February 18, 2025 and no later than March 20, 2025. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals.
The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act. The deadline for stockholders to submit proposals to be included in our proxy statement for our 2025 annual meeting of stockholders under Rule 14a-8 under the Exchange Act is January 1, 2025. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 annual meeting of stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to the Company’s Secretary at the principal executive offices of the Company on a timely basis. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable.
Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws, Rule 14a-8 or Rule 14a-19(b), as applicable, and other applicable requirements.
ACCESS TO REPORTS AND OTHER INFORMATION
We file or furnish our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our website is ir.rocketcompanies.com. Our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Conduct and Ethics and Board Committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Executive Legal Counsel and Secretary at 1050 Woodward Avenue, Detroit, MI 48226.
Our website or the websites of other third parties noted herein and the information contained on, or that can be accessed through, such websites will not be deemed to be incorporated by reference in, and are not considered part of, this proxy statement.
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FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future business strategy, financial performance, expected market growth, macroeconomic environment and compensation programs are forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks, including those described under the heading “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and subsequent reports that we file with the SEC.
Our forward-looking statements made herein are made only as of the date of this proxy statement. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this proxy statement and other reports filed with the SEC.
* * * * *
Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.
By Order of our Board of Directors,
TINA V. JOHN
Executive Legal Counsel and Secretary
Detroit, Michigan
April 26, 2024
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APPENDIX A
Proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF ROCKET COMPANIES, INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
Rocket Companies, Inc. a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the name of the corporation is Rocket Companies, Inc. (the “Corporation”) and that the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 26, 2020 (the “Original Certificate”).
SECOND: That the Corporation amended and restated the Original Certificate by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 5, 2020 (the “Certificate of Incorporation”).
THIRD: That pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation.
FOURTH: That pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the terms and provisions of this Certificate of Amendment, declaring the terms and provisions of this Certificate of Amendment to be advisable, and directing the terms and provisions of this Certificate of Amendment to be submitted to and considered by the stockholders of the Corporation for approval.
RESOLVED, that the Certificate of Incorporation is hereby amended by amending and restating Article VI thereof in its entirety as follows:
“Article VI. Limitation of Liability. To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.”
FIFTH: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL.
IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer of the Corporation on this day of      , 2024.
By:
Name:
Title:
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SCAN TOVIEW MATERIALS & VOTE ROCKET COMPANIES, INC.1050 WOODWARD AVENUEVOTE BY INTERNETDETROIT, MI 48226Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RKT2024You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on June 17, 2024. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V45379-P05065KEEP
THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY ROCKET COMPANIES, INC.The Board of Directors recommends you vote FOR ALL of the following:1.Election of Class I Directors Nominees: 01)Bill Emerson02)Jennifer Gilbert03)Jonathan Mariner ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! The Board of Directors recommends you vote FOR the following proposals:2.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. 3.Approval of an advisory vote on named executive officer compensation. For Against Abstain! ! !! ! ! The non-management members of the Board of Directors recommend you vote FOR the following proposal:4.Approval of the amendment to Rocket's Certificate of Incorporation to provide officer exculpation as permitted under Delaware law.! ! !NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V45380-P05065ROCKET COMPANIES, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERJUNE 18, 2024The stockholder(s) hereby appoint(s) Brian Brown and Tina V. John, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, and to vote in their judgment upon all other matters that may properly come before the Annual Meeting, all of the shares of Class A common stock and/or Class D common stock of Rocket Companies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. Eastern Daylight Time on Tuesday, June 18, 2024, virtually by live webcast at www.virtualshareholdermeeting.com/RKT2024, and any adjournment or postponement thereof. The undersigned revokes any proxy previously given to vote at the Annual Meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND THE NON-MANAGEMENT MEMBERS OF THE BOARD OF DIRECTORS, WHICH ARE SET FORTH ON THE REVERSE SIDE OF THIS BALLOT.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side